UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

☒	Filed by the Registrant
☐	Filed by a Party other than the Registrant

CHECK THE APPROPRIATE BOX:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12
CLARITEV CORPORATION

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (check all boxes that apply):
☒	No fee required.
☐	Fee computed on table in exhibit per Exchange Act Rules 14a-6(i)(1) and 0-11.
☐	Fee paid previously with preliminary materials.

2026

Notice of Annual Meeting of
Stockholders and Proxy Statement

ABOUT

Claritev
Claritev Corporation is a technology, data and insights company focused on improving transparency, affordability and quality across the healthcare system. Claritev brings objective, market-based insights to some of the healthcare system's most complex decisions - grounded in decades of claims experience. By applying data, analytics and experience, Claritev helps organizations across the healthcare ecosystem better understand costs, pricing and payment dynamics. This clarity enables more informed decision-making, reduces friction and improves how the healthcare system functions in service of greater affordability, alignment and long-term sustainability. Founded in 1980, Claritev brings over 45 years of claims and data experience and builds on world-class technology and artificial intelligence solutions, to deliver its portfolio of product and service offerings.

For more information, visit claritev.com.

Message from our Chief Executive Officer and Chair of the Board

Dear Stockholders,
We’re pleased to invite you to attend our Annual Meeting of stockholders (the “Annual Meeting”) at 9 a.m. ET, Wednesday, April 29, 2026. Holders of record of our Class A common stock as of March 6, 2026 are entitled to notice of, and to vote at, the Annual Meeting. To enable participation by a broader number of stockholders, we will conduct our Annual Meeting virtually at www.virtualshareholdermeeting.com/CTEV2026.
As I reflect on the past year, I am proud of the disciplined progress we have made at Claritev. When we began this journey, we committed to building Vision 2030 — not “Vision 20 Minutes.” That long-term mindset continues to guide our strategy and the oversight of our Board.

In 2025, we completed what we called the Year of the Turn. We returned to positive revenue growth, improved Adjusted EBITDA, and strengthened free cash flow compared to our initial outlook. Just as important, we expanded into new vertical markets and delivered over $67 million of new Annual Contract Value. We also launched a multi-year digital transformation effort and reinforced the operational rigor necessary to build a durable healthcare technology company.
Today, we are moving into the next phase: The Way Up. The Way Up represents disciplined growth. It means expanding our core business while investing intentionally in technology, product innovation, and other capabilities that enhance transparency and affordability across the healthcare ecosystem.

Our competitive advantages remain clear:
• a comprehensive provider network built over decades
• deep workflow expertise and trusted client relationships
• proprietary data and intellectual property
• high provider acceptance
• regulatory insight developed through years of navigating complex markets
Artificial intelligence is an important extension of those advantages. We are prioritizing AI where it drives measurable outcomes — revenue growth, cost reduction, and risk mitigation — embedded directly into real-world healthcare workflows. Grounded in data, domain expertise, and trust, our approach reflects both innovation and responsible governance.
These strengths, paired with scalable solutions and focused execution, allow us to deliver measurable value for clients navigating rising costs, regulatory complexity, and system fragmentation — advancing transparency, alignment, and technology-driven solutions that improve healthcare economics across the ecosystem.
On behalf of the Board of Directors and our leadership team, I thank our associates for their commitment, our clients for their trust, and our stockholders for your continued support.
Travis Dalton
Chairman of the Board, President and Chief Executive Officer

2026 Proxy Statement	1

Notice of Annual Meeting of Stockholders
Background

DATE AND TIME	LOCATION	WHO CAN VOTE
Wednesday, April 29, 2026 at 9:00 a.m. EDT	Online only at: www.virtualshareholdermeeting.com/CTEV2026	The record date for determining Stockholders entitled to receive notice of and to vote at the Annual Meeting is March 6, 2026*
*A list of these stockholders will be open for examination by any stockholder for any purpose germane to the 2026 Annual Meeting for a period of 10 days prior to the 2026 Annual Meeting at 7900 Tysons One Place, Suite 400, McLean, Virginia 22102. In addition, this list will be available electronically during the 2026 Annual Meeting at www.virtualshareholdermeeting.com/CTEV2026.
Voting Items

Board Recommendation
Proposal 1:	Election of the four Class III nominees named in this proxy statement to our Board of Directors	FOR each director nominee
Proposal 2:	Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2026	FOR
Proposal 3:	Advisory vote to approve the compensation of our named executive officers	FOR
Proposal 4:	Approval of the Amendment to the Claritev Corporation 2020 Omnibus Incentive Plan	FOR
Stockholders will also transact such other business as may properly come before the Annual Meeting or any adjournment thereof.
Advance Voting Methods

TELEPHONE	INTERNET	MAIL
1-800-690-6903	www.proxyvote.com	Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717
Kent Bartholomew
Corporate Secretary
This proxy statement and accompanying proxy card are first being made available on or about March 20, 2026.

Whether or not you expect to virtually attend the annual meeting, please submit your proxy as soon as possible. If you do virtually attend the annual meeting, you may revoke your proxy and vote in person. Most stockholders have three options for submitting their proxies prior to the annual meeting: (1) via the internet, (2) by phone, or (3) by signing and returning the enclosed proxy. If you have internet access, we encourage you to appoint your proxy on the internet. It is convenient, and it saves the company significant postage and processing costs.

2	Claritev

2026 Proxy Statement	3

4	Claritev

Proxy Voting Roadmap

PROPOSAL 1
ELECTION OF DIRECTORS	} Page 8

THE BOARD RECOMMENDS A VOTE FOR EACH OF THE CLASS III DIRECTOR NOMINEES

CLASS III DIRECTOR NOMINEES

			Committees
Name and Principal Profession	Age	Independent	Audit	Compensation	Nominating & Corporate Governance	Risk
Anthony Colaluca, Jr. President, Colaluca Business Advisors LLC	59		C
Michael S. Klein Founder and Managing Partner, M. Klein and Company, LLC	62
Allen R. Thorpe Former Partner, Hellman & Friedman LLC	55	Lead Director			C
Dale A. White Former Chief Executive Officer, Claritev Corporation	70

CONTINUING DIRECTORS
			Committees
Name and Principal Profession	Age	Independent	Audit	Compensation	Nominating & Corporate Governance	Risk
Travis S. Dalton President, Chief Executive Officer and Chair, Claritev Corporation	55
Richard A. Clarke Chief Executive Officer, Good Harbor Security Risk Management	75					C
C. Martin Harris Former Vice President of the Health Enterprise and Chief Business Officer, Dell Medical School at the University of Texas at Austin	69
Jason L. Kap Founder and Chief Executive Officer, Blue Rocket Incorporated	56
Julie D. Klapstein Former Chief Executive Officer, Availity, LLC	71			C
John M. Prince Former President and Chief Operating Officer, Optum	58

2026 Proxy Statement	5

Proxy Voting Roadmap

CORPORATE GOVERNANCE HIGHLIGHTS
•80% of the members of the Board are independent in accordance with Section 303A.02 of the New York Stock Exchange (“NYSE”) Listed Company Manual. The Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee are also 100% independent pursuant to applicable NYSE requirements.
•The Board includes a diversity of experience, background, gender, age and race to ensure that a broad range of views are considered.
•The Board has appointed a lead independent director, who is integrally involved in establishing and leading the Board agenda and interacting with management on a regular basis.

PROPOSAL 2
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	} Page 28

THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL

PROPOSAL 3
ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	} Page 33

THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL

The goal of our executive compensation program is to create long-term value for our investors while at the same time rewarding our executives for superior financial performance and encouraging them to remain with us for long, productive careers. The core elements of our 2025 executive compensation philosophy were that compensation be:
•Market competitive
•Performance-based
•Investor aligned
•Financially efficient
Our 2025 executive compensation program primarily consisted of the following elements: base salary, annual incentive compensation and long-term incentive compensation in the form of restricted stock units, which are discussed in more detail in the Executive Compensation section of this proxy statement. Each element is intended to reward and motivate executives in different ways consistent with Claritev’s overall guiding principles for compensation.
We are committed to sound executive compensation practices and strong corporate governance, and we continually seek to ensure our approach advances and safeguards stockholder interests. We believe that our executive compensation program is structured to promote a performance-based culture which links the interests of management and stockholders to support our business objectives. Our compensation elements seek to balance all aspects of an executive’s responsibilities: base salary for day-to-day responsibilities, cash incentive bonus for shorter-term returns linked to annual Company performance, and long-term incentive compensation for aligning the executives’ focus with stockholder value and the long-term, future performance of the Company.
As discussed further in the Compensation Discussion and Analysis of this Proxy Statement, 2025 was a year in which we achieved multiple strategic and transformative milestones and made tangible progress on our Vision 2030 transformation plan, positioning Claritev for positive growth in the future.

6	Claritev

Proxy Voting Roadmap
With that context, we believe that our compensation program for 2025 generally worked as intended, consistent with our performance-based philosophy. Specifically, in 2025, we returned to growth, with both revenue and adjusted EBITDA exceeding our expectations. Further, our total stockholder return for 2025 was 189%. Consequently, payouts under our annual cash incentive plan, which is based on short term financial results, were 110% of target for each of our named executive officers, with the Compensation Committee using negative discretion despite the named executive officers achieving approximately 132% of target with respect to revenue and adjusted EBITDA metrics (and 126% of target overall). The Company’s Executive Leadership Team (“ELT”) asked the Compensation Committee to use its negative discretion and decrease bonus payouts to 110% of the overall target for ELT members to allow for greater funding of the bonus pool to recognize other non-ELT employees.
Finally, although we suspended our use of performance stock units in 2025 in an effort to mitigate share burn and dilution, we have decided to reimplement performance stock units in 2026 for our executive officers, in line with our desire to continue to strengthen our pay-for-performance philosophy. Specifically, 2026 long-term incentive awards for our executive officers will consist of 25% performance stock units that are earned based on unlevered free cash flow performance.

PROPOSAL 4
APPROVAL OF THE AMENDMENT TO THE CLARITEV CORPORATION 2020 OMNIBUS INCENTIVE PLAN	} Page 61

THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL

We are asking our stockholders to approve an increase in the number of shares available for grant under the Claritev Corporation 2020 Omnibus Incentive Plan so that we can continue to offer equity incentive awards. Our continuing ability to offer equity incentive awards is critical to our ability to attract, motivate, and retain qualified personnel. This increase in the number of shares available is essential to meet our forecasted needs in respect of equity incentives.

2026 Proxy Statement	7

Corporate Governance and Board Matters

PROPOSAL 1
ELECTION OF DIRECTORS

THE BOARD RECOMMENDS A VOTE FOR EACH OF THE CLASS III DIRECTOR NOMINEES

Claritev Board of Directors
Board Classification
The size of our Board of Directors (the “Board”) is currently set at eleven (11) and the Board currently consists of ten (10) members, with one current vacancy that H&F is entitled to fill pursuant to the Investor Rights Agreement. All of our directors are continuing directors.

CLASS I DIRECTORS:	CLASS II DIRECTORS:	CLASS III DIRECTORS:
Travis S. Dalton (Chair)	Richard A. Clarke	Anthony Colaluca, Jr.
C. Martin Harris	Jason L. Kap	Michael S. Klein
John M. Prince	Julie D. Klapstein	Allen R. Thorpe (Lead Director)
Dale A. White
Our directors are divided into three classes serving staggered three-year terms. Class I, Class II, and Class III directors will serve until our annual meetings of stockholders in 2027, 2028, and 2029, respectively. At each annual meeting of stockholders, directors will be elected to succeed the class of directors whose terms are expiring. This classification of our Board could have the effect of increasing the length of time necessary to change the composition of a majority of the Board.
Selection of Nominees
The Board is responsible for selecting director nominees to stand for election by stockholders. The Board acts in accordance with the applicable provisions of the Investor Rights Agreement, dated as of July 12, 2020, by and among the Company, Churchill Sponsor III, LLC (“Sponsor”), Polaris Investment Holdings, L.P. (“Holdings”), Hellman & Friedman Capital Partners VIII, L.P. (“H&F”), The Public Investment Fund of the Kingdom of Saudi Arabia, and certain other parties (as amended from time to time, the “Investor Rights Agreement”), and applicable law, to nominate individuals to serve as members of the Board, to fill vacancies on the Board, to serve on Board committees, and to comply with such other matters as may be specified in the Investor Rights Agreement.
Stockholders may also nominate directors for election at the Company’s annual stockholders meeting by following the provisions set forth in the Company’s bylaws or those set forth in Rule 14a-19 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). See “Miscellaneous Matters—Submitting Proposals for 2027 Annual Meeting” in this proxy statement for more information.
Nomination Process
The Nominating and Corporate Governance Committee is responsible for reviewing the qualifications of potential director candidates and recommending for the Board’s selection those candidates to be nominated for election to the Board, subject to any obligations and procedures governing the nomination of directors to the Board that may be set forth in the Investor Rights Agreement to which the Company is party. The Nominating and Corporate

8	Claritev

Corporate Governance and Board Matters
Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. When the Committee seeks a new candidate for directorship, it seeks qualifications from the individual that will complement or supplement the skills, attributes and perspectives of the other members of the Board. The Nominating and Corporate Governance Committee takes into consideration whether particular individuals satisfy the independence criteria set forth in the NYSE Listed Company Manual, together with any special criteria applicable to service on various committees of the Board.
Shareholders may recommend potential director candidates to the Nominating and Corporate Governance Committee and any such candidates will be evaluated on a substantially similar basis as the Nominating and Corporate Governance Committee considers other nominees. See “—Communications with the Board of Directors” and “Miscellaneous Matters—Submitting Proposals for 2027 Annual Meeting” in this proxy statement for more information.
Director Qualifications
The Nominating and Corporate Governance Committee considers (a) minimum individual qualifications, including strength of character, mature judgment, industry knowledge or experience, and an ability to work collaboratively with the other members of the Board and (b) all other factors it considers appropriate, which may include age, diversity of background, existing commitments to other businesses, service on other boards of directors or similar governing bodies of public or private companies or committees thereof, potential conflicts of interest with other pursuits, legal considerations such as antitrust issues, corporate governance background, financial and accounting background, executive compensation background, and the size, composition and combined expertise of the existing Board. The Board monitors the mix of specific experience, qualifications, and skills of its directors in order to assure that the Board, as a whole, has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure.
Director Tenure and Board Refreshment
The Nominating and Corporate Governance Committee considers and makes recommendations to the Board concerning the appropriate size and needs of the Board. The Board determines the appropriate Board size, taking into consideration such recommendation of the Nominating and Corporate Governance Committee, and any parameters set forth in the Company’s certificate of incorporation and bylaws, as well as any contractual obligations of the Company.

1	Director Tenure Policies	Allow the Board to ease future transitions
Term Limits: The Board recognizes that it is important for the Board to balance the benefits of continuity with the benefits of fresh viewpoints and experience. Therefore, the Board will not nominate for re-election any non-executive director if the director has completed 15 years of service as a member of the Board on or prior to the date of the election as to which the nomination relates.
Retirement Age: Directors are required to retire from the Board when they reach the age of 75, unless waived by the Board. A director elected to the Board prior to his or her 75th birthday may continue to serve until the annual stockholders meeting coincident with or next following his or her 75th birthday. On the recommendation of the Nominating and Corporate Governance Committee, the Board may waive this requirement as to any director if it deems such waiver to be in the best interests of the Company. In 2026, for Mr. Clarke, the Board waived its requirement that directors must retire from the Board when they reach the age of 75 in light of his extensive knowledge of cybersecurity, artificial intelligence, and security risk management, all of which are key risks to the Company's operations.

2	Evaluation of Board Performance	Assess whether our Board, our directors, and our committees are functioning effectively

3	Director Elections	Elect new directors and fill director vacancies

2026 Proxy Statement	9

Corporate Governance and Board Matters
Director Independence
A majority of the Board shall be comprised of directors meeting the independence requirements of the NYSE. The Company defines an “independent” director in accordance with Section 303A.02 of the NYSE’s Listed Company Manual. The NYSE independence definition includes a series of objective tests, including that the director is not an employee of the Company and has not engaged in various types of business dealings with the Company. Because it is not possible to anticipate or explicitly provide for all potential conflicts of interest that may affect independence, the Board is also responsible for determining affirmatively, as to each independent director, that no material relationships exist which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the Board will broadly consider all relevant facts and circumstances, including information provided by the directors and the Company with regard to each director’s business and personal activities as they may relate to the Company and the Company’s management. As the concern is independence from management, the Board does not view ownership of even a significant amount of stock, by itself, as a bar to an independence finding. No director may serve on the Audit Committee or the Compensation Committee of the Board unless such director meets all of the applicable criteria established for service in each such committee by NYSE rules and any other applicable rules or laws.
The Board makes an affirmative determination at least annually as to the independence of each director. The Board has determined that each of Messrs. Clarke, Colaluca, Harris, Kap, Klein, Prince, and Thorpe and Ms. Klapstein are independent directors under applicable Securities and Exchange Commission (“SEC”) and NYSE rules.
Class III Director Nominees
Our Board has nominated four Class III directors for election at the Annual Meeting to hold office until our annual meeting of stockholders in 2029 and until his successor has been duly elected and qualified or until his earlier resignation, retirement, death, disqualification or removal. All Class III director nominees (Messrs. Colaluca, Klein, Thorpe, and White) are currently directors. These nominees bring a wide set of individual talents to their oversight responsibilities, including a full array of business and leadership skills. Their diversity of experience and expertise facilitates robust and thoughtful decision-making as a Board.
Each nominee has agreed to be named in this proxy statement and to serve if elected. We have no reason to believe that any of the nominees will be unable to serve. However, if, before the election, one or more of the nominees should become unable to serve or for good cause will not serve, proxies will be voted for the remaining nominees and for any substitute nominees to be selected by the Nominating and Corporate Governance Committee and approved by the Board. Following the Annual Meeting, the Board size will remain at eleven directors, which includes one vacancy that H&F is entitled to fill pursuant to the Investor Rights Agreement. Stockholders cannot vote or submit proxies for a greater number of persons than the four Class III director nominees named in this Proposal 1.

10	Claritev

Corporate Governance and Board Matters

Anthony Colaluca, Jr. INDEPENDENT President, Colaluca Business Advisors LLC	Age: 59 Committees: Audit (Chair) and Compensation

BIOGRAPHY
Anthony Colaluca, Jr. has served as a member of our Board since October 2020. He is the President of Colaluca Business Advisors LLC, where he serves as an independent consultant providing business and financial advisory services primarily to private equity firms, since January 2011. He previously served as the President of AfterNext HealthTech Acquisition Corp., a publicly-traded special purpose acquisition company, from July 2021 until August 2023. From March 2015 to February 2016, he served as Chief Financial Officer and Executive Vice President of MedAssets, Inc., a healthcare performance improvement company. From 2005 through 2010, he served as Chief Financial Officer and Executive Vice President of Intergraph Corporation, a global provider of engineering and geospatial software. Prior to joining Intergraph Corporation, he served as Chief Financial Officer for Harland Financial Solutions, Inc., a software division of John H. Harland Company. Previously, Mr. Colaluca also served as Chief Financial Officer for Novient, Inc./Solution 6 North America, and Chief Financial Officer for Computer Management Sciences Inc. Earlier in his career, he was a senior manager with KPMG LLP and a certified public accountant in the State of New York. Mr. Colaluca currently serves on the board of directors of Nextech Systems, a private healthcare software company. He previously served as a director of AfterNext HealthTech Acquisition Corp. (a public company) from July 2021 until August 2023 and as a director of Tekelec (a public company) and member of its audit and compensation committees from February 2011 until the company was taken private in January 2012.
SKILLS AND QUALIFICATIONS
Mr. Colaluca is qualified to serve as a director due to his extensive financial and operational experience in both public and privately owned multi-national technology businesses.

2026 Proxy Statement	11

Corporate Governance and Board Matters

Michael S. Klein INDEPENDENT Founder and Senior Member, M. Klein & Company, LLC	Age: 62 Committees: None

BIOGRAPHY
Michael S. Klein has served as a member of our Board since February 2020, and previously served as Chief Executive Officer and President of Churchill Capital Corp III, the blank check company with which Claritev merged as part of going public, from February 2020 to October 2020. Mr. Klein is the founder and managing partner of M. Klein & Company, LLC (“M. Klein & Co.”), which he founded in 2012. M. Klein & Co. is a global strategic advisory firm that provides its clients a variety of advice tailored to their objectives. Mr. Klein also serves on the board of directors of Skillsoft, an entity which merged with Churchill Capital Corp II in June 2021 and is now publicly-traded, and Oklo, Inc. (“Oklo”), an entity which merged with AltC Acquisition Corp. in May 2024 and is now publicly-traded. Prior to its merger, Mr. Klein previously served as the CEO and Chairman of the board of directors of Churchill Capital Corp II. Mr. Klein served as chairman of the Board of Directors of AltC Acquisition Corp. from July 2021 until the closing of its business combination with Oklo, and on the Board of Directors of Credit Suisse Group AG and Credit Suisse AG from 2018 until October 2022. Mr. Klein is currently a director of several private companies, including Magic Leap, TGB Europe NV, Evolution Media Capital, M. Klein Associates, and Garden State affiliates. He also holds positions as a board member and/or adviser for multiple charitable organizations. Mr. Klein was the Co-Founder and Chairman of Churchill Capital Corp, a blank check company formed in 2018. Churchill Capital Corp merged with Clarivate Analytics in May 2019, and Mr. Klein served on the board of directors of Clarivate Analytics through October 2021. Mr. Klein was the Co-Founder and Chairman of Churchill Capital Corp IV, a publicly-traded blank check company formed in July 2020, which merged with Lucid Motors in July 2021. Mr. Klein was Chairman of Churchill Capital Corp V until October 2023, Churchill Capital Corp VI until December 2023, and Churchill Capital Corp VII until April 2024. Mr. Klein currently serves as the CEO and Chairman of the Board for each of Churchill Capital Corp IX, Churchill Capital Corp X, and Churchill Capital Corp XI. Mr. Klein is a strategic advisor to global companies, boards of directors, senior executives, governments and institutional investors. Mr. Klein’s background in strategic advisory work was built during his 30-year career, including more than two decades at Citigroup Inc., a publicly-traded, global financial services company, and its predecessors, during which he initiated and executed strategic advisory transactions. He began his career as an investment banker in the M&A Advisory Group at Salomon Smith Barney and subsequently became Chairman and Co-Chief Executive Officer of Citi Markets and Banking, with responsibilities for global corporate and investment banking and Global Transaction Services across Citi.
SKILLS AND QUALIFICATIONS
Mr. Klein is qualified to serve as a director due to his significant investment banking and advisory experience, including for companies in information services.

12	Claritev

Corporate Governance and Board Matters

Allen R. Thorpe LEAD INDEPENDENT DIRECTOR Former Partner, Hellman & Friedman LLC	Age: 55 Committees: Nominating and Corporate Governance (Chair)

BIOGRAPHY
Allen R. Thorpe has served as a member of our Board since October 2020, and served as a director of Polaris Parent Corp., the former parent company of Claritev before Claritev became a public company (“Claritev Parent”), from June 2016 through October 2020. Mr. Thorpe served as a Partner and Associate of Hellman & Friedman LLC, a private equity firm, from July 1999 to December 2025. Prior to H&F, Mr. Thorpe was a vice president with Pacific Equity Partners, a private equity firm in Australia, and a manager at Bain & Company, Inc., a management consulting firm. In healthcare, Mr. Thorpe previously served on the boards of directors of Medline Inc. (a public company), PPD, Inc. (a public company before it was acquired by Thermo Fisher in 2021), athenahealth (a private company), Change Healthcare Inc. (a public company before it was acquired by UnitedHealth Group in 2022), Enlyte Inc. (formerly Mitchell International) and Sheridan Healthcare, Inc. In addition, Mr. Thorpe also previously served as a director of Caliber Collision (a private company), Edelman Financial Engines LLC (a private company), Artisan Partners Asset Management Inc. (a public company), LPL Financial Holdings Inc. (a public company), and as a member of the advisory board of Grosvenor Capital Management Holdings, LLP (a private company), among others.
SKILLS AND QUALIFICATIONS
Mr. Thorpe is qualified to serve as a director due to his extensive knowledge of the healthcare industry as well as financial and corporate governance experience gained through years of serving as a director of multiple Hellman & Friedman LLC portfolio companies.

Dale A. White Former Chief Executive Officer, Claritev Corporation	Age: 70 Committees: None

BIOGRAPHY
Dale A. White has served as a member of our Board since February 2022. He previously served as a Strategic Advisor to the Company from January 2025 through December 2025, as Executive Chair from March 2024 through December 2024, and as President and Chief Executive Officer from February 2022 to March 2024. Earlier, Mr. White served as our President and Chief Operating Officer from August 2021 through February 2022, as our President of Payor Markets from October 2020 through August 2021, and in other senior roles at Claritev and its predecessors since 2004. Before joining Claritev in 2004, Mr. White had previously co-started two healthcare companies and held senior leadership positions at several healthcare organizations, including BCE Emergis, where he served as SVP of Sales and Marketing. Mr. White currently serves on the board of Abacus Insights, Inc., in which the Company previously held a minority interest. He also serves on the boards of ConvenientMD, a company specializing in primary care and urgent care medical services, and PicassoMD, a business dedicated to improving provider workflows and patient outcomes while reducing unnecessary care.
SKILLS AND QUALIFICATIONS
Mr. White is qualified to serve as a director due to his extensive knowledge of the healthcare industry, as well as his prior experience in various senior executive roles at Claritev including as our former Executive Chairman and Chief Executive Officer.

2026 Proxy Statement	13

Corporate Governance and Board Matters
Continuing Directors
Class I Directors

Travis S. Dalton President, Chief Executive Officer and Chair, Claritev Corporation	Age: 55 Committees: None

BIOGRAPHY
Travis S. Dalton has served as our President and Chief Executive Officer since March 2024, where he leads the company’s strategy to bring greater affordability, transparency, and quality to healthcare costs across the healthcare ecosystem. Mr. Dalton served as a member of our Board from March 2024 through December 2024, when he was appointed Chair. Prior to Claritev, Mr. Dalton served as General Manager and Executive Vice President of Oracle Health, which is part of Oracle Corporation (a public company) from June 2022 through December 2023. Prior to this role, Mr. Dalton served in various roles at Cerner Corporation from 2001 until the acquisition of Cerner by Oracle in June 2022, most recently as Chief Client and Services Officer of Cerner from January 2021 until June 2022 and General Manager of Cerner Government Services from May 2015 until January 2021. Cerner was publicly traded until its acquisition by Oracle. Prior to Cerner, Mr. Dalton was a consultant at Accenture. Mr. Dalton serves on the board of the Elizabeth Dole Foundation, a non-profit organization that supports and honors the spouses, parents, family members and friends who care for America's wounded, ill or injured veterans.
SKILLS AND QUALIFICATIONS
Mr. Dalton is qualified to serve as a director due to his extensive experience in, and knowledge of, the healthcare industry, especially with respect to innovation, technology and data, as well as his role as our current Chief Executive Officer.

C. Martin Harris INDEPENDENT Former Vice President of the Health Enterprise and Chief Business Officer, Dell Medical School at The University of Texas at Austin	Age: 69 Committees: Nominating and Corporate Governance and Risk

BIOGRAPHY
C. Martin Harris, MD, MBA has served as a member of our Board since January 2021. Dr. Harris most recently served as Vice President of the Health Enterprise and Chief Business Officer at the Dell Medical School at The University of Texas at Austin from December 2016 to February 2026. Previously, he was CIO and Chairman of the Information Technology Division, as well as a Staff Physician, at The Cleveland Clinic Foundation Department of General Internal Medicine. He also served as a Staff Physician for the Cleveland Clinic Hospital. Dr. Harris currently serves on the board of directors of two other public companies, Thermo Fisher Scientific and Colgate-Palmolive Company. He also served on the board of directors of HealthStream, Inc., a public company, from September 2010 through February 2021, Invacare Corporation, a public company, from 2003 through May 2022, and Agiliti, Inc., previously a public company.
SKILLS AND QUALIFICATIONS
Dr. Harris is qualified to serve as a director due to his extensive experience in the healthcare industry as a leader of healthcare organizations and his expertise in the use of information technology in the healthcare industry, as well as his board-level experience from his many years served on public company boards in the healthcare industry.

14	Claritev

Corporate Governance and Board Matters

John M. Prince INDEPENDENT Former President and Chief Operating Officer, Optum	Age: 58 Committees: Audit

BIOGRAPHY
John M. Prince has served as a member of our Board since June 2023. Mr. Prince has served as an Operating Partner at Advent International Corporation and as a Senior Advisor to TPG Global LLC since June 2023. Mr. Prince was President and Chief Operating Officer of Optum, UnitedHealth Group’s (a public company) health services platform, from April 2021 until June 2023. From April 2017 until April 2021, he served as Chief Executive Officer of Optum Rx, Optum’s pharmacy care services business. From 2005 to 2017, Mr. Prince held numerous other executive leadership roles at UnitedHealth Group. Prior to joining UnitedHealth Group, he served as Senior Vice President and Head of Health Care Business Development and Strategy for JPMorgan Chase (a public company) from 2002 and 2005. Between 1991 and 2002, Mr. Prince worked in Arthur Andersen’s healthcare strategy and operations consulting practice, most recently as a partner.
Mr. Prince is a member of Northwestern University’s Healthcare at Kellogg Advisory Council and the sole member of Cedarwood Capital Partners LLC. He previously served on the boards of Truepill, a digital health start-up, the Executives’ Club of Chicago, a senior executive membership and networking organization, the Minneapolis Institute of Art, and the Pharmaceutical Care Management Association, a national association representing America’s pharmacy benefit companies, where he served as chair.
SKILLS AND QUALIFICATIONS
Mr. Prince is qualified to serve as a director due to his extensive knowledge of the healthcare industry and his substantial leadership experience at UnitedHealth Group (a large, national health care and well-being company), including his leadership of Optum, a subsidiary of UnitedHealth Group focused on delivering healthcare solutions aided by technology and data.

2026 Proxy Statement	15

Corporate Governance and Board Matters
Class II Directors

Richard A. Clarke INDEPENDENT Chief Executive Officer, Good Harbor Security Risk Management	Age: 75 Committees: Nominating and Corporate Governance and Risk (Chair)

BIOGRAPHY
Richard A. Clarke has served as a member of our Board since October 2020, and served as a director of Claritev Parent from October 2016 through October 2020. Since 2012, Mr. Clarke has served as Chief Executive Officer of Good Harbor Security Risk Management, a private consultancy specializing in cybersecurity for enterprises and mid-cap companies in aviation, insurance, finance, health, technology, and media. He is an advisor at Paladin Capital group, a venture capital firm, and a member of the Board of Directors of Visible Assets, a private physical security device manufacturer.
Mr. Clarke served for thirty years in the United States Government, serving three consecutive Presidents. In the White House, he served as America’s first “Counter-Terrorism Czar” and its first “Cyber Czar.” Prior to his White House years, he served as a diplomat. He was confirmed as Assistant Secretary of State, and held other positions in the State Department (Deputy Assistant Secretary of State for Intelligence) and the Pentagon for twenty years. Since leaving government in 2003, Mr. Clarke has served as an on-air consultant for ABC News and taught at Harvard’s Kennedy School of Government.
He is the author of numerous books, including WARNINGS, on risk management, THE FIFTH DOMAIN and CYBER WAR on cyber security, and AGAINST ALL ENEMIES on terrorism and national security.
Mr. Clarke was co-chair of Virginia Governor McAuliffe’s Cybersecurity Commission, chair of Board of Governors, Middle East Institute of Washington, D.C. and a member of the New York Cybersecurity Advisory Board. Mr. Clarke was formerly a member of President Obama’s Review Group on Intelligence and Technology. He has served as a director of several private companies, including Veracode, Inc., Carbon Black, Inc. (f/k/a Bit9, Inc.), Sectigo Inc., BlueCat Networks, Inc. and Nok Nok Labs, Inc. He has also served on private company corporate advisory boards, including RedSeal, Inc., Awake Security, Inc., Red Five Security, LLC and HawkEye 360, Inc.
SKILLS AND QUALIFICATIONS
Mr. Clarke is qualified to serve as a director due to his extensive knowledge and experience of cybersecurity, security risk management and artificial intelligence.

Jason Kap INDEPENDENT Founder and Chief Executive Officer, Blue Rocket Incorporated	Age: 56 Committees: Compensation and Risk

BIOGRAPHY
Jason Kap has served as a member of our Board since April 2025. Mr. Kap is the founder and Chief Executive Officer of Blue Rocket Incorporated, a pricing and product transformation company. Prior to this role, Mr. Kap served as the Chief Executive Officer of Zipwire, Inc., a private company, from 2013 to 2017. Previously, Mr. Kap held several roles of increasing responsibility at Microsoft Corporation, a public company, most recently serving as General Manager and Senior Director, Worldwide Licensing and Pricing from 2004 to 2012. Mr. Kap also served as a visiting scholar at the Massachusetts Institute of Technology from 2013 to 2020. Mr. Kap has served on the board of directors of HitchPin, Inc., a private company, since 2019 and previously served on the boards of several private companies.
SKILLS AND QUALIFICATIONS
Mr. Kap is qualified to serve as a director due to his extensive knowledge of and experience in the technology industry, especially with respect to pricing, transformation, and innovation strategy.

16	Claritev

Corporate Governance and Board Matters

Julie D. Klapstein INDEPENDENT Former Chief Executive Officer, Availity, LLC	Age: 71 Committees: Audit and Compensation (Chair)

BIOGRAPHY
Julie D. Klapstein has served as a member of our Board since November 2020. Ms. Klapstein was the founding Chief Executive Officer of Availity, LLC (a private company), a health information network optimizing the automated delivery of critical business and clinical information among healthcare stakeholders. She served as Availity's Chief Executive Officer and as a board member from 2001 to 2012. She also served as the interim Chief Executive Officer of Revecore, a private company, from February 2017 to June 2017. Ms. Klapstein has more than 35 years of experience in the healthcare information technology industry including executive roles at healthcare companies including Phycom, Sunquest Information Systems, SMS’ Turnkey Systems Division, and GTE Health Systems. Her early career with AT&T Information Systems also focused on the healthcare industry. Ms. Klapstein has served as a director of Omada Health, a publicly-traded company, since August 2024. Ms. Klapstein has served as a director of Amedisys, a public company, since 2016 and has served as its lead director since 2022. She also serves on the boards of several private companies including Aptarro, Unislink, and HCIM and is on the advisory boards of several private equity firms. In December 2023, Ms. Klapstein became a Partner Advisor to a16z. Ms. Klapstein served on the board of NextGen Healthcare from 2017 until November 2023, when it was acquired by Thoma Bravo and ceased being publicly-traded, Oak Street Health from 2020 until May 2023, when it was acquired by CVS and ceased being publicly-traded, and previously served on the boards of Annies, Inc. and Standard Register Co. She has also previously served on multiple private boards including eSolutions, a revenue cycle management company.
SKILLS AND QUALIFICATIONS
Ms. Klapstein is qualified to serve as a director due to her extensive experience in the healthcare and healthcare technology industries, having served in executive capacities for multiple healthcare technology companies, as well as her public company board experience.

2026 Proxy Statement	17

Corporate Governance and Board Matters
Director and Director Nominee Skills and Experience Matrix
Our directors and director nominees bring a well-rounded variety of experiences, qualifications, attributes and skills. The skills and experience matrix below summarizes some of the key attributes that our Board has identified as particularly valuable to the effective oversight of our Company and the execution of our corporate strategy. This skills and experience matrix is not intended to be an exhaustive list of each of our directors’ and director nominees’ skills or contributions to the Board.

Director	Executive Leadership	Public Company Board Experience	Healthcare Industry	Tech. Industry	Legal/Securities Regulatory Experience	Accounting/ Finance Experience	Cyber-Security	Risk Mgmt.	Regulatory/ Public Policy Experience	Capital Markets	Corporate Responsibility
Travis S. Dalton
Richard A. Clarke
Anthony Colaluca, Jr.
C. Martin Harris, M.D.
Jason L. Kap
Julie D. Klapstein
Michael S. Klein
John M. Prince
Allen R. Thorpe
Dale A. White
Board’s Role and Responsibilities
The Board directs and oversees the management of the business and affairs of the Company in a manner consistent with the best interests of the Company and its stockholders and in accordance with state and other applicable laws and regulations. In this oversight role, the Board serves as the ultimate decision-making body of the Company, except for those matters reserved to or shared with the stockholders. The Board selects and oversees the members of senior management, who are charged by the Board with conducting the business of the Company.
To assist the Board in fulfilling its responsibilities, the Board has adopted Corporate Governance Guidelines which describe the principles and practices that the Board will follow in carrying out its responsibilities. The Corporate Governance Guidelines are reviewed by the Nominating and Corporate Governance Committee from time to time to ensure that they effectively promote the best interests of both the Company and the Company’s stockholders and that they comply with all applicable laws, regulations, and stock exchange requirements. Our Corporate Governance Guidelines can be found on our investors website at https://investors.claritev.com under “Governance – Governance Documents.” The information contained on, or available through, our investors website is not a part of, or incorporated by reference into, this proxy statement.
Oversight of Strategy
The Board is actively engaged in the oversight of the Company’s strategic planning. The Board receives detailed presentations throughout the year on critical aspects of the implementation of these initiatives so that it can continually monitor progress on initiatives and adjust the strategy as conditions dictate. To further facilitate its oversight, the Board expects that there will be frequent opportunities for directors to meet with the Chief Executive Officer and other members of management in Board and committee meetings and in other formal or informal settings. In addition, the Board is focused on and committed to oversight of management and business performance; talent management and executive compensation; risk management, including technology, artificial intelligence, privacy and cybersecurity; compliance with applicable rules and regulations; and corporate responsibility matters.

18	Claritev

Corporate Governance and Board Matters
Role of the Board in Risk Oversight
Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including the risks described in our Annual Report on Form 10-K under the heading “Risk Factors.” Management is responsible for the day-to-day management of risks we face, while our Board, as a whole and through its committees, in particular the Risk Committee, has responsibility for the oversight of risk management of the Company. In its risk oversight role, our Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.
Cybersecurity and artificial intelligence risks have been identified as key risk areas for us, given their importance to our business. Our enterprise risk management program includes cybersecurity and artificial intelligence risk identification, assessment, management, mitigation, and monitoring. Further, our Risk Committee's allocates significant time and resources on the oversight of our cybersecurity and artificial intelligence programs. Cybersecurity and artificial intelligence matters are reported to the Risk Committee at least on a quarterly basis.
The role of the Board in overseeing the management of our risks is conducted primarily through committees of the Board, as disclosed in the descriptions of each of the committees below and in the charters of each of the committees. The full Board (or the appropriate Board committee in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact on us, and the steps we take to manage them. When a Board committee is responsible for evaluating and overseeing the management of a particular risk or risks, the chairperson of the relevant committee reports on the discussion to the full Board during the committee reports portion of the next Board meeting. This enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.
Management Development and Succession Planning
At least annually, the Board and/or the Compensation Committee reviews a succession plan for our executive officers, developed by management. The succession plan includes, among other things, an assessment of the experience, performance, and skills for possible successors to the CEO.
Corporate Responsibility
At Claritev, our business has always focused on the healthcare challenges of the people and communities around us. We are a healthcare technology, data, and insights company focused improving transparency, affordability, and quality across the healthcare ecosystem. Through our tech enabled solutions and services, we help organizations across the healthcare ecosystem better understand costs, pricing, and payment dynamics. This clarity enables more informed decision-making, reduces friction and improves how the healthcare system functions in service of greater affordability, alignment, and long-term sustainability. In our pursuit, we remain committed to achieving and sustaining business excellence by making the right decisions with integrity, corporate responsibility, and ethics to protect and enhance the interests of all our stakeholders.
Our Sustainability Working Group (“SWG”) meets at least annually to assesses and refine our corporate responsibility strategy, including reviewing Claritev's priority issues. Lead by our Associate Vice President of Government Affairs and Vice President and Corporate Secretary, this cross functional group includes key members from legal, government affairs, finance, talent and growth, facilities, cybersecurity, procurement, and internal audit, with our Chief People Officer serving as the executive sponsor. The SWG provides periodic updates, at least annually, to our executive leadership team and Board of Directors.
Our Corporate Sustainability policy defines our priorities and commitment to transparency and accountability. It addresses key sustainability-related risks and opportunities relevant to our business, taking into consideration external frameworks such as IFRS Foundation's Sustainability Accounting Standards Board (SASB) Standards, investor policies, ESG rating agencies, and stakeholder feedback.
We anticipate releasing our 2025 Corporate Responsibility Report in the third quarter of 2026, and it will be made available on our website at claritev.com. The information contained on, or available through, this website is not a part of, or incorporated by reference into, this proxy statement.

2026 Proxy Statement	19

Corporate Governance and Board Matters
Communications with the Board of Directors
Anyone who would like to communicate with, or otherwise make his or her concerns known, directly to the Chairperson of any of the Audit, Compensation, Nominating and Corporate Governance, or Risk Committees, or to the non-management or independent directors as a group, or recommend a potential director candidate, may do so by sending such communications, concerns or recommendation to the Company’s General Counsel at Claritev Corporation, 7900 Tysons One Place, Suite 400, McLean, Virginia 22102.
The General Counsel or his/her designee initially reviews and compiles all such communications and may summarize such communications prior to forwarding to the appropriate party. The General Counsel or her designee will not forward communications that are not relevant to the duties and responsibilities of the Board and are more appropriately addressed by management, including spam, junk mail and mass mailings, product or service inquiries, new product or service suggestions, resumes (unless relevant to consideration of a potential director candidate) or other forms of job inquiries, opinion surveys and polls, business solicitations or advertisements, or other frivolous communications.
Board Structure
Changes to the Board of Directors in 2025 and 2026
In 2025, the composition of our Board and its committees changed as follows:
•Mr. Kap was elected as a Class II director at our 2025 Annual Meeting. He succeeded former member of the Board, P. Hunter Philbrick, who did not stand for re-election.
•Following the 2025 Annual Meeting and Mr. Philbrick's departure, Ms. Klapstein assumed the role of chair of the Compensation Committee, Mr. Clarke and Dr. Harris joined the Nominating and Corporate Governance Committee as members, and Mr. Kap joined the Compensation Committee and the Risk Committee.
To date, there have been no changes to our Board in 2026.
Lead Independent Director
Our Corporate Governance Guidelines provide that the roles of Chair of the Board and Chief Executive Officer may be separated or combined. In the event that the roles are combined, the Corporate Governance Guidelines provide for the naming of a Lead Independent Director (the “Lead Director”). The Board believes that it is beneficial to the Company and increases the effectiveness of the Board to have an independent director integrally involved in establishing and leading the Board agenda and interacting with management on a regular basis. As a result, Mr. Thorpe continues to serve as Lead Director.
As Lead Director, Mr. Thorpe coordinates the efforts of the independent directors and Non-Employee Directors (as defined below) in the interest of ensuring that objective judgment is brought to bear on sensitive issues involving the management of the Company and, in particular, the performance of senior management. The Lead Director has the following authority:
•preside over all meetings of the Board at which the Chair is not present, including meetings of the independent or non-employee directors;
•assist in scheduling Board meetings and approve meeting schedules to ensure that there is sufficient time for discussion of all agenda items;
•request the inclusion of certain materials for Board meetings;
•approve all information sent to the Board;
•communicate to the Chief Executive Officer, together with the Chair of the Compensation Committee, the results of the Board’s evaluation of Chief Executive Officer performance;

20	Claritev

Corporate Governance and Board Matters
•collaborate with the Chair of the Board and the Chief Executive Officer regarding Board meeting agendas and approve such agendas;
•collaborate with the Chair of the Board and the Chief Executive Officer in determining the need for special meetings of the Board;
•provide leadership and potentially serve as temporary Chair of the Board or Chief Executive Officer in the event of the inability of the Chair of the Board and the Chief Executive Officer to fulfill his/her role due to crisis or other event or circumstance which would make leadership by existing management inappropriate or ineffective, in which case the Lead Director has the authority to convene meetings of the full Board or management;
•serve as the liaison for stockholders who request direct communications with the Board;
•act as the liaison between the independent or non-employee directors and the Chair of the Board, as appropriate;
•call meetings of the independent or non-employee directors when necessary and appropriate;
•recommend to the Board, in concert with the Chair of the Board and/or chairs of the respective Board committees, the retention of consultants and advisors who directly report to the Board, including such independent legal, financial, or other advisors as he or she deems appropriate, without consulting or obtaining the advance authorization of any officer of the Company; and
•such additional duties and authority as our Board may otherwise determine and delegate.
The Board believes that it is beneficial to maintain a Lead Director position to further strengthen the Company's governance structure. The Board believes this provides an efficient and effective leadership model for the Company, and helps to foster clear accountability, effective decision-making and alignment on corporate strategy. In 2026, for Mr. Thorpe, the Board waived its requirement that no director shall serve as Lead Director for more than five consecutive years.
Committees of the Board of Directors
The Board has four core standing committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, and a Risk Committee. Our Corporate Governance Guidelines and the listing rules of the NYSE require that each of the Audit, Compensation, and Nominating and Corporate Governance Committees be comprised solely of independent directors subject to certain phase-in periods. In addition, all members of the Audit Committee and the Compensation Committee must meet applicable enhanced NYSE and SEC independence requirements. Each of our committees are composed solely of independent directors and the Audit Committee and Compensation Committee are comprised solely of directors whom our Board has determined meet the applicable enhanced independence standards for those committees.
Each committee operates under a charter that was approved by the Board. The charter of each committee is available on our website at www.claritev.com.

2026 Proxy Statement	21

Corporate Governance and Board Matters

Audit Committee
The members of our Audit Committee are Messrs. Colaluca and Prince and Ms. Klapstein, and Mr. Colaluca serves as chair of the Audit Committee. Each member of the Audit Committee is financially literate and the Board has determined that Messrs. Colaluca and Prince and Ms. Klapstein each qualify as an “audit committee financial expert” as defined in applicable SEC rules and has accounting or related financial management expertise.
Our Audit Committee is directly responsible for, among other things:
•appointing, retaining, compensating, and overseeing the work of our independent registered public accounting firm;
•assessing the independence and performance of the independent registered public accounting firm;
•reviewing with our independent registered public accounting firm the scope and results of the firm’s annual audit of our financial statements;
•overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we will file with the SEC;
•pre-approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;
•reviewing policies and practices related to financial risk assessment and management;
•reviewing our accounting and financial reporting policies and practices and accounting controls, as well as certain compliance with legal and regulatory requirements;
•reviewing, overseeing, approving, or not approving any related-person transactions;
•reviewing with our management the scope and results of management’s evaluation of our disclosure controls and procedures and management’s assessment of our internal control over financial reporting, including the related certifications to be included in the periodic reports we will file with the SEC; and
•establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters, or other ethics or compliance issues.

Compensation Committee
The members of our Compensation Committee are Messrs. Colaluca and Kap and Ms. Klapstein, and Ms. Klapstein serves as chair of the Compensation Committee.
Our Compensation Committee is responsible for, among other things:
•reviewing and approving, or recommending that our Board approve, the compensation of our executive officers;
•acting as an administrator of our equity incentive plans;
•reviewing and approving, or making recommendations to our Board with respect to, incentive compensation and equity plans; and
•establishing and reviewing general policies relating to compensation and benefits of our employees.

22	Claritev

Corporate Governance and Board Matters

Nominating and Corporate Governance Committee
The members of our Nominating and Corporate Governance Committee are Messrs. Clarke and Thorpe and Dr. Harris, and Mr. Thorpe serves as chair of the Nominating and Corporate Governance Committee.
Our Nominating and Corporate Governance Committee is responsible for, among other things:
•identifying and recommending candidates for membership on our Board, including the consideration of nominees submitted by stockholders, and to each of the Board’s committees;
•reviewing and recommending our corporate governance guidelines and policies;
•reviewing proposed waivers of the code of business conduct and ethics for directors and executive officers;
•overseeing the process of evaluating the performance of our Board; and
•assisting our Board on corporate governance matters.

Risk Committee
The members of our Risk Committee are Messrs. Clarke and Kap and Dr. Harris, and Mr. Clarke serves as chair of the Risk Committee.
Our Risk Committee is responsible for, among other things:
•enterprise-wide risk assessment and management, including with respect to cybersecurity, information security, artificial intelligence, and data privacy; and
•risk management policies and procedures of the Company that are designed to identify, prioritize, assess, monitor, and mitigate the various risks the Company confronts.

Board Processes
Executive Sessions
To ensure free and open discussion and communication among the non-management directors of the Board, the non-management directors will meet in regularly scheduled executive sessions with no members of management present and, if the non-management directors include directors who have not been determined to be independent, it is expected that the independent directors will separately meet in a private session at least twice a year that excludes management and directors who have not been determined to be independent. The Chairperson of the Board or the Lead Director may preside at executive sessions.
Director Attendance
All directors are expected to make every effort to attend all meetings of the Board, meetings of the committees of which they are members, and the annual meeting of stockholders. During the fiscal year ended December 31, 2025 (“fiscal year 2025”), the Board met a total of six times, the Audit Committee met five times, the Compensation Committee met seven times, the Nominating and Corporate Governance Committee met four times and the Risk Committee met seven times. Each incumbent director participated in at least 75% of the board and committee meetings for which the director was a member.
Directors are encouraged to attend our Annual Meeting of Stockholders. In 2025, all then-current directors attended the annual meeting, other than P. Hunter Philbrick who was not standing for re-election at the 2025 Annual Meeting of Stockholders.

2026 Proxy Statement	23

Corporate Governance and Board Matters
Board and Committee Evaluation Process
The Board, acting through the Nominating and Corporate Governance Committee, conducts a self-evaluation at least annually to determine whether it and its committees are functioning effectively and to identify opportunities for improvement. For the assessment in 2025, the process included a request that each director participate in an evaluation of the Board and its committees, which sought feedback in many areas, including composition, meetings, responsibilities, and committees. As part of the review process, the Lead Director and Chair of the Nominating and Corporate Governance Committee also spoke with directors individually to discuss issues in greater depth and obtain more targeted feedback and suggestions and ultimately reported the results to the Board and the Committee chairs. In addition, the Nominating and Corporate Governance Committee periodically considers the mix of skills and experience that directors bring to the Board to assess whether the Board has the necessary tools to perform its oversight function effectively.
Each of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee seeks to conduct a self-evaluation at least annually and reports the results to the Board. Each such committee’s evaluation compares the performance of such committee with the requirements of its written charter, among other things.
Director Education
Management, working with the Board, will provide an orientation process for new directors and coordinate director continuing education programs. The orientation process is designed to familiarize new directors with the Company’s businesses, strategies and challenges and to assist new directors in developing and maintaining skills necessary or appropriate for the performance of their responsibilities. As appropriate, management will prepare additional educational sessions for directors on matters relevant to the Company and its business.
Corporate Governance Documents
You can learn more about our corporate governance by visiting our investors website at https://investors.claritev.com where you will find the following documents under “Governance – Governance Documents”:
•Audit Committee Charter
•Code of Business Conduct and Ethics
•Compensation Committee Charter
•Corporate Governance Guidelines
•Nominating and Corporate Governance Committee Charter
•Risk Committee Charter
The Company’s stockholders may obtain printed copies of these documents by writing to Claritev Corporation, 7900 Tysons One Place, Suite 400, McLean, Virginia 22102, attention: Corporate Secretary.
The information contained on, or available through, our investors website is not a part of, or incorporated by reference into, this proxy statement.

24	Claritev

Corporate Governance and Board Matters
Compensation of Directors
In 2025, each member of our Board that is not an employee of the Company or any subsidiary of the Company, other than Mr. White (each a “Non-Employee Director”), was entitled to receive an annual cash retainer of $100,000, payable quarterly in four equal installments of $25,000 each (in arrears). In addition, in 2025, each Non-Employee Director other than Mr. White received an annual restricted stock unit award with respect to a number of shares of our Class A common stock having an aggregate grant date fair market value of $165,000. The units will vest on the earlier of (i) the first anniversary of the director’s applicable vesting commencement date and (ii) the first regularly scheduled annual meeting of the stockholders of the Company following the date of grant. In the event of a director’s voluntary resignation from the Board prior to vesting, a pro rata portion of their units will vest as of the date their service is terminated based on time served since the commencement date of the award, unless the termination was for cause (as defined in the related award agreement). In addition, in the event a director’s service is terminated by the Company in connection with or following a change in control (as defined in the related award agreement), the units will become fully vested as of the director’s termination date, unless the termination was for cause (as defined in their related award agreement).
In 2025, Mr. White received cash fees of $150,000 (paid quarterly, in arrears) for his service as a director on the Board. He also served as a strategic advisor to the Company in 2025, for which he received $50,000 (paid quarterly, in arrears). In connection with Mr. White's transition from Chief Executive Officer of the Company in 2024, he is also entitled to a one-time severance payment of $1,500,000, of which he received $1,037,563 in 2025.
Our non-employee directors are also eligible to receive fixed annual cash retainers for service as the chair or a member of committees of the Board, certain of which retainers were increased effective April 30, 2025 as set out in the table below, with such retainers being consequently prorated as applicable for the second quarter of 2025. These additional retainers are also paid in quarterly installments in arrears.

Committee	Committee Member Retainer through April 29, 2025 ($)	Committee Chair Retainer through April 29, 2025 ($)	Committee Member Retainer from April 30, 2025 ($)	Committee Chair Retainer from April 30, 2025 ($)
Audit Committee	12,500	25,000	15,000	30,000
Compensation Committee	10,000	20,000	10,000	25,000
Nominating & Corporate Governance Committee	7,500	15,000	10,000	20,000
Risk Committee	10,000	20,000	10,000	20,000
All directors, including our Non-Employee Directors, are reimbursed for travel and other expenses directly related to director activities and responsibilities.
Any member of the Board that is entitled to the above compensation may elect to forego all or a portion of such compensation from time to time by giving notice to the General Counsel of the Company. Former Board member Mr. Philbrick elected to forgo his right to such compensation in 2025. Until otherwise notified to the General Counsel of the Company, Mr. Thorpe has elected to forego his right to all such compensation.

2026 Proxy Statement	25

Corporate Governance and Board Matters
Director Compensation Table
The following table summarizes the compensation paid to each Non-Employee Director with respect to service in 2025.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)(3)	All Other Compensation ($)(4)	Total ($)
Mr. Clarke	126,703	165,000	—	291,703
Mr. Colaluca	138,352	165,000	—	303,352
Dr. Harris	116,703	165,000	—	281,703
Mr. Kap	80,440	165,000	—	245,440
Ms. Klapstein	134,231	165,000	—	299,231
Mr. Klein	100,000	165,000	—	265,000
Mr. Prince	114,176	165,000	—	279,176
Mr. White	150,000	—	1,087,563	1,237,563
(1)Excludes Messrs. Philbrick and Thorpe, each of whom elected to forego their right to director compensation.
(2)Represents aggregate grant date fair value computed in accordance with FASB ASC Topic 718, Compensation – Stock Compensation. For additional information see Note 2 and Note 12 of Notes to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K.
(3)The aggregate number of restricted stock units held by each Non-Employee Director as of December 31, 2025 was as follows (any Non-Employee Director omitted from the below table does not hold any restricted stock units):

Name	Aggregate Unvested Units Outstanding
Mr. Clarke	7,356
Mr. Colaluca	7,356
Dr. Harris	7,356
Mr. Kap	7,356
Ms. Klapstein	7,356
Mr. Klein	7,356
Mr. Prince	7,356
Mr. White(a)	88,321
(a)    Mr. White also holds the following vested but unexercised stock options: (i) 16,801 stock options granted on June 23, 2021 with an exercise price of $371.60 that expire June 23, 2031; (ii) 15,625 stock options granted on February 18, 2022 with a strike price of $300.00 that expire February 18, 2032; (iii) 20,161 stock options granted on February 18, 2022 with a strike price of $400.00 that expire February 18, 2032; (iv) 24,509 stock options granted on February 18, 2022 with a strike price of $500.00 that expire February 18, 2032; and (v) 37 ,500 stock options granted on March 1, 2022 with a strike price of $150.00 that expire March 1, 2032.
(4)Relates to Mr. White's consulting services as Strategic Advisor to the Company ($50,000) and severance payments in connection with transition from role as Company's Chief Executive Officer ($1,037,563).

26	Claritev

Corporate Governance and Board Matters
Related Party Transactions
Related Party Transaction Policy
We have adopted a formal written policy that applies to our executive officers, directors, holders of more than five percent of any class of our voting securities, and any member of the immediate family of, and any entity affiliated with, any of the foregoing persons. Such persons will not be permitted to enter into a related-party transaction with us without the prior consent of our Audit Committee, or other independent members of our Board in the event it is inappropriate for our Audit Committee to review such transaction due to a conflict of interest. Any request for us to enter into a transaction with an executive officer, director, principal stockholder, or any of their immediate family members or affiliates in which the amount involved exceeds $120,000 must first be presented to our Audit Committee for review, consideration, and approval. In approving or rejecting any such proposal, our Audit Committee will consider the relevant facts and circumstances available and deemed relevant to our Audit Committee, including, but not limited to, whether the transaction will be on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related-party’s interest in the transaction.
Compensation Committee Interlocks and Insider Participation
None of our officers currently serves, and in the past year has not served, as a member of the board of directors or compensation committee of any entity that has, or during that period had, one or more officers serving on our Board. We are a party to certain transactions with H&F and its affiliates as described in “Transaction with Related Persons.” While Mr. Philbrick, former Chair of the Compensation Committee, is a Partner at the parent company of H&F, he did not have a material interest in such transactions.
Transactions with Related Persons
Investor Rights Agreement
Claritev, the Sponsor, Holdings, H&F and certain other parties thereto have entered into an Investor Rights Agreement, as amended from time to time, pursuant to which such stockholders will be entitled to, among other things, certain registration rights, including demand, piggy-back, and shelf registration rights, subject to cut-back provisions, and certain indemnification rights.
On November 12, 2025, Claritev entered into an Underwriting Agreement with certain affiliates of H&F (collectively, the “Selling Stockholders”) and certain underwriters relating to the offer and sale by the Selling Stockholders of 1,500,000 shares of our Class A common stock at a price to the public of $51.50 per share (the “Offering”). In addition, the Selling Stockholders granted the underwriters a 30-day option to purchase up to an additional 225,000 shares of our Class A common stock. Claritev did not sell any shares of Class A common stock in the Offering and did not receive any proceeds from the sale of the Class A common stock by the Selling Stockholders. The Offering closed on November 14, 2025. In accordance with the Investor Rights Agreement, we paid certain registration expenses in connection with the Offering, exclusive of the underwriting discounts and commissions.
Sponsor and H&F have been involved in certain legal matters for which they are entitled to advancement of expenses and indemnification from us under the terms of the Investor Rights Agreement.

2026 Proxy Statement	27

Audit Committee Matters

PROPOSAL 2
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL.

PricewaterhouseCoopers LLP (“PwC”) has served as the independent registered public accounting firm of the Company or its predecessors since 2009. The Audit Committee evaluates PwC’s performance each year and determines whether to re-engage PwC or consider other audit firms. The Audit Committee has appointed PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2026 (“fiscal year 2026”). In making this appointment, the Audit Committee carefully considered, among other things:
•PwC’s independence and objectivity;
•industry specific experience;
•the quality and efficiency of the services provided by PwC;
•PwC’s resources, capabilities, and technical expertise;
•the quality and candor of PwC’s communications;
•external data relating to audit quality and performance, including recent Public Company Accounting Oversight Board (“PCAOB”) reports on PwC and its peer firms;
•the appropriateness of fees charged for audit and non-audit services;
•knowledge of our operations, personnel, culture, accounting policies and practices, and internal control over financial reporting;
•feedback from our management and Audit Committee members regarding PwC’s service and quality; and
•the length of time that PwC has served in this role and the impact of changing auditors.
Based on this evaluation, the Audit Committee determined that it was in the best interest of the Company and its stockholders to continue the retention of PwC as our independent registered public accounting firm for fiscal year 2026.
Representatives of PwC are expected to attend the Annual Meeting, will be afforded an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders.
Although the Audit Committee has the sole authority to appoint the independent registered public accounting firm, the Board is submitting the selection of PwC as our independent registered public accounting firm to our stockholders for ratification as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

28	Claritev

Audit Committee Matters
Fees
The following table shows the fees for professional services rendered to us by PwC for the years ended December 31, 2025 and 2024:

	2025 ($)	2024 ($)
Audit Fees(1)	2,232,000	2,185,000
Audit-Related Fees(2)	1,130,000	460,000
Tax Fees(3)	465,000	95,000
All Other Fees(4)	2,000	2,000
TOTAL	3,829,000	2,742,000
(1)Audit Fees include fees for professional services performed by PwC for the audit of the Company’s annual financial statements as well as services that are normally provided in connection with statutory and regulatory filings or engagements such as consents. This category includes advice on accounting matters that arose during, or as a result of, the audit or the review of interim financial statements.
(2)Audit-Related Fees include fees for assurance and related services performed by PwC that are reasonably related to the performance of the audit or review of the Company’s financial statements, including work provided in connection with employee benefit plan audits, the preparation of SOC 1 reports (SOC is an abbreviation for Service Organization Controls) regarding our revenue systems, comfort letters, and pre-implementation reviews.
(3)Tax Fees include fees for tax compliance, tax advice, and tax planning.
(4)All Other Fees include fees for other permissible work performed by PwC that do not meet the above category descriptions.
Pre-Approval Policy and Procedures
The Audit Committee has adopted a pre-approval policy and procedures for all audit and non-audit services. Generally, the Audit Committee requires pre-approval of any services our independent registered public accounting firm provides to us or any of our subsidiaries. In accordance with the policy, the Audit Committee approved in advance all audit services and permissible non-audit services provided by our independent registered public accounting firm for fiscal year 2025, taking into consideration whether non-audit services were compatible with maintaining PwC’s independence.
Although the Audit Committee pre-approves certain permissible services, the pre-approval procedures also include a delegation of authority to the Audit Committee Chairperson to pre-approve services by our independent registered public accounting firm. Under this delegation of authority, the Audit Committee Chair must report any pre-approval to the entire Committee at the next Committee meeting.
There were no services approved by the Audit Committee pursuant to the de minimis exception in paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X during the 2025 and 2024 fiscal years.

2026 Proxy Statement	29

Audit Committee Matters
Audit Committee Report
As described in its charter, the purpose of the Audit Committee is to assist the Board in its oversight of:
•the quality and integrity of the Company’s financial statements, including oversight of the Company’s accounting and financial reporting processes, including internal controls;
•the Company’s compliance with legal and regulatory requirements;
•the qualifications, performance, and independence of the independent registered public accounting firm;
•certain aspects of the Company’s corporate compliance program;
•the financial risk management policies and procedures of the Company; and
•the performance of the Company’s internal audit function.
The Audit Committee is directly responsible for the appointment, evaluation, retention, compensation, oversight, and, when appropriate, the termination of the independent registered public accounting firm.
The Audit Committee’s responsibility is one of oversight. The fundamental responsibility for the Company’s financial statements and disclosures rests with management while the independent registered public accounting firm is responsible for conducting the annual audit in accordance with the standards of the PCAOB. The Audit Committee is not responsible for certifying the Company’s financial statements or guaranteeing PwC’s report.
The Audit Committee meets regularly together with management, internal audit, and PwC as well as separately and in private sessions with the Chief Financial Officer and each of PwC and internal audit without members of management present to discuss the results of their examinations.
The Audit Committee has reviewed and discussed the consolidated financial statements with management and PwC, including:
•the quality, not just the acceptability, of the accounting principles;
•significant financial reporting risks;
•reasonableness of significant accounting judgments and critical accounting policies and estimates;
•clarity of disclosures in the financial statements; and
•the overall quality of the Company’s financial reporting.
The Audit Committee has also reviewed and discussed with management their evaluation of the adequacy and effectiveness of the Company’s financial reporting procedures, disclosure controls and procedures, and internal control over financial reporting.
The Audit Committee further discussed with PwC all matters required to be discussed under the standards of the PCAOB, including those matters required to be discussed by Auditing Standards No. 1301, Communications with Audit Committees, and Rule 2-07 of Regulation S-X.
The Audit Committee has received the written communications from PwC required under PCAOB rules regarding PwC’s communications with the Audit Committee concerning independence, and, after discussions with PwC, the Audit Committee concluded that PwC is independent from the Company and its management.
Based on these reviews, discussions, disclosures, and other information considered by the Audit Committee in its judgment, the Audit Committee recommended to the Board, and the Board approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for fiscal year 2025.
AUDIT COMMITTEE
Anthony Colaluca, Jr., Chair
Julie D. Klapstein
John M. Prince

30	Claritev

Audit Committee Matters

Executive Officers
The Executive Officers of the Company are appointed by, and serve at the discretion of, the Board of Directors. The following sets forth certain information as of the date of this proxy statement regarding our Executive Officers.

Travis S. Dalton Chair, President and Chief Executive Officer Age: 55
PROFESSIONAL EXPERIENCE
•Chair since December 2024
•President and Chief Executive Officer since March 2024
•General Manager and Executive Vice President of Oracle Health from June 2022 through December 2023
•Chief Client & Services Officer of Cerner Corporation from January 2021 through June 2022
•General Manager of Cerner Government Services from May 2015 through January 2021
•Various executive roles at Cerner Corporation from 2001-2015
Prior to Cerner, Mr. Dalton was a consultant at Accenture.

Douglas M. Garis Executive Vice President and Chief Financial Officer Age: 41
PROFESSIONAL EXPERIENCE
•Executive Vice President and Chief Financial Officer since August 2024
•Chief Financial Officer of Oracle Health & Life Sciences from June 2022 through April 2024
•Vice President Finance, Global FP&A Leader of Cerner Corporation from April 2021 through June 2022
•Operating Partner - Pricing and Quantitative Science of Blue Rocket Incorporated from October 2020 through April 2021
•Chief Financial Officer, Integrated Openings Solutions from February 2020 through September 2020
Prior to Integrated Openings Solutions, Mr. Garis served in various financial leadership roles at companies including Masonite and United Maritime Group, and previously worked at PwC.

Jerome W. Hogge, III Executive Vice President and Chief Operating Officer Age: 60
PROFESSIONAL EXPERIENCE
•Executive Vice President and Chief Operating Officer since March 2024
•Executive Vice President and Chief Operating Officer at CALIBRE Systems, Inc. from January 2022 through October 2023
•Senior Vice President MITRE Public Sector at MITRE from June 2019 through December 2021
•Senior Vice President, Military & Veteran Health Solutions, Leidos Health, Leidos Holdings, Inc. from January 2018 through June 2019
•Deputy Group President, Leidos Health Solutions Group, Leidos Holdings, Inc. from August 2012 through January 2018
Prior to Leidos, Mr. Hogge served in various operational and commercial leadership roles at companies in the healthcare, technology and telecommunications industries, including AT&T, CenturyLink and SAIC.

Michael C. Kim Executive Vice President and Chief Digital Officer Age: 60
PROFESSIONAL EXPERIENCE
•Executive Vice President and Chief Digital Officer since February 2025
•Senior Vice President and Chief Information Officer from October 2020 through February 2025
•Chief Information Officer from December 2013 through October 2020
•Chief Administrative Officer of Technology and Operations at Torus Insurance Holdings Limited from 2010-2013
In addition, Mr. Kim served in various roles at the Hartford Financial Services Group, Inc., including Chief Technology Officer, and as Chief Executive Officer of Converit, Inc.

2026 Proxy Statement	31

Audit Committee Matters

William B. Mintz Senior Vice President and Chief Strategy Officer Age: 47
PROFESSIONAL EXPERIENCE
•Chief Strategy Officer since September 2025
•Senior Vice President, Corporate Affairs & Strategy since August 2024
•Senior Vice President and Chief Operations Officer at Oracle Health from June 2022 through June 2024
•Chief Strategy Officer of Technology at Cerner Corporation from September 2020 through June 2022
•Vice President, Strategy at Leidos from July 2019 through September 2020
In addition, Mr. Mintz previously served in senior leadership roles with Care3, Aetna, and Blue Cross Blue Shield of Massachusetts.

Tiffani D. Misencik Senior Vice President and Chief Growth Officer Age: 53
PROFESSIONAL EXPERIENCE
•Chief Growth Officer since October 2024
•Chief Revenue Officer at Greenway Health from April 2022 through May 2024
•Vice President of Sales, North America at Intelerad Medican Systems from February 2021 through April 2022
•Various roles of increasing responsibility at Allscripts, most recently as Vice President, Hospital and Health Systems from February 2015 through February 2021
Prior to Allscripts, Ms. Misencik worked at Dictaphone Corporation.

Carol H. Nutter Senior Vice President and Chief People Officer Age: 49
PROFESSIONAL EXPERIENCE
•Senior Vice President and Chief People Officer since January 2023
•Senior Vice President, Talent and Culture, at Optoro, a private retail technology company, from December 2020 through December 2022
•Chief People Officer at Promontory Financial Group, a consultancy and subsidiary of Internal Business Machines Corporation (a public company), from August 2015 through December 2020
Prior to Promontory Financial Group, Ms. Nutter held positions at Booz Allen Hamilton and BearingPoint.

Tara A. O'Neil Senior Vice President and General Counsel Age: 60
PROFESSIONAL EXPERIENCE
•Senior Vice President and General Counsel since September 2024
•Senior Vice President and Deputy General Counsel from February 2024 through September 2024
•Vice President and Associate General Counsel from April 2017 through March 2024
•AVP, Associate Counsel and Director of Provider Contracts from January 2013 through March 2017
•Associate Counsel and Project Manager from February 2003 through December 2012
Prior to joining Claritev, Ms. O'Neil served in legal roles of increasing responsibility at Private Healthcare Systems.

There are no family relationships among any of our executive officers or directors.

32	Claritev

Executive Compensation

PROPOSAL 3
ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL.

Executive Summary
Named Executive Officers
Our named executive officers for fiscal year 2025 consisted of:

Travis S. Dalton	Douglas M. Garis	Jerome W. Hogge, III	Michael C. Kim	Tiffani D. Misencik
President and Chief Executive Officer	Executive Vice President and Chief Financial Officer	Executive Vice President and Chief Operations Officer	Executive Vice President and Chief Digital Officer	Senior Vice President and Chief Growth Officer
Business/Performance Highlights
In 2025, we rebranded the Company as Claritev and continued executing on our long term strategy, which we call Vision 2030, focusing on solutions that increase transparency, affordability, and quality across the entire healthcare ecosystem. As part of Vision 2030, we launched a Digital Transformation of our business, starting a three year program to move all our applications and technology infrastructure to the cloud, among other improvements to our operations. We made significant progress against that objective, and believe that these investments will yield operating expense benefits and greater innovation over time.
Further, we significantly expanded our ability to serve our customers in 2025 by growing our team of elite data scientists with healthcare domain expertise. This team uses AI tools and next generation data and decision science capabilities to offer descriptive, predictive, and prescriptive analytic solutions that help clients optimize decision-making, plan performance, network configuration, and competitive positioning. These AI scientists support and augment our team of expert claims negotiators and knowledge workers who solve the most complex repricing, payment integrity, and subrogation cases at scale, supported by best-in-class data and analytics tools and AI-driven workflows.
We also continued our strategy in 2025 to expand the vertical markets we serve, selling our products across the entire healthcare ecosystem, including payers, third party administrators, providers and health systems, employers, governments, and through partners. This expansion is designed to meet our core mission to make healthcare more affordable, ultimately benefitting the healthcare consumer. We also signed our first international customer, marking an important expansion of our business into new territory.
We used our core services in 2025 to process a record $179.8 billion in medical charges, identifying $25.0 billion of potential medical cost savings in 2025. The tangible impact of these savings reduces the cost of healthcare for our customers and their employer clients, who are then able to better manage the rising cost of healthcare for their employees.

2026 Proxy Statement	33

Executive Compensation
2025 Executive Compensation Program
The 2025 executive compensation program consisted of the following elements: base salary, annual incentive compensation, and long-term incentive compensation. Each element, which is further discussed below, is intended to reward and motivate executives in different ways consistent with Claritev’s overall guiding principles for compensation.
For 2025, the Compensation Committee engaged Korn Ferry as its independent compensation consultant to assist in reviewing and evaluating our executive compensation program, determining an appropriate compensation peer group for purposes of analyzing and providing the Compensation Committee with competitive pay data, advising the Compensation Committee on executive compensation trends and developments, and assessing the risks of our compensation policies and practices.

Stockholder Feedback on Say-on-Pay in 2025
At our 2025 Annual Meeting of Stockholders, our stockholders approved the compensation of our named executive officers, with 98.9% of the votes cast in favor of our say-on-pay resolution, not including abstentions. The Compensation Committee considered the results of the 2025 say-on-pay vote in its evaluation of our 2026 executive compensation program, and in light of the support our stockholders expressed last year, it did not make any material changes to our executive compensation program as a result of the 2025 say-on-pay vote.

Current Stockholder Advisory Vote on Executive Compensation
We are asking you to approve, on an advisory basis, the compensation of our named executive officers as described in this section of the proxy statement.
We are committed to sound executive compensation practices and strong corporate governance, and we continually seek to ensure our approach advances and safeguards stockholder interests. We believe that our executive compensation program is structured to promote a performance-based culture which links the interests of management and stockholders and to support our business objectives. Our compensation elements seek to balance all aspects of an executive’s responsibilities: base salary for day-to-day responsibilities, annual incentive compensation for shorter-term results and goals, and long-term incentive compensation for aligning the executives’ focus with stockholder value and the long-term, future performance of the Company.
As discussed above in the section entitled “Business/Performance Highlights,” 2025 was a transformative year for Claritev in terms of the critical progress we made on our growth plan, including our rebranding and expanding into new markets. The actions and efforts of the management team in 2025 brought Claritev back to growth and further positioned us for continued growth and transformation in the future. Our financial results in 2025 exceeded expectations and in 2025 our total stockholder return was 189%. In this regard, we believe that our compensation program for 2025 generally worked as intended, consistent with our performance-based philosophy. Specifically, payouts under our annual cash incentive plan, which is based on short term financial results, were 110% of target for each of our named executive officers after management proposed and the Compensation Committee approved that negative discretion be applied to the named executive officers' formulaic bonus achievement of approximately 132% of target with respect to revenue and adjusted EBITDA metrics (and 126% of target overall). The Company’s ELT asked the Compensation Committee to use its negative discretion and decrease bonus payouts to 110% of the overall target for ELT members to allow for greater funding of the bonus pool to recognize other non-ELT employees.
Finally, although we suspended our use of performance stock units in 2025 in an effort to mitigate share burn and dilution, we have decided to reimplement performance stock units in 2026 for our executive officers, in line with our desire to continue to strengthen our pay-for-performance philosophy. Specifically, 2026 long-term incentive awards for our executive officers will consist of 25% performance stock units that are earned based on unlevered free cash flow performance.

34	Claritev

Executive Compensation
Accordingly, and as required pursuant to Section 14A of the Exchange Act, we ask our stockholders to vote to approve the following resolution at the Annual Meeting:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement, including the Compensation Discussion and Analysis, Executive Compensation Tables and narrative discussion related thereto, is hereby APPROVED.”
While the Board and the Compensation Committee will carefully consider the stockholder vote, the final vote is advisory in nature and will not be binding on the Board or the Company. However, our Board values the opinions of our stockholders and, to the extent that there is any significant vote against our named executive officer compensation as disclosed in this proxy statement, the Compensation Committee will evaluate whether any actions are necessary to address the concerns of stockholders.
Report of Compensation Committee
The Compensation Committee operates pursuant to a written charter adopted by the Board, which is available on our website at www.claritev.com. The charter describes in more detail the scope and nature of the responsibilities of the Compensation Committee.
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with the Company’s management. Based upon such review and the related discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.
COMPENSATION COMMITTEE
Julie D. Klapstein, Chair
Anthony Colaluca, Jr.
Jason Kap
Compensation Discussion and Analysis
This Compensation Discussion and Analysis provides an overview of our executive compensation philosophy, the overall objectives of our executive compensation program, and each material element of compensation for fiscal year 2025 that we provided to each named executive officer. Our named executive officers for 2025 consist of each person who served as our principal executive officer or principal financial officer during 2025 and the next three most highly compensated other individuals that served as executive officers during 2025.
Our named executive officers for fiscal year 2025 were as follows:

Travis S. Dalton	President and Chief Executive Officer
Douglas M. Garis	Executive Vice President and Chief Financial Officer
Jerome W. Hogge, III	Executive Vice President and Chief Operating Officer
Michael C. Kim	Executive Vice President and Chief Digital Officer
Tiffani D. Misencik	Senior Vice President and Chief Growth Officer
Leadership Changes in 2025 and 2026
In February 2025, Michael C. Kim was promoted from Senior Vice President and Chief Information Officer to Executive Vice President and Chief Digital Officer.
In September 2025, Will Mintz was promoted from Senior Vice President, Corporate Affairs & Strategy to Chief Strategy Officer.

2026 Proxy Statement	35

Executive Compensation
To date, there have been no material changes with respect to our executive officer leadership in 2026.
Executive Compensation Objectives and Philosophy
The goal of our executive compensation program is to create long-term value for our investors, while at the same time rewarding our executives for superior financial performance and encouraging them to remain with us for long, productive careers.
We believe the most effective way to achieve this objective is to design an executive compensation program rewarding the achievement of specific annual financial goals and aligning executives’ interests with those of our investors by further rewarding performance above established goals and granting long-term incentive compensation in the form of equity grants. We use this philosophy as the foundation for evaluating and improving the effectiveness of our executive pay program. The following are the core elements of our executive compensation philosophy:

Market Competitive
Compensation levels and programs for executives, including the named executive officers, should be competitive relative to the marketplace in which we operate. It is important for us to leverage an understanding of what constitutes competitive pay in our market and build unique strategies to attract the high caliber talent we require to manage and grow Claritev.

Performance-Based	A significant portion of executive compensation should be performance-based pay that is “at risk,” based on financial goals, which reward both organizational and individual performance.
Investor Aligned	Incentives should be structured to create alignment between executives and investors.
Financially Efficient	Pay programs and features should attempt to minimize the impact on our earnings and maximize our tax benefits, all other things being equal.
By incorporating these elements, we believe our executive compensation program is responsive to our investors’ objectives and effective in attracting, motivating, and retaining the level of talent necessary to grow and manage our business successfully.
Process for Determining 2025 Compensation
Role of Compensation Consultant and Consultant Independence
The Compensation Committee engaged Korn Ferry to serve as its independent compensation consultant for 2025. Korn Ferry’s engagement was focused on:
•reviewing and evaluating our executive compensation program as a whole, each principal element, and the mix of compensation;
•analyzing and providing the Compensation Committee with competitive pay data with respect to other peer companies;
•advising the Compensation Committee on executive compensation trends and developments; and
•assessing the risks of our compensation policies and practices that may have a material impact on the Company and advising on ways to mitigate any undue risks.
Korn Ferry attended Compensation Committee meetings relating to our executive compensation program and also reviewed management’s recommendations regarding our compensation program.
Korn Ferry reported directly to the Compensation Committee and did not provide any material services to the Company beyond the services described above. The Compensation Committee received a written statement from Korn Ferry detailing its independence criteria and, based on such statement and other factors, the Compensation Committee determined that Korn Ferry was independent under the applicable SEC rules and NYSE Listing Standards and that engaging Korn Ferry did not present any conflicts of interest.

36	Claritev

Executive Compensation
As of January 1, 2026, we formally replaced Korn Ferry with Pay Governance as our new independent compensation consultant. Pay Governance began assisting the Compensation Committee in December 2025 with respect to fiscal year 2026 compensation decisions, including the payout level for 2025 annual cash bonuses. The Compensation Committee received a written statement from Pay Governance detailing its independence criteria and, based on such statement and other factors, the Compensation Committee determined that Pay Governance was independent under the applicable SEC rules and NYSE Listing Standards and that engaging Pay Governance did not present any conflicts of interest.
Determination of Compensation for 2025
In 2025, the Compensation Committee: (1) reviewed and approved all of the compensation elements for the named executive officers; and (2) reviewed and approved the executive compensation program.
When setting named executive officer compensation, the Compensation Committee seeks to achieve an appropriate balance between immediate cash rewards and incentives for the achievement of both annual and long-term financial and non-financial objectives. The Compensation Committee determines the number of shares of common stock granted to our named executive officers through equity awards or the target levels of other incentive awards based on its judgment and a comprehensive review of several factors, and not necessarily formulaically, by considering the executive’s position, responsibilities, accomplishments, achievements, tenure with the Company, and other factors based on specific circumstances. The Compensation Committee may modify the mix of base salary, annual awards, and long-term awards as it deems appropriate based on a named executive officer’s specific circumstances.
In connection with establishing the named executive officers’ compensation for 2025, the Compensation Committee reviewed the benchmark data for each of the named executive officers, the recommendations of our compensation consultant, and the recommendations of our CEO with respect to the compensation of our named executive officers other than our CEO.
After completing this review, the Compensation Committee approved the base salaries, the bonus plan, and long-term incentive awards for each of the named executive officers.
Benchmarking Compensation
Korn Ferry assisted the Compensation Committee in determining an appropriate peer group of companies that are similar to us in size (based on revenue, EBITDA, and market cap), industry, financial and market performance, and operational complexity in order to benchmark compensation in the competitive market.
For 2025, the compensation peer group included the following companies:

ACI Worldwide, Inc. Broadridge Financial Solutions, Inc. Clarivate Plc Concentrix Corporation CorVel Corporation	CSG Systems International, Inc. Evolent Health, Inc. Fair Isaac Corporation HealthEquity, Inc. Jack Henry & Associates, Inc.	Maximus, Inc. Premier Inc. R1 RCM, Inc. Veeva Systems Inc. WEX Inc.
The Compensation Committee considered the peer group benchmark data, data from published survey sources, and other relevant information when determining the appropriate compensation for the named executive officers, but did not benchmark to a prescribed percentage.

2026 Proxy Statement	37

Executive Compensation
Considerations in Setting 2025 Compensation
The 2025 compensation of our named executive officers was set taking into account the named executive officers’ contributions to company-wide operating results and their individual performance objectives. The total target compensation (consisting of base salary, target annual incentive compensation, and long-term incentive compensation) for our named executive officers was designed to be competitive and based on actual achievement. A significant percentage of total target compensation in 2025 was allocated to variable compensation, paid only upon achievement of Claritev’s performance objectives.
Our compensation program provides increased pay opportunity correlated with superior performance. When evaluating base salary, the Compensation Committee reviews, among other factors, our overall financial and operating performance in the prior year as well as individual performance and the performance of the divisions, business units, or departments, as applicable, for which a named executive officer is responsible. The annual bonus plan was designed to emphasize and reward the named executive officers for corporate performance and hold them accountable for overall company results. The annual equity incentive awards were designed to incentivize the named executive officers to take prudent actions and increase our stockholder value in the long term.
Elements of Compensation in 2025

Element	Vehicle	Performance Period	Performance Measures	Purpose
Base Salary	Cash	Ongoing	Not Applicable	•Attract and retain individuals with superior talent and qualifications •Reflects individual performance, experience, and scope of responsibility
Annual Incentive	Cash	Annual	Revenue, Adjusted EBITDA and Strategic Milestones	•Promotes our near-term performance objectives •Rewards individual contributions to the achievement of those objectives
Long-Term Incentive	Equity/ Cash •Time-Based Restricted Stock Units •Time-Based Cash Settled Restricted Stock Units	Two to Four Years	Equity value of the Company
•Ensures that our executives have a continuing stake in our long-term success and have incentives to increase our equity value
•Rewards management for taking prudent actions and achieving results that create stockholder value

The 2025 executive compensation program consisted of the following key elements: base salary, annual incentive compensation, and long-term incentive compensation in the form of time-vesting stock- and cash settled restricted stock units. Each element, which is further discussed below, is intended to reward and motivate executives in different ways consistent with Claritev’s overall guiding principles for compensation as described above. In addition to these key compensation elements, the named executive officers are provided certain other compensation. See “— Other Compensation.”
We believe that offering each of the key components of our executive compensation program is necessary to remain competitive in attracting and retaining talented executives. When reviewing compensation levels, each component of compensation is reviewed independently, and the total pay package is reviewed in the aggregate.
Our compensation policy provides for a mix of performance-based and fixed compensation elements and the Compensation Committee strives to achieve an appropriate balance between these two types of compensation, as well as an appropriate mix of cash and equity-based compensation. The mix of compensation elements is designed to reward individual and team performance and enterprise value growth and is weighted towards at-risk compensation, both in the form of performance-based annual cash bonuses and long-term compensation.

38	Claritev

Executive Compensation
The charts below illustrate the total target direct compensation for 2025 for Mr. Dalton and the weighted average of the other named executive officers.

CEO Target Mix of Pay

Salary
7%
STI
8%
LTI
85%
Variable
93%

Average NEO Target Mix of Pay

Salary
20%
STI
18%
LTI
62%
Variable
80%

Base Salary
Our base salary is designed to recognize the duties and responsibilities of each executive officer and the experience, knowledge, ability, and skill of the named executive officer that holds each such position. The base salaries are an important component of our executive compensation program and are critical in attracting and retaining executive talent. The named executive officers’ base salaries were initially set in their employment agreement or offer letter, as applicable, and are reviewed each year. In setting annual base salaries, the Compensation Committee takes into consideration our overall financial and operating performance in the prior year, our company-wide target for base salary increases for all employees, its members’ knowledge of market and competitive salary information (as informed by the Compensation Committee's independent consultant), inflation, changes in the scope of an executive officer’s job responsibilities, other components of compensation, and other relevant factors. The Compensation Committee also reviews each named executive officer’s individual performance and the performance of the divisions, business units, or departments, as applicable, for which that person is responsible. For named executive officers other than the Chief Executive Officer, the Compensation Committee receives an evaluation from the Chief Executive Officer on that person’s performance and a recommendation for a salary adjustment.
Consistent with 2025 being the “year of the turn” focused on stabilizing the business, none of our named executive officers received increases in base salary in 2025, other than Mr. Hogge whose base salary was increased from $500,000 to $535,000 as a market adjustment.
The 2024 and 2025 year-end annual base salary for each of the named executive officers were as follows:

Name	2024 Annual Base Salary ($)	Percent Increase 2024 to 2025 (%)	2025 Annual Base Salary ($)
Mr. Dalton	825,000	0	825,000
Mr. Garis	535,000	0	535,000
Mr. Hogge	500,000	7	535,000
Mr. Kim	445,118	0	445,118
Ms. Misencik	425,000	0	425,000

2026 Proxy Statement	39

Executive Compensation
Incentive Compensation
In addition to receiving base salaries, each of the named executive officers is eligible to receive an annual incentive payment each year pursuant to our annual bonus plan. Our annual bonus plan is designed to create a link between the executive officer’s annual cash compensation and Claritev’s annual performance, and to reward the named executive officers when we meet our annual performance goals. As such, for 2025, the annual incentive amount actually received by each named executive officer pursuant to our annual bonus plan is tied to our revenue and adjusted EBITDA performance during the year as well as the achievement of strategic milestones. See the section entitled "Use of Non-GAAP Financial Measures" at the end of this proxy statement for additional information about adjusted EBITDA, including how it is calculated. In addition to the annual bonus plan, discretionary bonuses may be paid to our named executive officers from time to time.
2025 Annual Incentive Opportunity. For 2025, each named executive officer received an individualized target bonus percentage, represented as a percentage of earned base salary for the year. These target bonus percentages are initially set in the named executive officer’s employment agreement or offer letter, as applicable, and are reviewed each year. Mr. Kim's target bonus percentage was increased from 70% to 85% in 2025 in connection with his promotion to Executive Vice President and Chief Digital Officer. Other than Mr. Kim, there were no increases in target bonus percentages from 2024 to 2025 for named executive officers. The bonus that may be earned by a named executive officer ranges from 50% (at the threshold level of performance) to 150% (at the maximum level of performance) of the target bonus percentage multiplied by such named executive officer’s earned base salary for the year. For 2025, the bonus payable was based on (i) the level of achievement of a revenue target of $915.0 million and an adjusted EBITDA target of $574.9 million, with each performance target weighted at 40% of the overall potential bonus payout, and (ii) achievement of each of three strategic milestones (detailed below), weighted at 20% of the overall potential bonus payout (6.67% each). We recognize that the revenue and adjusted EBITDA targets for 2025 were less than actual revenue and adjusted EBITDA in 2024. However, taking into account the need to stabilize the business, especially our core business, and position Claritev to return to growth, the Compensation Committee believed that these targets were appropriate and challenging. Indeed, 2025 was coined the "year of the turn" for Claritev and these targets reflected that reality. Further, as discussed below, the Compensation Committee used its negative discretion in reducing payouts under the 2025 bonus plan to allow for greater funding of the bonus pool to recognize other non-ELT employees.
The three strategic milestones for 2025 were: (1) successful renewal of a major national contract for a term of at least three years; (2) completion of two new subscription-based contracts exceeding a threshold value as part of business model transformation; and (3) successfully moving production servers, ensuring no disruption in service, to the cloud by December 31, 2025.
In order to be eligible to receive any payment under either the revenue or adjusted EBITDA component of the bonus, the Company must achieve at least 90% of such revenue performance target and 90% of such adjusted EBITDA target. For each performance target, if achieved at the target level of performance, the executive will receive a bonus amount equal to 40% multiplied by the executive’s target bonus percentage multiplied by such executive’s earned base salary for the year (each, a “target bonus”). In the event that the Company exceeds the threshold level of performance for a performance target, but not the target level of performance, the bonus amount paid will be prorated on a straight-line basis and the executive will receive an amount between 50% and 100% of the target bonus for that performance target. In the event that the Company exceeds the target level of performance for a performance target, the executive will receive instead a bonus, prorated on a straight-line basis from 100% to 162.5% of the target bonus for that performance target, with that maximum payout being achieved if the target level of performance for the performance target is exceeded by 10% with respect to revenue and 10% with respect to adjusted EBITDA. The maximum payout for each of the revenue and adjusted EBITDA components was set at 162.5% each in order to allow for a total maximum payout of 150% (after taking into consideration the maximum payout of 100% for each strategic milestone).
Each of the three strategic milestones set forth above need to be achieved independently, such that each strategic milestone is equally weighted at 6.67% (i.e., 33.33% of the 20% weighting attributable to strategic milestones). The strategic milestone must be achieved on an all or nothing basis. If achieved, the full 6.67% weighting attributable to each individual milestone will be paid. If a particular milestone is not achieved, no payment will be made with respect to that milestone. There is no threshold bonus or additional bonus concepts with respect to the strategic milestones.

40	Claritev

Executive Compensation
The target bonus percentage, earned 2025 base salary, and annual incentive target for each of the named executive officers were as follows:

Name	Annual Bonus Target Percentage of Base Salary (%)	Earned 2025 Base Salary ($)	Annual Incentive Target ($)
Mr. Dalton	125%	825,000	1,031,250
Mr. Garis	100%	535,000	535,000
Mr. Hogge(1)	100%	528,269	528,269
Mr. Kim(2)	85%	445,118	367,222
Ms. Misencik	75%	425,000	318,750
(1) Effective February 22, 2025, Mr. Hogge's salary increased from $500,000 to $535,000 and the Earned 2025 Base Salary for Mr. Hogge reflects this mid-year change on a pro-rata basis.
(2) Effective February 22, 2025, Mr. Kim's target bonus percentage was increased from 70% to 85% and the Annual Incentive Target amount for Mr. Kim reflects this mid-year change on a pro-rata basis.
Actual 2025 Annual Incentive Payout. For 2025, the Company was deemed to have achieved: (i) revenue of $965.4 million, (ii) adjusted EBITDA of $602.6 million, and (iii) each of the three performance milestones. Correspondingly, for each of the named executive officers, the 40% weighted revenue achieved for 2025 was 134.4% of the revenue target, the 40% weighted Adjusted EBITDA achieved was 130.1% of Adjusted EBITDA target, and the 20% weighted performance milestones achieved was 100% of the strategic milestone target, with the total incentive achieved being 125.8% of the overall target. The ELT asked the Compensation Committee to use its negative discretion and decrease bonus payouts to 110% of the overall target for ELT members to allow for greater funding of the bonus pool to recognize other non-ELT employees. Therefore, the 2025 bonus payouts for named executive officers were as follows:

Name	Revenue Payout ($)	Adjusted EBITDA Payout ($)	Strategic Milestones Payout ($)	Compensation Committee Negative Discretion ($)	Total Payout ($)
Mr. Dalton	554,400	536,663	206,250	(162,938)	1,134,375
Mr. Garis	287,616	278,414	107,000	(84,530)	588,500
Mr. Hogge	283,997	274,911	105,654	(83,466)	581,096
Mr. Kim	197,419	191,102	73,444	(58,021)	403,944
Ms. Misencik	171,360	165,877	63,750	(50,362)	350,625
Long-Term Incentive Compensation
The long-term incentive component of our executive compensation program is designed to provide compensation that motivates and rewards long-term performance, aligns the interests of our named executive officers with our stockholders, builds a culture of ownership, promotes retention, and balances long-term operating decisions with short-term goals. To accomplish these objectives, in 2025, the Compensation Committee granted long-term incentive awards in the form of cash settled restricted stock units and stock settled restricted stock units to each named executive officer. The dollar amount of these long-term incentive awards granted in 2025 was a multiple of their 2024 year-end base salaries, except for Mr. Dalton who, per the terms of his employment agreement, as amended, receives a fixed dollar amount in long-term incentive awards each year. Mr. Dalton’s long-term incentive dollar amount was increased from $8,000,000 per year to $10,670,000 for 2025 at the discretion of the Compensation Committee to recognize Mr. Dalton’s extraordinary efforts on behalf of the Company. The 2025 multiples for each of our named executive officers remained the same as 2024, except for Mr. Dalton (as discussed above), Mr. Kim, whose multiple was increased from 1.5 to 2.5 in connection with his promotion to EVP and Chief Digital Officer, and Mr. Hogge, whose multiple was increased from 3.5 to 4.0 in connection with a market adjustment. The following table sets out the multiple for each named executive officer (other than Mr. Dalton) and the long-term incentive amounts awarded in 2025.

2026 Proxy Statement	41

Executive Compensation

Name	2024 YE Base Salary ($)	Multiple	2025 Equity Award Amount ($)
Mr. Dalton	825,000	Fixed	10,670,000
Mr. Garis	535,000	4.0	2,140,000
Mr. Hogge	500,000	4.0	2,000,000
Mr. Kim	445,118	2.5	1,112,795
Ms. Misencik	425,000	2.0	850,000
Time-Based Restricted Stock Units. A time-based restricted stock unit is a commitment by us to issue a share of our Class A common stock for each unit at the time the restrictions set forth in the award agreement lapse. The Compensation Committee believes that granting time-based restricted stock units aligns the interests of the named executive officers with the interests of our stockholders and encourages retention. Time-based restricted stock units generally vest ratably over four years and are forfeited upon termination of employment with us if the restrictions set forth in the award agreements are not satisfied, except in each case in special circumstances as determined by the Compensation Committee (such as described below under “Potential Payments upon Termination or Change in Control”). The number of restricted stock units granted is determined by taking the dollar value of a long-term incentive grant and dividing it by the grant date fair value of a restricted stock unit on the grant date, which is generally the closing price of our Class A common stock on the date of grant (or if not a trading day, the most recent close price).
Time-Based Cash Settled Restricted Stock Units. A cash settled restricted stock unit (“cRSU”) is a commitment by us to pay the cash equivalent of a share of our Class A common stock for each unit at the time the restrictions set forth in the award agreement lapse. Each cRSU will be settled in cash based on the fair market value (“FMV”) per share of Class A common stock at settlement, subject to a cap of 4x the FMV of a share of Class A common stock on the grant date (the cap) if settled prior to a change in control (“CiC”) of the Company (as defined in the award agreement). If settled at the cap, the named executive officer will become entitled to receive a payment per cRSU equal to the lesser of, if positive (the excess), (i) the price per share received by the Company's stockholders in the CiC and (ii) the FMV of a share of Class A common stock at the original settlement date, less the cap, if a CiC occurs on or prior to the 5th anniversary following the grant date. Any such excess will be paid on the date of such CiC. The Compensation Committee believes that granting cRSUs aligns the interests of the named executive officers with the interests of our stockholders and encourages retention. cRSUs are forfeited upon termination of employment with us if the restrictions set forth in the award agreements are not satisfied (except as described below under “Potential Payments upon Termination or Change in Control”). The cRSUs granted in 2025 to the named executive officers vest ratably over two years. The number of cRSUs granted was determined by taking the dollar value of a long-term incentive grant and dividing it by the closing price of our Class A common stock on the date of grant (or if not a trading day, the most recent close price).
2025 Long-Term Incentive Grants. In 2025, the Compensation Committee awarded restricted stock units and cash settled restricted stock units to our named executive officers as follows:

Name	Award Date	Restricted Stock Units Award Date Value ($)	Restricted Stock Units Awarded (#)	Value Used to Determine Number of Cash Settled Restricted Stock Units Granted ($)	Cash Settled Restricted Stock Units Awarded (#)
Mr. Dalton	March 1, 2025	2,670,000	127,203	8,000,000	381,133
Mr. Garis	March 1, 2025	1,070,000	50,976	1,070,000	50,976
Mr. Hogge	March 1, 2025	1,000,000	47,641	1,000,000	47,641
Mr. Kim	March 1, 2025	556,397	26,507	556,397	26,507
Ms. Misencik	March 1, 2025	425,000	20,247	425,000	20,247
For additional discussion regarding the details of the grants made to the named executive officers in 2025, see “–Grants of Plan Based Awards Table.”

42	Claritev

Executive Compensation
Other Compensation
Benefits
We provide various employee benefit programs to our named executive officers, including medical, vision, dental, life insurance, accidental death & dismemberment, long-term disability, short-term disability, health savings accounts, and wellness programs. These benefit programs are generally available to all of our U.S.-based employees. For certain of these benefits, namely medical, vision, and dental, we pay a portion of the required premiums and our employees pay the remainder of such premiums.
These benefits are provided to the named executive officers (and our other employees) to eliminate potential distractions from performing their regular job duties. We believe the cost of these programs is counterbalanced by an increase in productivity by the executives receiving access to them.
Defined Contribution Plan
We maintain a defined contribution plan that is tax-qualified under Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”) and that we refer to as the “401(k) Plan.” The 401(k) Plan is offered on a nondiscriminatory basis to our full-time regular employees, including our named executive officers, and our eligible part-time and temporary employees. Subject to certain limitations imposed by the Code, the 401(k) Plan permits eligible employees to defer receipt of portions of their eligible compensation by making contributions, including after-tax Roth contributions and catch-up contributions.
The terms with respect to employer matching of employee contributions to our 401(k) plan in 2025 were as follows. After an employee’s first anniversary of employment (changed to first 90 days of service in 2026), we provide matching contributions to the 401(k) Plan in an amount equal to 50% of the first 5% (increased to 6% in 2026) of each participant’s contribution of the participant’s annual eligible salary wages, subject to certain other limits. Participants are 100% vested in their individual contributions and vest 20% per year (beginning with the second year of service) of credited vesting service in the matching contributions until they are 100% vested in matching contributions at the completion of the sixth year of credited vesting service. In 2026, this vesting schedule was changed to a three-year graded vesting schedule, whereby 50% vests after two years and 100% vests after three years of credited vesting service.
We believe that matching contributions assist us in attracting and retaining talented employees and executives. The 401(k) Plan provides an opportunity for participants to save money for retirement on a tax-deferred basis and to achieve financial security, thereby promoting retention.
Severance Arrangements
We believe that reasonable and appropriate severance benefits are necessary in order to be competitive in our executive attraction and retention efforts. As discussed below, the employment agreements, severance letters, and award agreements, as applicable, we entered into with, or potentially apply to, our named executive officers provide for certain payments, rights, and benefits to the named executive officers upon certain qualifying terminations from Claritev. See “Potential Payments upon Termination or Change in Control” below for a description of these benefits.
Key 2026 Compensation Decisions
In connection with the annual review of compensation arrangements, in February 2026, we made market adjustments to the compensation of certain named executive officers. Specifically, we increased the base salary for Mr. Dalton from $825,000 to $900,000, for Mr. Garis from $535,000 to $585,000, and for Ms. Misencik from $425,000 to $450,000. The Company also increased the target bonus opportunity for Mr. Dalton from 125% to 150% and for Ms. Misencik from 75% to 85%. Additionally, the Company established a 2026 executive cash bonus plan aligned with revenue, adjusted EBITDA, unlevered free cash flow and strategic milestones (the "2026 Executive Bonus Plan"). With respect to Ms. Misencik, the Company also instituted a special Chief Growth Officer bonus plan for 2026, focused 70% on annual contract value bookings and the remaining 30% in line with the 2026 Executive Bonus Plan.

2026 Proxy Statement	43

Executive Compensation
In 2026, we reimplemented performance stock units into its long-term incentive program for executives weighted at 25%. The remaining 75% were granted as time-based restricted stock units, subject to a four-year vesting schedule. The performance stock units are subject to a two-year unlevered free cash flow financial metric with 50% of earned PSUs being subject to a two-year service requirement and the remainder subject to a three year vesting requirement. The reimplementation of performance stock units: (i) increases the portion of our executive compensation program that is performance-based; (ii) further aligns the interests of our senior leaders with our stockholders; and (iii) incentivizes superior performance over an extended period.
The Company also decided to extend the change in control protections for its executives to be more in line with market standards, with the post change in control protection period (i.e., the period of time after a change in control that a termination without cause or a resignation for good reason would trigger the protections) from one year to two years. Accordingly, the Company amended its form long-term incentive award agreements for the named executive officers, the employment agreements with Messrs. Dalton and Garis, and the severance letters with the remaining named executive officers accordingly.
Tax and Accounting Implications
We operate our compensation programs with the good faith intention of complying with Section 409A of the Code. We account for equity-based payments with respect to our long-term incentive award programs in accordance with the requirements of FASB ASC Topic 718, Compensation — Stock Compensation.

44	Claritev

Executive Compensation
Executive Compensation Tables
Summary Compensation Table
The following table summarizes the total compensation earned during the last three fiscal years by the named executive officers. For additional information regarding 2025 compensation, please read “Compensation Discussion and Analysis” above.

				Stock Awards
Name and Principal Position(1)	Year	Salary ($)(2)	Bonus ($)(3)	Restricted Stock Awards ($)(4)	Performance Stock Awards ($)	Cash Settled Restricted Stock Awards ($)(4)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)
Mr. Dalton President & Chief Executive Officer	2025	825,000	—	2,670,000	—	5,564,542	—	1,134,375	8,750	10,202,667
	2024	653,654	500,000	5,000,000	—	—	5,000,000	571,947	—	11,725,601
Mr. Garis EVP & Chief Financial Officer	2025	535,000	—	1,070,000	—	744,250	—	588,500	4,115	2,941,865
	2024	195,481	—	1,000,000	—	—	1,000,000	136,837	—	2,332,318
Mr. Hogge EVP & Chief Operating Officer	2025	528,569	—	1,000,000	—	695,559	—	581,096	8,750	2,813,974
	2024	384,615	—	875,000	1,010,385	—	—	269,231	—	2,539,231
Mr. Kim EVP & Chief Digital Officer	2025	445,118	—	556,937	—	387,002	—	403,944	8,750	1,801,751
	2024	442,624	—	324,115	341,596	—	—	216,886	8,625	1,333,846
	2023	429,596	—	623,298	—	—	—	302,507	8,250	1,363,651
Ms. Misencik SVP & Chief Growth Officer	2025	318,750	100,000	425,000	—	295,606	—	350,625	1,226	1,491,207
	2024	73,558	100,000	1,000,000	—	—	—	—	—	1,173,558
(1)Mr. Dalton became our President and Chief Executive Officer on March 1, 2024. Mr. Garis commenced employment with us on August 1, 2024. Mr. Hogge commenced employment with us on March 11, 2024. Ms. Misencik commenced employment with us on October 14, 2024.
(2)The amounts in the “Salary” column represent the base salary earned by each named executive officer for the applicable fiscal year.
(3)The amounts in the “Bonus” column for 2025 represent cash bonuses paid outside of our 2025 annual bonus plan. With respect to Ms. Misencik, this amount was the second installment of a sign-on bonuses paid as an inducement to employment.
(4)The amounts in the “Restricted Stock Awards” column and “Cash Settled Restricted Stock Awards” column reflect the aggregate grant date fair value of restricted stock units granted during the applicable fiscal year in accordance with FASB ASC Topic 718. For a discussion of the assumptions made in the valuation of Stock Awards granted in 2025, please see Notes 2 and 12 of Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
(5)The amounts shown in the “Non-Equity Incentive Plan Compensation” column represent an amount equal to the annual performance-based cash bonuses that were earned under our 2025 annual bonus plan, and paid in March 2026. See “Compensation Discussion and Analysis-Elements of Compensation - Annual Incentive Compensation” for a description of the bonuses for 2025.
(6)The amounts in the “All Other Compensation” column represent Company contributions to our 401(k) Plan for each of the named executive officers.

2026 Proxy Statement	45

Executive Compensation
Grants of Plan-Based Awards Table
The following table provides information with respect to grants of plan-based awards to our named executive officers during 2025.

			Estimated Future Payout Under Non-Equity Incentive Plan Awards			Estimated Future Payout Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair value of Stock and Option Awards ($)(4)
Name	Approval Date	Grant Date	Threshold ($)(1)	Target ($)(1)	Maximum ($)(1)	Threshold (#)	Target (#)	Maximum (#)
Mr. Dalton	2/27/25	2/27/25	412,500	1,031,250	1,546,875	—	—	—	—	—	—	—
	2/27/25	3/1/25	—	—	—	—	—	—	127,203(2)	—	—	2,670,000
	2/27/25	3/1/25	—	—	—	—	—	—	381,133(3)	—	—	5,564,542
Mr. Garis	2/27/25	2/27/25	214,000	535,000	802,500	—	—	—	—	—	—	—
	2/27/25	3/1/25	—	—	—	—	—	—	50,976(2)	—	—	1,070,000
	2/27/25	3/1/25	—	—	—	—	—	—	50,976(3)	—	—	744,250
Mr. Hogge	2/27/25	2/27/25	211,308	528,269	792,404	—	—	—	—	—	—	—
	2/27/25	3/1/25	—	—	—	—	—	—	47,641(2)	—	—	1,000,000
	2/27/25	3/1/25	—	—	—	—	—	—	47,641(3)	—	—	695,559
Mr. Kim	2/27/25	2/27/25	146,889	367,222	550,833	—	—	—	—	—	—	—
	2/27/25	3/1/25	—	—	—	—	—	—	26,507(2)	—	—	556,397
	2/27/25	3/1/25	—	—	—	—	—	—	26,507(3)	—	—	387,002
Ms. Misencik	2/27/25	2/27/25	127,500	318,750	478,125	—	—	—	—	—	—	—
	2/27/25	3/1/25	—	—	—	—	—	—	20,247(2)	—	—	425,000
	2/27/25	3/1/25	—	—	—	—	—	—	20,247(3)	—	—	295,606
(1)Relates to our cash incentive award opportunity under the Company’s 2025 annual bonus plan, the terms of which are summarized under “Compensation Discussion and Analysis – Annual Incentive Compensation.” For 2025, the applicable metrics are revenue, weighted at 40%, adjusted EBITDA, weighted at 40%, and three strategic milestones, each weighted at 6.67%. The Compensation Committee approved a threshold eligibility requirement of $823.5 million for revenue and $517.4 million in adjusted EBITDA and a revenue performance target of $915.0 million and adjusted EBITDA performance target of $574.9 million. The three strategic milestones are that constitute the remaining 20% weighting are evaluated on an all or nothing basis. For purposes of this table, the columns assume that the threshold eligibility requirement for revenue and Adjusted EBITDA is met and payouts are as follows: (A) Threshold: revenue performance target and Adjusted EBITDA performance target, each 50%, and none of the three strategic milestones are met; (B) Target: revenue performance target and Adjusted EBITDA performance target, each 100%, and all of the three strategic milestones are met; and (C) Maximum: revenue performance target and Adjusted EBITDA performance target, each 162.5%, and all of the three strategic milestones are met (which results in an overall max payout of 150%). For the actual amounts paid to the named executive officers pursuant to the Company’s 2025 annual bonus plan, see the column titled “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table.
(2)Relates to restricted stock unit awards granted on March 1, 2025 under our 2020 Omnibus Incentive Plan . The restricted stock unit awards vest 25% per year on the first four anniversaries of March 1, 2025.
(3)Relates to cash settled restricted stock unit awards granted on March 1, 2025 under our 2020 Omnibus Incentive Plan. The cash settled restricted stock unit awards vest 50% per year on the first two anniversaries of March 1, 2025.
(4)Represents aggregate grant date fair value of the awards computed in accordance with FASB ASC Topic 718 (but not showing quarterly reporting period end fair value of cRSU awards). For additional information, including a discussion of the assumptions used to calculate these values, please see Note 2 and Note 12 of Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

46	Claritev

Executive Compensation
Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
Employment Agreements with Named Executive Officers
Messrs. Dalton and Garis have entered into employment agreements with Claritev and/or one of its affiliates and Messrs. Hogge and Kim and Ms. Misencik have entered into employment offer letters and severance letters with Claritev and/or one of its affiliates. The employment agreements, offer letters and severance letters provide the terms of the named executive officer’s compensation, including, if applicable, severance compensation and benefits in the event of a termination of employment, and the employment agreements contain restrictive covenants.
Mr. Dalton
Claritev is a party to an employment agreement with Mr. Dalton, dated December 28, 2023 (as may be amended from time to time, the “Dalton Employment Agreement”), pursuant to which, Mr. Dalton is entitled to:
•an annual base salary of $825,000, subject to adjustment by the Compensation Committee from time to time (increased to $900,000 in 2026); provided that no decrease may be made except a proportionate decrease made in connection with Company-wide salary reductions for senior executives, as determined by the Board;
•a one-time sign-on bonus of $500,000, subject to forfeiture if Mr. Dalton's employment is terminated by the Company for “cause” (as defined in the Dalton Employment Agreement) or by Mr. Dalton without “good reason” (as defined in the Dalton Employment Agreement) prior to the first anniversary of March 1, 2024;
•an annual bonus opportunity with a target amount equal to 125% (150% in 2026) of his earned annual base salary, with the annual bonus awards opportunity based on the achievement of performance goals established by the Compensation Committee; and
•an annual long-term incentive grant having a grant date fair value of not less than $8,000,000 consisting of at least 50% time-based restricted stock units vesting over the four-year period following the applicable date of grant and having the same vesting conditions as applicable to other similarly situated executive officers receiving grants at the same time, as determined by the Compensation Committee of the Board.
On March 1, 2024 (the “Dalton Start Date”), Claritev granted to Mr. Dalton a number of stock options having a Black-Scholes value equal to $5,000,000, with an exercise price equal to the fair market value of a share of the Company’s Class A Common Stock at market close on the Dalton Start Date. The stock options shall vest over a three-year period from the Dalton Start Date, in substantially equal annual installments, subject to Mr. Dalton’s continued employment and the terms and conditions of the Company's 2020 Omnibus Incentive Plan and the award agreement evidencing such grant.
On the Dalton Start Date, the Company also granted to Mr. Dalton a number of time-based restricted stock units with a fair market value, as of the Dalton Start Date, of $5,000,000. The restricted stock units shall vest over a two-year period from the Dalton Start Date, in substantially equal annual installments, subject to Mr. Dalton’s continued employment and the terms and conditions of the Company's 2020 Omnibus Incentive Plan and the award agreement evidencing such grant.
On February 28, 2025, Mr. Dalton acknowledged that his 2025 long-term incentive grant would be in the form of a grant of time-based restricted stock units subject to a four-year vesting period with a grant date fair value of $2,670,000, subject to the terms described in more detail below, and cash settled restricted stock units, with a grant date fair value of $8,000,000, subject to the terms described in more detail below.
For a description of the restrictive covenants contained in the Dalton Employment Agreement and benefits to which Mr. Dalton would be entitled under his employment agreement in connection with a qualifying termination, see “— Potential Payments upon Termination or Change in Control” below.

2026 Proxy Statement	47

Executive Compensation
Mr. Garis
Claritev is party to an employment agreement (as may be amended from time to time, the “Garis Employment Agreement”) with Mr. Garis, dated August 1, 2024 (the “Garis Start Date”) . Pursuant to the Garis Employment Agreement, Mr. Garis is entitled to:
•an annual base salary of $535,000, subject to adjustment by the Compensation Committee from time to time (increased to $585,000 in 2026);
•a sign-on bonus of $250,000, subject to forfeiture if Mr. Garis' employment is terminated by the Company for “cause” (as defined in the Garis Employment Agreement) or by Mr. Garis without “good reason” (as defined in the Garis Employment Agreement) prior to the second anniversary of August 5, 2024;
•an annual bonus opportunity with a target amount equal to 100% of his earned annual base salary, with a maximum annual bonus of 150% of his annual base salary, with such annual bonus opportunity being based on the achievement of performance goals established by the Compensation Committee; and
•an annual long-term incentive grant commensurate with Mr. Garis’ role at the Company, with the type, vesting terms and amount of such annual grant to be determined by the Compensation Committee in its sole discretion in respect of such applicable year.
In addition, within five business days following the Garis Start Date, Claritev granted to Mr. Garis (i) a number of stock options having a Black-Scholes value equal to $1,000,000, with an exercise price equal to the fair market value of a share of the Company’s Class A common stock at market close on the date of grant, and (ii) a number of time-based restricted stock units equal to $1,000,000 divided by the fair market value of the Company's Class A common stock on the date of grant. The stock options and time-based restricted stock units shall vest over a three-year period following the first anniversary of the Garis Start Date, in substantially equal annual installments, subject to Mr. Garis’s continued employment and the terms and conditions of the Plan and the award agreement evidencing such grant.
For a description of the restrictive covenants contained in the Garis Employment Agreement and benefits to which Mr. Garis would be entitled under his employment agreement in connection with a qualifying termination, see “— Potential Payments upon Termination or Change in Control” below.
Mr. Hogge
Claritev is party to an offer letter with Mr. Hogge, dated February 15, 2024 (the “Hogge Offer Letter”). Pursuant to the Hogge Offer Letter, Mr. Hogge serves in the position of Executive Vice President and Chief Operating Officer and is entitled to:
•an annual base salary of $500,000 (increased to $535,000 in 2025);
•an annual bonus opportunity with a target amount equal to 100% of his annual base salary; and
•a target annual equity grant of 350% of his annual base salary (increased to 400% in 2025).
For a description of the benefits that the Company and Mr. Hogge would expect in connection with a qualifying termination, see “— Potential Payments upon Termination or Change in Control” below.
Mr. Kim
Claritev is party to an offer letter with Mr. Kim, dated October 31, 2013 (the “Kim Offer Letter”). Pursuant to the Kim Offer Letter, Mr. Kim serves in the position of Senior Vice President and Chief Information Officer (now Executive Vice President and Chief Digital Officer) and is entitled to:
•an annual base salary of $350,000 ($445,118 in 2025); and
•an annual bonus opportunity with a target amount equal to 50% of his annual base salary (increased from 70% to 85% in 2025).
For a description of the benefits that the Company and Mr. Kim would expect in connection with a qualifying termination, see “— Potential Payments upon Termination or Change in Control” below.

48	Claritev

Executive Compensation
Ms. Misencik
Claritev is party to an offer letter with Ms. Misencik, dated September 26, 2024 (the “Misencik Offer Letter”). Pursuant to the Misencik Offer Letter, Ms. Misencik serves in the position of Senior Vice President and Chief Growth Officer and is entitled to:
•an annual base salary of $425,000 (increased to $450,000 in 2026);
•an inducement grant of restricted stock units with a grant date value equal to $1,000,000, vesting pro rata over four years on each anniversary of the grant date;
•an annual bonus opportunity with a target amount equal to 75% of base salary (increased to 85% in 2026);
•a sign-on bonus in the amount of $200,000, payable in two equal amounts on the dates following 60 days and 120 days of employment; and
•an annual long-term incentive grant commensurate with other members of management at her level, determined each year by our Compensation Committee.
In 2026, the Company instituted a special Chief Growth Officer bonus plan for Ms. Misencik, focused 70% on annual contract value sales and the remaining 30% in line with the 2026 Executive Bonus Plan (defined herein).
For a description of the benefits that the Company and Ms. Misencik would expect in connection with a qualifying termination, see “— Potential Payments upon Termination or Change in Control” below.
Outstanding Equity Awards at Fiscal Year End Table
The following table includes information with respect to equity awards held by our named executive officers as of December 31, 2025. None of the named executive officers had any equity awards granted prior to 2021 outstanding on December 31, 2025.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(4)	Market Value of Shares or Units of Stock That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(6)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(7)
Mr. Dalton	57,078	114,154	(1)	—	44.40	3/1/34	564,642	24,138,446	—	—
Mr. Garis	—	122,549	(2)	—	11.20	8/5/34	191,237	8,175,382	—	—
Mr. Hogge	—	—		—	—	—	114,812	4,908,213	26,041	1,113,253
Mr. Kim	2,013	—	(3)	—	371.60	6/23/31	67,652	2,892,123	7,299	312,032
	2,864	955	(3)	—	150.00	3/1/32	—	—	—	—
Ms. Misencik	—	—		—	—	—	111,990	4,787,573	—	—
(1)Relates to option awards granted to Mr. Dalton as an inducement award outside our 2020 Omnibus Incentive Plan on March 1, 2024, which vests 33.33% per year on March 1, 2025, 2026, and 2027.
(2)Relates to option awards granted to Mr. Garis as an inducement award outside our 2020 Omnibus Incentive Plan on August 5, 2024, which vests 33.33% per year on August 5, 2026, 2027, and 2028.
(3)Relates to option awards granted under our 2020 Omnibus Incentive Plan on (i) June 23, 2021, which vest 25% per year on March 29, 2022, 2023, 2024, and 2025; and (ii) March 1, 2022, which vest 25% per year on March 1, 2023, 2024, 2025, and 2026.
(4)Relates to restricted stock unit and cash settled restricted stock unit (with respect to 2025) awards granted under our 2020 Omnibus Incentive Plan on: (i) on March 1, 2022, which vest 25% per year on March 1, 2023, 2024, 2025, and 2026 with respect to Mr. Kim; (ii) on March 1, 2023, which vest 25% per year on March 1, 2024, 2025, 2026, and

2026 Proxy Statement	49

Executive Compensation
2027 with respect to Mr. Kim; (iii) on March 1, 2024, which vest 50% per year on March 1, 2025 and 2026 with respect to Mr. Dalton and 25% per year on March 1, 2025, 2026, 2027, and 2028 with respect to Mr. Kim; (iv) on March 11, 2024, which vest 25% per year on March 1, 2025, 2026, 2027, and 2028 with respect to Mr. Hogge; (v) August 5, 2024, which vest 33.33% per year on August 5, 2026, 2027, and 2028 with respect to Mr. Garis; (vi) October 14, 2024, which vest 25% per year on October 14, 2025, 2026, 2027, and 2028 with respect to Ms. Misencik; and (vii) on March 1, 2025, which vest (a) 50% per year on March 1, 2026 and 2027 (with respect to cash settled restricted stock units), and (b) 25% per year on March 1, 2026, 2027, 2028 and 2029 (with respect to restricted stock units), in each case with respect to Messrs. Dalton, Garis, Hogge, and Kim and Ms. Misencik.
(5)Based on the closing price per share of our Class A common stock on December 31, 2025 of $42.75.
(6)Represents the number of performance stock units granted in 2024 that, as of December 31, 2025, may potentially vest if performance goals are met at target.
(7)Based on the closing price per share of our Class A common stock on December 31, 2025 of $42.75 multiplied by the number of performance stock units that, as of December 31, 2025, may potentially vest if the target performance goals are met.
Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Non-public Information
The Company does not schedule its equity grants in anticipation of the release of material, non-public information, nor does it release material, non-public information based on these grant dates or time the disclosure of material, non-public information for the purpose of affecting the value of executive compensation. In the event material, non-public information becomes known to the Compensation Committee prior to granting an award, the Compensation Committee will take the existence of such information into consideration and use its business judgment to determine whether to delay the grant of equity to avoid any impropriety.
The Company did not issue any option grants to our named executive officers in 2025 during any period beginning four business days before the filing of Form 10-K or Form 10-Q, or the filing or furnishing of a Form 8-K that discloses material, non-public information (other than a Form 8-K disclosing a material new option grant under Item 5.02(e)), and ending one business day after the filing or furnishing of such report with the SEC.
Option Exercises and Stock Vested Table
The following table includes information regarding the amounts realized (before any tax withholding) by each of our named executive officers upon vesting of restricted stock units during 2025. None of our named executive officers exercised stock options in 2025.

	Stock Awards
Name(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Mr. Dalton	56,306	1,181,863
Mr. Hogge	6,511	136,666
Mr. Kim	6,861	143,968
Ms. Misencik	23,832	1,316,956
(1)Mr. Garis did not have any stock vest in 2025 and, therefore, he is omitted from this table.
(2)Value realized upon vesting is based upon closing price of our Class A common stock on the vesting date.
Pension Benefits and Nonqualified Deferred Compensation
Our named executive officers do not participate in any pension or nonqualified deferred compensation plans and received no pension benefits or nonqualified deferred compensation during the year ended December 31, 2025.

50	Claritev

Executive Compensation
CEO Pay Ratio
Under rules adopted pursuant to the Dodd–Frank Wall Street Reform and Consumer Protection Act of 2010, we are required to calculate and disclose the total compensation paid to our median paid employee, as well as the ratio of the total compensation paid to the median employee as compared to the total compensation paid to our CEO. The following describes our methodology for identifying and calculating the total compensation paid to our median employee and the resulting CEO pay ratio.
The applicable rules require us to identify the median employee by use of a “consistently applied compensation measure,” or CACM, which we did for fiscal year 2024. In doing so, we chose a CACM based on total cash compensation paid during the year. As permitted under the SEC rules, we are using the same median employee as was identified for purposes of our fiscal 2024 CEO pay ratio, as we believe the changes in our employee population and compensation arrangements have not significantly impacted our pay ratio disclosure.
After applying the methodology described above, we concluded that our median employee works as an Analyst in our Information Technology department with an annual total compensation of $72,803 in fiscal year 2025. Our CEO’s annual total compensation was $10,202,667 for fiscal year 2025, as reported in the Summary Compensation Table in this proxy statement. Based on the described methodology, our CEO to median employee pay ratio is 140:1.
This information is being provided for compliance purposes only. Neither the Compensation Committee nor management of the Company used the pay ratio measure in making compensation decisions. Also, as a result of our methodology used to determine the pay ratio, our pay ratio may not be comparable to the pay ratios of other companies because other companies may rely on different methodologies, estimates or assumptions, or may make adjustments that we do not make.
Pay versus Performance
As required by Item 402(v) of Regulation S-K, we are providing the following information regarding the relationship between “Compensation Actually Paid” (“CAP”) for Messrs. Dalton, White and Tabak, our principal executive officers (“PEOs”), and “Average Compensation Actually Paid” by the Company for our non-PEO named executive officers (“Non-PEO NEOs”), as each such term is defined in Item 402(v), and the financial performance and total stockholder return (“TSR”) of the Company for each of the 2021, 2022, 2023, 2024, and 2025 fiscal years, calculated in a manner consistent with Item 402(v). In determining CAP, we are required to make various adjustments to amounts that have been reported in the Summary Compensation Table (“SCT”) for the applicable fiscal years, as Item 402(v)’s valuation methods for this table differ from those required in the SCT. For a more accurate description of our executive compensation program and the factors used by the Compensation Committee to determine pay for our named executive officers, see the “Compensation Discussion and Analysis” section of this proxy statement.

					Average SCT Total for Non-PEO NEOs ($)(5)(6)	Average CAP to Non-PEO NEOs ($)(5)(6)	Value of Fixed $100 Investment Based on:			Company Selected Measure: Adjusted EBITDA ($ in thousands)(9)
Year	SCT Total for PEO ($)	CAP to PEO ($)(4)	SCT Total for PEO ($)	CAP to PEO ($)(4)			TSR ($)(7)	Peer Group TSR ($)(7)	Net Income ($ in thousands)(8)
2025(1)	—	—	10,202,667	25,767,695	2,262,199	6,378,397	13.40	69.70	(284,282)	602,557
2024(1)	—	—	11,725,601	4,822,077	2,343,798	(716,232)	4.60	79.70	(1,645,831)	576,668
2024(2)	1,509,362	(6,313,419)	—	—	2,343,798	(716,232)	4.60	79.70	(1,645,831)	576,668
2023(2)	7,595,750	11,626,661	—	—	1,733,031	2,356,239	18.00	72.70	(91,697)	618,045
2022(2)	10,730,582	2,058,584	—	—	1,700,025	138,203	14.40	100.00	(572,912)	768,878
2022(3)	—	—	2,631,049	2,368,975	1,700,025	138,203	14.40	100.00	(572,912)	768,878
2021(3)	—	—	9,016,080	6,549,945	3,308,731	2,410,564	55.40	117.60	102,080	838,325
(1)    The PEO for this row is Mr. Dalton, who was appointed Chief Executive Officer on March 1, 2024 and continues to serve as our Chief Executive Officer.

2026 Proxy Statement	51

Executive Compensation
(2)    The PEO for this row is Mr. Dale White, who was appointed Chief Executive Officer on February 1, 2022 and continued to serve as our Chief Executive Officer until March 1, 2024.
(3)    The PEO for this row is Mr. Mark Tabak, who served as our Chief Executive Officer until January 31, 2022.
(4)    In accordance with the requirements of Item 402(v)(2)(iii), to determine CAP, we began with the totals disclosed in the SCT above and then made the following adjustments. For 2025: we deducted $8,234,542, which is the sum of the amounts reported in the SCT in the columns under "Stock Awards" and we added $18,815,697, which was the fair value at December 31, 2025 of restricted stock units and cash settled restricted stock units granted in 2025 (all of which remained unvested as of December 31, 2025), we then added $4,983,873, which was the change in fair value of stock options and restricted stock units granted prior to 2025 from December 31, 2024 to December 31, 2025, in the case such awards that remained outstanding and unvested as of December 31, 2025, or to the date of vesting, in the case of such awards that vested during 2025. For 2024: (a) with respect to Mr. Dalton, we deducted $10,000,000, which is the sum of the amounts reported in the SCT in the columns “Stock Awards” and “Option Awards”, we added $3,096,476, which was the fair value at December 31, 2024 of restricted stock units and stock options granted in 2024 (all of which remained unvested as of December 31, 2024); and (b) with respect to Mr. White, we deducted $750,000, which is the sum of the amounts reported in the SCT in the columns “Stock Awards” and “Option Awards”, we added $249,649, which was the fair value at December 31, 2024 of restricted stock units granted in 2024 (all of which remained unvested as of December 31, 2024), we then deducted 7,322,430, which was the change in fair value of stock options and restricted stock units granted prior to 2024 from December 31, 2023 to December 31, 2024, in the case of such awards that remained outstanding and unvested as of December 31, 2024, or to the date of vesting, in the case of such awards that vested during 2024. For 2023, we deducted $6,000,000, which is the sum of the amounts reported in the SCT in the columns “Stock Awards” and “Option Awards”, we added $9,599,999, which was the fair value at December 31, 2023 of restricted stock units granted in 2023 (all of which remain unvested), we then added $430,912, which was the change in fair value of stock options and restricted stock units granted prior to 2023 from December 31, 2022 to December 31, 2023, in the case of such awards that remained outstanding and unvested as of December 31, 2023, or to the date of vesting, in the case of such awards that vested during 2023. For 2022: (a) with respect to Mr. White, we deducted $9,757,427, which is the sum of the amounts reported in the SCT in the columns “Stock Awards” and “Option Awards”, we added $2,231,839, which was the fair value at December 31, 2022 of stock options and restricted stock units granted in 2022 (all of which remain unvested), we then deducted $1,146,410, which was the change in fair value of stock options and restricted stock units granted prior to 2022 from December 31, 2021 to December 31, 2022, in the case of such awards that remained outstanding and unvested as of December 31, 2022, or to the date of vesting, in the case of such awards that vested during 2022; (b) with respect to Mr. Tabak, we deducted $0, which is the sum of the amounts reported in the SCT in the columns “Stock Awards” and “Option Awards”, we then deducted $262,074, which was the change in fair value of restricted stock units granted prior to 2022 from December 31, 2021 to the date of vesting for awards that vested during 2022. For 2021, we deducted $6,999,997, which is the sum of the amounts reported in the SCT in the columns “Stock Awards” and “Option Awards”, we added $3,579,344, which was the fair value at December 31, 2021 of restricted stock units and shares of restricted stock granted in 2021 that remained unvested as of December 31, 2021, we then added $954,518, which was the change in fair value of restricted stock units granted in 2021 that vested in 2021 from the date of grant to the date of vest.
(5)     The Non-PEO NEOs included for 2025 are Messrs. Garis, Hogge, Kim and Ms. Misencik; for 2024 are Messrs. Garis, Head, Hogge, and Kim and Ms. Misencik; for 2023 are Messrs. James Head, Jeff Doctoroff, and Kim and Ms. Carol Nutter; for 2022 are Messrs. Head, Doctoroff and Kim; and for 2021 are Messrs. Head, White, Doctoroff, Kim, David L. Redmond, and Paul Galant.
(6)    To determine Average CAP, we began with the average of the totals disclosed in the SCT above for our non-PEO NEOs and then made the following adjustments. For 2025, we deducted $1,293,589, which is the sum of the average of the amounts reported in the SCT in the columns under “Stock Awards”, we added $2,829,283, which was the average fair value at December 31, 2025 of restricted stock units and cash settled restricted stock units granted in 2025 (all of which remain outstanding and unvested as of December 31, 2025), we then added $2,580,504 which was the average change in fair value of stock options, restricted stock units and performance stock units granted prior to 2025 that were not forfeited in 2025 from December 31, 2024 to December 31, 2025, in the case of such awards that remained outstanding and unvested as of December 31, 2025, or the date of vesting, in the case of such awards that vested during 2025. For 2024, we deducted $1,742,861, which is the sum of the average of the amounts reported in the SCT in the columns “Stock Awards” and “Option Awards”, we

52	Claritev

Executive Compensation
added $995,142, which was the average fair value at December 31, 2024 of restricted stock units, performance stock units and stock options granted in 2024 that were not forfeited in 2024 (all of which remain unvested as of December 31, 2024 other than 25% of the restricted stock units granted to Mr. Head in 2024, which vested on December 31, 2024), we then deducted $421,461, which was the average change in fair value of stock options and restricted stock units granted prior to 2024 that were not forfeited in 2024 from December 31, 2023 to December 31, 2024, in the case of such awards that remained outstanding and unvested as of December 31, 2024, or the date of vesting, in the case of such awards that vested during 2024, we finally deducted $1,890,850, which was the fair value as of December 31, 2023 of any awards granted prior to 2024 that were forfeited in 2024 consistent with Item 402(v)(2)(iii)(C)(1)(v) of Regulation S-K. For 2023, we deducted $964,991, which is the sum of the average of the amounts reported in the SCT in the columns “Stock Awards” and “Option Awards”, we added $1,543,985, which was the average fair value at December 31, 2023 of restricted stock units granted in 2023 (all of which remain unvested), we then added $55,918 which was the average change in fair value of stock options and restricted stock units granted prior to 2023 from December 31, 2022 to December 31, 2023, in the case of such awards that remained outstanding and unvested as of December 31, 2023, or the date of vesting, in the case of such awards that vested during 2023. For 2022, we deducted $1,111,262, which is the sum of the average of the amounts reported in the SCT in the columns “Stock Awards” and “Option Awards”, we added $265,784, which was the average fair value at December 31, 2022 of stock options and restricted stock units granted in 2022 (all of which remain unvested), we then deducted $716,344 which was the average change in fair value of stock options and restricted stock units granted prior to 2022 from December 31, 2021 to December 31, 2022, in the case of such awards that remained outstanding and unvested as of December 31, 2022, or the date of vesting, in the case of such awards that vested during 2022. For 2021, we deducted $2,165,817, which is the sum of the average of the amounts reported in the SCT in the columns “Stock Awards” and “Option Awards”, we added $819,524, which was the average fair value at December 31, 2021 of stock options and restricted stock units granted in 2021 that remained unvested as of December 31, 2021, we then added $448,126, which was the average change in fair value of restricted stock units granted in 2021 that vested in 2021 from the date of grant to the date of vest.
(7)    The peer group used for this Pay versus Performance analysis is the S&P Composite 1500 Health Care Technology Index (the “HCT Index”). The table assumes that the value of the investment in our Class A common stock and the HCT Index was $100 at January 1, 2021 and that all dividends paid by those companies included in the HCT Index were reinvested. The table is based on historical data and is not necessarily indicative of future performance.
(8)    As reported in the Annual Report on Form 10-K for the fiscal year ended December 31, 2025, these amounts reflect “net income” of the Company.
(9)    For purposes of Item 402(v)(2)(iii), we have identified adjusted EBITDA as our Company-Selected Measure. See the section below titled “Use of Non-GAAP Measures” for more information regarding how adjusted EBITDA is calculated. Although adjusted EBITDA is an important financial performance measure that the Compensation Committee considers when making executive compensation decisions with the intent of aligning compensation with Company performance and has been selected as a performance metric under our bonus plan, the Compensation Committee does not evaluate CAP as calculated pursuant to Item 402(v)(2) as part of its executive compensation determinations or use any financial performance measure specifically to link CAP to Company performance.
Narrative Disclosure to Pay versus Performance Table
The most important financial metrics used in determining compensation of our named executive officers are revenue and adjusted EBITDA, as each of these metrics are 50% weighted in determining payouts under our cash bonus plans in 2021 through 2024 and 40% each in 2025. Between these two metrics, the Compensation Committee believes that adjusted EBITDA is more important in determining compensation of our named executive officers.
We believe the above table reinforces our pay for performance philosophy. We first note that CAP is significantly less than the amounts reported in the SCT for each of 2024, 2022 and 2021. This is due to the decrease in the price of our common stock over the applicable time periods, as the year-end value of restricted stock units, performance stock units and stock options or, in the case of awards that have vested, the value at the date of vesting, was lower in those years than the value at grant date or end of the preceding year. In 2023, however, CAP is more than the

2026 Proxy Statement	53

Executive Compensation
amounts reported in the Summary Compensation Table. This is due to a TSR of over 25% during 2023 and a TSR of 60% from March 1, 2023 (the date of grant for our 2023 long-term incentive awards) through December 31, 2023. As a result, long-term incentive awards granted prior to 2023 generally increased in value over the year and the long-term incentive awards granted on March 1, 2023 significantly increased in value between March 1, 2023 and December 31, 2023. Likewise, in 2025, CAP is more than the amounts reported in the Summary Compensation Table. This is due to a TSR of over 189% during 2025 and a TSR of 103% from March 1, 2025 (the date of grant for our 2025 long-term incentive awards) through December 31, 2025. As a result, long-term incentive awards granted prior to 2025 increased in value over the year and the long-term incentive awards granted on March 1, 2025 increased in value between March 1, 2025 and December 31, 2025.
In this way, our CAP is closely linked to our TSR, which as shown in the above table, has been negative in 2021, 2022 and 2024, and in those years lagged well behind the peer group used for purposes of this Pay versus Performance analysis. Conversely, our TSR was positive in 2023 and 2025 and in line with or greater than the peer group used for purposes of this Pay versus Performance analysis. As such, we believe that when comparing TSR and CAP, our pay for performance philosophy is supported.
Net income, on the other hand, is much less linked to the CAP set forth in the above table given it does not have any impact on the adjustments made to reach CAP and does not play any role in how we determine named executive officers compensation. Our net income declined significantly from 2021 to 2022, in large part due to a $662.2 million impairment of goodwill and indefinite-lived intangible assets taken in 2022, primarily due to macroeconomic factors resulting in higher interest and discount rates in 2022. From 2022 to 2023, net income increased significantly given there was no similar impairment, although our 2023 net income fell short of 2021 net income. From 2023 to 2024, net income again declined significantly, which was also due to a $1.5 billion loss on impairment of goodwill and intangible assets due to the use of a higher discount rate in response to significant declines in our stock price, lower projected cash flows, and lower EBITDA multiples. Finally, our net income again increased significantly from 2024 to 2025 in light of no impairment charge, however, we it was less than 2021 and 2023 levels.
We believe that adjusted EBITDA is a more useful metric than net income in determining the performance of our business and, for this reason, we use it in determining compensation of our named executive officers and thus it has a direct impact on the figures in the above table. Our adjusted EBITDA declined from 2021 to 2022 and CAP likewise also decreased from 2021 to 2022, due to lower annual cash bonuses but, as discussed above, due in larger part to the negative TSR in 2022 and its corresponding impact on the value of outstanding long-term incentive awards in 2022. In 2023, although our adjusted EBITDA decreased as a result of market conditions and contractual rate changes with certain clients, it was generally in-line with our expectations. As such, annual cash bonuses payable to our named executive officers were generally paid out at target. Although this increase in annual cash bonus payouts contributed to CAP increasing year-over-year, our positive TSR in 2023 discussed above played a much larger role in this increase. In 2024, our adjusted EBITDA was below our expectations. As such, annual cash bonuses payable to our named executive officers were paid out at significantly less (i.e., 70%) than target and 2023 annual cash bonuses. Although this year-over-year decrease in annual cash bonus payouts contributed to CAP also decreasing year-over-year, our negative TSR in 2024 discussed above played a much larger role in this decrease. Finally, in 2025, our adjusted EBITDA exceeded our expectations which was reflected in the payout for annual cash bonuses at 110% of target and above 2024 levels. This increase in annual cash bonus payouts did contribute to CAP increasing from 2024 to 2025 but, like years past, TSR was much more influential in change in CAP from 2024 to 2025 given the impact on the value of long-term incentive awards granted before or during 2025.
Tabular List of Financial Performance Measures
In accordance with the requirements of Item 402(v)(6), we have identified an unranked list of the most important financial performance measures, which the Compensation Committee considered when making executive compensation decisions for 2024. The use of each performance measure other than stock price is further described in the “Compensation Discussion and Analysis” section of this proxy statement. The value of our long-term incentive awards is significantly impacted by the value of our common stock. Since long-term awards are a key component of our named executive officers’ total target compensation, our stock price functionally serves as a third important financial metric in determining their compensation. Further, the performance period for the relative total stockholder return metric of the performance stock units granted in 2024, which metric is weighted at 50%, is from

54	Claritev

Executive Compensation
January 1, 2024 through December 31, 2026 and thus covers 2025, which further makes stock price an important measure for us as relative total stockholder return is driven by stock price, among other factors.
•Revenue
•Adjusted EBITDA
•Stock Price
All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of our Company with the SEC, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Potential Payments Upon Termination or Change in Control
Severance Benefits Upon Termination
Mr. Dalton
The severance payments and benefits due to Mr. Dalton in connection with certain terminations of employment with Claritev as of December 31, 2025 are set forth in the Dalton Employment Agreement.
Pursuant to the Dalton Employment Agreement, in the event of a termination of employment by Claritev without “cause” (as defined in the Dalton Employment Agreement) or by Mr. Dalton for “good reason” (as defined in the Dalton Employment Agreement), in each case, subject to Mr. Dalton's execution of a general release of claims in favor of Claritev and continued compliance with the restrictive covenants set forth in the Dalton Employment Agreement, Mr. Dalton will receive: (i) a cash payment equal to 1.5 times the sum of Mr. Dalton’s annual base salary and target bonus opportunity, payable in 18 equal monthly installments, (ii) a lump sum cash payment equal to the product of: (A) the greater of (x) Mr. Dalton's annual bonus paid or payable in respect of the fiscal year prior to the fiscal year in which the termination occurred; or (y) the target bonus opportunity, multiplied by (B) a fraction, the numerator of which is the number of days elapsed from the commencement of such fiscal year through the date of termination and the denominator of which is 365 (or 366, as applicable), and (iii) payment of, or reimbursement for, COBRA premiums for a period ending on the earlier of 18 months following the termination date and the date Mr. Dalton obtains other employment that offers group health benefits.
Further, pursuant to the terms of the Dalton Employment Agreement, if Mr. Dalton is terminated in connection with or following a change in control (as defined in the Dalton Employment Agreement), to the extent not already vested as of (or forfeited prior to) the date of termination, any remaining service-based vesting conditions of equity awards granted to Mr. Dalton upon commencing employment or as part of Mr. Dalton's annual equity grant (as more fully described in the Dalton Employment Agreement) will be deemed satisfied upon such termination.
Pursuant to the terms of the Dalton Employment Agreement, Mr. Dalton is subject to non-competition and non-solicitation covenants that apply during his employment and the 18 months following termination of employment with Claritev, as well as indefinite covenants of confidentiality and non-disparagement.
In connection with its annual review of executive compensation arrangements, on February 28, 2025, the Company amended Mr. Dalton's employment agreement (the “Dalton Employment Agreement Amendment”). Pursuant to the terms of the Dalton Employment Agreement Amendment, if Mr. Dalton is terminated without cause or resigns for good reason during the one-year period (the "Post CiC Period") following a change in control, his entitlement to 1.5 times the sum of his base salary plus target bonus is increased to 2.0 times such amounts, paid in twenty-four installments, and the Company will reimburse him for health insurance premiums for up to the duration of the severance payments. In connection with its annual review of executive compensation arrangements, in March 2026, the Company further amended Mr. Dalton's employment agreement to extend the Post CiC Period to two years.
Mr. Garis
The severance payments and benefits due to Mr. Garis in connection with certain terminations of employment with Claritev as of December 31, 2025 are set forth in the Garis Employment Agreement.

2026 Proxy Statement	55

Executive Compensation
Pursuant to the Garis Employment Agreement, in the event of a termination of employment by Claritev without “cause” (as defined in the Garis Employment Agreement) or by Mr. Garis for “good reason” (as defined in the Garis Employment Agreement), in each case, subject to Mr. Garis’s execution of a general release of claims in favor of Claritev and continued compliance with the restrictive covenants set forth in the Garis Employment Agreement, Mr. Garis will receive: (i) a cash payment equal to the sum of Mr. Garis’s annual base salary and target bonus opportunity, payable in 12 equal monthly installments and (ii) payment of, or reimbursement for, COBRA premiums for a period ending on the earlier of 18 months following the termination date and the date Mr. Garis obtains other employment that offers group health benefits.
Pursuant to the terms of the Garis Employment Agreement, Mr. Garis is subject to non-competition and non-solicitation covenants that apply during his employment and the 12 months following termination of employment with Claritev, as well as indefinite covenants of confidentiality and non-disparagement.
In connection with its annual review of executive compensation arrangements, on February 27, 2025, the Company amended Mr. Garis's employment agreement (the “Garis Employment Agreement Amendment”). Pursuant to the terms of the Garis Employment Agreement Amendment, if Mr. Garis is terminated without cause or resigns for good reason during the one-year period following a change in control, his entitled to one times the sum of his base salary plus target bonus is increased to one and one half times such amounts, paid in eighteen monthly installments, and the Company will reimburse him for health insurance premiums for up to the duration of the severance payments. In connection with its annual review of executive compensation arrangements, in March 2026, the Company further amended Mr. Garis's employment agreement to extend the Post CiC Period to two years.
Mr. Hogge
Pursuant to the terms of the Hogge Offer Letter, in the event of a termination of employment by Claritev without “cause” as of December 31, 2025, Mr. Hogge would be entitled to 12 months’ salary continuation and payment of, or reimbursement for, COBRA premiums with respect to welfare benefits in effect at the time of termination for a period ending on the earlier of 12 months following the termination date and the date Mr. Hogge obtains other employment that offers group health benefit.
In connection with its annual review of executive compensation arrangements, on February 27, 2025, the Company entered into a letter agreement with Mr. Hogge to provide severance payments in connection with certain terminations of employment (the “Hogge Severance Letter”). Pursuant to the terms of the Hogge Severance Letter, if Mr. Hogge is terminated without cause (as defined in the Hogge Severance Letter), he will receive one times the sum of his base salary and target bonus, paid in twelve monthly installments, and if Mr. Hogge resigns for good reason (as defined in the Hogge Severance Letter) or the termination occurs during the one-year period following a change in control (as defined in the Hogge Severance Letter), he will receive one and one half times the sum of his base salary and target bonus, paid in eighteen monthly installments. The Company will also reimburse him for health insurance premiums for up to the duration of the severance payments. In connection with its annual review of executive compensation arrangements, in March 2026, the Company further amended the Hogge Severance Letter to extend the Post CiC Period to two years.
Mr. Kim
In the event of a termination of employment by Claritev without “cause” as of December 31, 2025 and consistent with the treatment of similarly situated executives, both Mr. Kim and the Company would expect that Mr. Kim would receive six months’ salary continuation and payment of, or reimbursement for, COBRA premiums for a period ending on the earlier of six months following the termination date and the date Mr. Kim obtains other employment that offers group health benefits. The table below is consistent with these expectations.
In connection with its annual review of executive compensation arrangements, on February 27, 2025, the Company entered into a letter agreement with Mr. Kim to provide severance payments in connection with certain terminations of employment (the “Kim Severance Letter”). Pursuant to the terms of the Kim Severance Letter, if Mr. Kim is terminated without cause (as defined in the Kim Severance Letter), he will receive one-half times the sum of his base salary and target bonus, paid in six monthly installments, and if Mr. Kim resigns for good reason (as defined in the Kim Severance Letter) or the termination occurs during the one-year period following a change in control (as defined in the Kim Severance Letter), he will receive one times the sum of his base salary and target bonus, paid in twelve

56	Claritev

Executive Compensation
monthly installments. The Company will also reimburse him for health insurance premiums for up to the duration of the severance payments. In connection with its annual review of executive compensation arrangements, in March 2026, the Company further amended the Kim Severance Letter to extend the Post CiC Period to two years.
Ms. Misencik
In the event of a termination of employment by Claritev without “cause” as of December 31, 2025 and consistent with the treatment of similarly situation executives, both Ms. Misencik and the Company would expect that Ms. Misencik would receive six months’ salary continuation and payment of, or reimbursement for, COBRA premiums for a period ending on the earlier of six months following the termination date and the date Ms. Misencik obtains other employment that offers group health benefits. The table below is consistent with these expectations.
In connection with its annual review of executive compensation arrangements, on February 27, 2025, the Company entered into a letter agreement with Ms. Misencik to provide severance payments in connection with certain terminations of employment (the “Misencik Severance Letter”). Pursuant to the terms of the Misencik Severance Letter, if Ms. Misencik is terminated without cause (as defined in the Misencik Severance Letter), she will receive one-half times the sum of her base salary and target bonus, paid in six monthly installments, and if Ms. Misencik resigns for good reason (as defined in the Misencik Severance Letter) or the termination occurs during the one-year period following a change in control (as defined in the Misencik Severance Letter), she will receive one times the sum of her base salary and target bonus, paid in twelve monthly installments. The Company will also reimburse her for health insurance premiums for up to the duration of the severance payments. In connection with its annual review of executive compensation arrangements, in March 2026, the Company further amended the Misencik Severance Letter to extend the Post CiC Period to two years.
Summary Tables of Severance Benefits
The following tables show the potential payments and benefits due to each named executive officer, who remained an executive officer of our Company as of December 31, 2025, under various employment termination events and under the terms of the applicable employment agreement, severance letter and/or award agreement, as the case may be. These post-employment amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to our named executive officers. In the event of a termination by the Company for cause or a termination by the named executive officer without good reason, whether before or after a change in control, no severance benefits or accelerated vesting of long-term incentive awards is triggered and the named executive officer is generally only entitled to earned amounts such as unpaid salary or unused paid time off. The assumptions used in preparation of these tables are consistent with the payments and benefits described above as well as the following assumptions:
•A termination date of December 31, 2025.
•$42.75/share as the value of our common stock, which was the closing price on December 31, 2025.
•With respect to CiC Termination (defined below), such change in control occurred during the year 2025 and equity awards were assumed or replaced on substantially similar terms in connection with such change in control.

2026 Proxy Statement	57

Executive Compensation
Mr. Dalton

	Termination without Cause or for Good Reason ("Qualifying Termination") ($)	Termination without Cause or for Good Reason within One Year After Change in Control ("CiC Termination") ($)	Qualifying Retirement ($)	Death/Disability ($)
Cash Severance(1)	3,918,750	4,846,875	—	—
Benefit Continuation(2)	—	—	—	—
Equity(3)(4)(5)	7,969,583	24,138,446	—	21,731,364
Total	11,888,333	28,985,321	—	21,731,364
(1)Amounts represent 1.5 or 2 times annual base salary and target bonus opportunity (more if within one year after a change in control), plus 1.0 times earned bonus for 2025.
(2)Mr. Dalton waived welfare benefits in 2025 and, as such, would not received benefit continuation in these scenarios.
(3)Qualifying Termination amount constitutes: (i) 159,763 cash settled restricted stock units; and (ii) 26,660 restricted stock units.
(4)CiC Termination amount constitutes: (i) 381,133 cash settled restricted stock units; and (ii) 183,509 restricted stock units. Mr. Dalton also has stock options that would vest here, but as of 12/31/25 all of Mr. Dalton's options were underwater with an exercise price of $44.40.
(5)Death/disability equity amount constitutes (i) 381,133 cash settled restricted stock units; and (ii) 127,302 restricted stock units.
Mr. Garis

	Qualifying Termination ($)	CiC Termination ($)	Qualifying Retirement ($)	Death/ Disability ($)
Cash Severance(1)	1,070,000	1,605,000	—	—
Benefit Continuation(2)	32,686	49,029	—	—
Equity(3)(4)	1,370,223	4,358,448	—	4,358,448
Total	2,472,909	6,012,477	—	4,358,448
(1)Amounts represent 1 (Qualifying Termination) or 1.5 (CiC Termination) times annual base salary and target bonus opportunity.
(2)Amounts represent monthly payments equal to the COBRA premiums required for 12 (Qualifying Termination) or 18 months (CiC Termination).
(3)Qualifying Termination amount constitutes (i) 21,368 cash settled restricted stock units; and (ii) 10,684 restricted stock units.
(4)    CiC Termination and Death/Disability amount constitutes: (i) 50,976 cash settled restricted stock units; and (ii) 50,976 restricted stock units.

58	Claritev

Executive Compensation
Mr. Hogge

	Qualifying Termination ($)	CiC Termination ($)	Qualifying Retirement ($)	Death/ Disability ($)
Cash Severance(1)	1,070,000	1,605,000	—	—
Benefit Continuation(2)	20,286	30,429	—	—
Equity(3)(4)(5)(6)	1,280,576	4,073,305	371,084	4,444,390
Total	2,370,862	5,708,734	371,084	4,444,390
(1)Amounts represent 1 (Qualifying Termination) or 1.5 (CiC Termination) times annual base salary and target bonus opportunity.
(2)Amounts represent monthly payments equal to the COBRA premiums required for 12 (Qualifying Termination) or 18 months (CiC Termination).
(3)Qualifying Termination amount constitutes (i) 19,970 cash settled restricted stock units; and (ii) 9,985 restricted stock units.
(4)CiC Termination amount constitutes: (i) 47,641 cash settled restricted stock units; and (ii) 47,641 restricted stock units.
(5)Qualifying Retirement amount constitutes 26,041 performance stock units.
(6)Death/Disability amount constitutes (i) 47,641 cash settled restricted stock units; (ii) 47,641 restricted stock units; and (iii) 26,041 performance stock units.
Mr. Kim

	Qualifying Termination ($)	CiC Termination ($)	Qualifying Retirement ($)	Death/ Disability ($)
Cash Severance(1)	1,651,388	2,063,122	—	—
Benefit Continuation(2)	5,742	11,484	—	—
Equity(3)(4)(5)(6)	712,514	2,266,349	104,011	2,370,359
Total	2,369,644	4,340,955	104,011	2,370,359
(1)Amounts represent 0.5 (Qualifying Termination) or 1.0 (CiC Termination) times annual base salary and target bonus opportunity.
(2)Amounts represent monthly payments equal to the COBRA premiums required for 6 (Qualifying Termination) or 12 months (CiC Termination).
(3)Qualifying Termination amount constitutes (i) 11,111 cash settled restricted stock units; and (ii) 5,556 restricted stock units.
(4)CiC Termination amount constitutes: (i) 26,507 cash settled restricted stock units; and (ii) 26,507 restricted stock units.
(5)Qualifying Retirement amount constitutes 7,299 performance stock units.
(6)Death/Disability amount constitutes: (i) 26,507 cash settled restricted stock units; (ii) 26,507 restricted stock units; and (iii) 7,299 performance stock units.

2026 Proxy Statement	59

Executive Compensation
Ms. Misencik

	Qualifying Termination ($)	CiC Termination ($)	Qualifying Retirement ($)	Death/ Disability ($)
Cash Severance(1)	371,875	743,750	—	—
Benefit Continuation(2)	9,394	18,789	—	—
Equity(3)(4)	544,250	1,731,119	—	1,731,119
Total	925,519	2,493,658	—	1,731,119
(1)Amounts represent 0.5 (Qualifying Termination) or 1.0 (CiC Termination) times annual base salary and target bonus opportunity.
(2)Amounts represent monthly payments equal to the COBRA premiums required for 6 (Qualifying Termination) or 12 months (CiC Termination).
(3)Amount constitutes (i) 8,487 cash settled restricted stock units; and (ii) 4,244 restricted stock units.
(4)CiC Termination and Death/Disability amount constitutes: (i) 20,247 cash settled restricted stock units; and (ii) 20,247 restricted stock units.

60	Claritev

Amendment to 2020 Omnibus Incentive Plan

PROPOSAL 4
APPROVAL OF THE AMENDMENT TO CLARITEV CORPORATION 2020 OMNIBUS INCENTIVE PLAN

THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL.

We are seeking stockholder approval of an amendment to the Claritev Corporation 2020 Omnibus Incentive Plan (as previously amended, the “2020 Omnibus Incentive Plan”), in order to increase the number of shares of our common stock reserved for issuance under the 2020 Omnibus Incentive Plan by an additional 2,375,000 shares, to increase the aggregate number of shares that may be issued under the 2020 Omnibus Incentive Plan to 7,771,250 shares as described more fully below (the “Amendment”).
On March 19, 2026, the Board of Directors (the “Board”) approved the Amendment, subject to stockholder approval. If stockholders approve this proposal, the Amendment will become effective as of the date of stockholder approval. If stockholders do not approve this proposal, the Amendment will not take effect and the 2020 Omnibus Incentive Plan will continue in effect in its present form and we will continue to grant awards under the terms of such plan until the shares remaining available for issuance are exhausted.
The remainder of this discussion, when referring to the 2020 Omnibus Incentive Plan, refers to the amended 2020 Omnibus Incentive Plan as if this proposal is approved by our stockholders, unless otherwise specified or the context otherwise references the 2020 Omnibus Incentive Plan prior to the Amendment.
Our continuing ability to offer equity incentive awards under the 2020 Omnibus Incentive Plan is critical to our ability to attract, motivate and retain qualified personnel. The Amendment is essential to meet our forecasted needs in respect of equity incentives.
Corporate Governance Best Practices:
The 2020 Omnibus Incentive Plan provides for the following good corporate governance practices:
•Stockholder approval is required for any repricing of options or stock appreciation rights;
•Administered by a committee composed of independent directors;
•No automatic single-trigger vesting upon a change in control;
•Specific limits on total director compensation; and
•No dividends will be paid on any unvested award until the award vests.
The Amendment is necessary to promote our long-term success and the creation of stockholder value by:
•Enabling us to continue to attract and retain the services of key employees who would be eligible to receive grants;
•Aligning participants’ interests with the interests of stockholders through incentives that are based upon the performance of our common stock;
•Motivating participants, through equity incentive awards, to achieve long-term growth in our business, in addition to short-term financial performance; and
•Providing a long-term incentive program that is competitive with those at companies with which we compete for talent, such as other tech and healthcare companies.
We currently grant stock-based incentive awards to our employees under the 2020 Omnibus Incentive Plan. As of March 6, 2026, there are 248,034 shares remaining available for issuance under the 2020 Omnibus Incentive Plan. The remaining shares available for issuance under the 2020 Omnibus Incentive Plan will be insufficient to permit us to make annual incentive awards to our executives, directors and other employees. As a company focused on growth, we will need to hire additional employees to support our commercialization efforts and grow our business.
The 2020 Omnibus Incentive Plan, as amended by the Amendment, would authorize a total of 7,771,250 shares of our common stock for grants to participants, representing an increase of 2,375,000 shares of common stock that would be available under the 2020 Omnibus Incentive Plan (the “Share Reserve Increase”).
Key Metrics

Dilutive Effect of the Share Reserve Increase	9.97%
Total Potential Dilution, including Outstanding Awards	28.81%
Three-Year Average Burn Rate	7.83%
Dilutive Effect of Share Reserve Increase:
Share Reserve Increase 2,375,000 divided by the sum of shares of common stock outstanding 16,966,920, plus equity awards outstanding 4,241,901, plus the Share Reserve Increase 2,375,000, plus existing share reserve 248,034. Equity awards outstanding includes outstanding stock options and restricted stock units as of March 6, 2026, which includes: (i) grant of 171,232 stock options outside of the 2020 Omnibus Incentive Plan to Travis S. Dalton upon his appointment to President and Chief Executive Officer; (ii) grant of 122,549 stock options and 89,285 restricted stock units outside of the 2020 Omnibus Incentive Plan to Douglas M. Garis upon his appointment to Executive Vice President and Chief Financial Officer; and (iii) grant of 36,161 restricted stock units outside of the 2020 Omnibus Incentive Plan to William Mintz upon his appointment to Senior Vice President, Corporate Affairs and Strategy ((i) through (iii) collectively, the “Inducement Grants”). Existing share reserve and common stock outstanding are as of March 6, 2026.
Potential Dilution Calculation:
The sum of equity awards outstanding 4,241,901, plus the Share Reserve Increase 2,375,000, plus existing share reserve 248,034; divided by the sum of shares of common stock outstanding 16,966,920, plus equity awards outstanding 4,241,901, plus the Share Reserve Increase 2,375,000, plus existing share reserve 248,034. Equity awards outstanding includes outstanding stock options and restricted stock units as of March 6, 2026, which includes the Inducement Grants. Existing share reserve and common stock outstanding are as of March 6, 2026.
Burn Rate Calculation:
The number of shares subject to time vesting equity awards granted in a fiscal year; divided by the basic weighted average common shares outstanding at the end of that fiscal year.

•	Awards canceled or forfeited are not excluded from the calculation

Year	Time-Vesting Full-Value Shares Granted(1)	Options Granted	Total Awards	Basic Weighted Average Common Shares Outstanding as of 12/31	Burn Rate = Total Awards/ Outstanding
2025	1,528,799	0	1,528,799	16,434,919	9.30%
2024	1,233,332	293,781	1,527,113	16,147,506	9.46%
2023	762,503	0	762,503	16,128,366	4.73%
Three Year Avg					7.83%
(1) Includes restricted stock units and performance stock units.
The Share Reserve Increase is intended to manage our equity compensation needs for the next 12 to 24 months, based on our past grant practices and the recent trading prices of our shares.
Total Outstanding Awards
The table below shows the total number of outstanding options and other awards granted under the 2020 Omnibus Incentive Plan and awards granted outside of the 2020 Omnibus Incentive Plan, each as of March 6, 2026.

Plan Name	Awards
2020 Omnibus Incentive Plan	3,822,674
Inducement Grants	419,227
As of March 16, 2026, the fair market value of a share of common stock (as determined by the closing price on the NYSE on that date) was $17.60 per share.
The 2020 Omnibus Incentive Plan will continue to permit the discretionary award of stock options, including incentive stock options and nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units and other equity-based awards and cash-based incentive awards to participants. Such awards may continue to be granted under the Share Reserve Increase beginning on the date of stockholder approval of the Amendment and continuing through July 12, 2030, or earlier termination of the 2020 Omnibus Incentive Plan.
Text of the 2020 Omnibus Incentive Plan
The text of the Amendment to the 2020 Omnibus Incentive Plan is attached as Annex A. Stockholders are urged to review the 2020 Omnibus Incentive Plan together with the following information, which is qualified in its entirety by reference to Annex A. If there is any inconsistency between this Proposal 4 and the 2020 Omnibus Incentive Plan terms, or if there is any inaccuracy in this Proposal 4, the terms of the 2020 Omnibus Incentive Plan shall govern.
Key Features of the 2020 Omnibus Incentive Plan
Purpose
The purpose of the 2020 Omnibus Incentive Plan is to provide a means through which to attract, retain and motivate key personnel and to provide a means whereby our directors, officers, employees, consultants and advisors can acquire and maintain an equity interest in us, or be paid incentive compensation, including incentive compensation measured by reference to the value of our common stock, thereby strengthening their commitment to our welfare and aligning their interests with those of our stockholders.
Persons Eligible to Participate
Awards under the 2020 Omnibus Incentive Plan may be granted to any (i) individual employed by us or our subsidiaries (other than those U.S. employees covered by a collective bargaining agreement unless and to the extent that such eligibility is set forth in such collective bargaining agreement or similar agreement); (ii) director or officer of us or our subsidiaries; or (iii) consultant or advisor to us or our subsidiaries who may be offered securities registrable pursuant to a Registration Statement on Form S-8 under the Securities Act. The Compensation Committee of the Board (the “Compensation Committee”) may grant awards to any individual eligible to participate in the 2020 Omnibus Incentive Plan. As of December 31, 2025, approximately 3,000 employees (including each of our executive officers), nine non-employee directors and five consultants were eligible to participate in the 2020 Omnibus Incentive Plan.
Administration
The 2020 Omnibus Incentive Plan is administered by the Compensation Committee. The Compensation Committee has the authority to make all decisions and determinations with respect to the administration of the 2020 Omnibus Incentive Plan, and is permitted, subject to applicable law or exchange rules and regulations, to delegate all or any part of its responsibilities and powers to any person or persons selected by it in accordance with the terms of the 2020 Omnibus Incentive Plan.
Shares Subject to the 2020 Omnibus Incentive Plan
The 2020 Omnibus Incentive Plan, as amended by the Amendment, provides that the total number of shares of common stock that may be issued under the 2020 Omnibus Incentive Plan is 7,771,250 shares (the “plan share reserve”). No more than the number of shares of common stock equal to the plan share reserve may be issued in the aggregate pursuant to the exercise of incentive stock options. The maximum number of shares of common stock granted during a single fiscal year to any non-employee director, taken together with any cash fees paid to such non-employee director during the fiscal year, may not exceed $1,500,000 in total value. Except for substitute awards (as described below), in the event any award expires or is cancelled, forfeited or terminated without issuance to the participant of the full number of shares of common stock to which the award related, the unissued shares of common stock underlying such award will be returned to the plan share reserve and may be granted again under the 2020 Omnibus Incentive Plan. Shares of common stock withheld in payment of an option exercise price or taxes relating to an award, and shares equal to the number of shares of common stock surrendered in payment of any option exercise price, a stock appreciation right’s base price, or taxes relating to an award will constitute shares of common stock issued to a participant and will thus reduce the plan share reserve and will not be returned to the plan share reserve. Awards may, in the sole discretion of the Compensation Committee, be granted in assumption of, or in substitution for, outstanding awards previously granted by an entity directly or indirectly acquired by us or with which we combine (referred to as “substitute awards”), and such substitute awards will not be counted against the plan share reserve, except that substitute awards intended to qualify as “incentive stock options” will count against the limit on incentive stock options described above. No award may be granted under the 2020 Omnibus Incentive Plan after the tenth anniversary of the effective date (as defined therein), but awards granted before then may extend beyond that date.
Vesting of Awards
All awards granted under the 2020 Omnibus Incentive Plan will vest and, as applicable, become exercisable in such manner and on such date or dates or upon such event or events as determined by the Compensation Committee, including, without limitation, satisfaction of performance conditions, if any.
Types of Awards
Options. The Compensation Committee may grant non-qualified stock options and incentive stock options, under the 2020 Omnibus Incentive Plan, with terms and conditions determined by the Compensation Committee that are not inconsistent with the 2020 Omnibus Incentive Plan. All stock options granted under the 2020 Omnibus Incentive Plan are required to have a per share exercise price that is not less than 100% of the fair market value of our common stock underlying such stock options on the date such stock options are granted (other than in the case of options that are substitute awards). All stock options that are intended to qualify as incentive stock options must be granted pursuant to an award agreement expressly stating that the options are intended to qualify as incentive stock options and will be subject to the terms and conditions that comply with the rules as may be prescribed by Section 422 of the Internal Revenue Code of 1986 (the “Code”). The maximum term for stock options granted under the 2020 Omnibus Incentive Plan will be ten years from the initial date of grant, or with respect to any stock options intended to qualify as incentive stock options, such shorter period as prescribed by Section 422 of the Code. However, if a non-qualified stock option would expire at a time when trading of shares of our common stock is prohibited by our insider trading policy (or “blackout period” imposed by the Company), the term will automatically be extended to the 30th day following the end of such period. The purchase price for the shares of common stock as to which a stock option is exercised may be paid to the Company, to the extent permitted by law, (i) in cash, check or cash equivalent at the time the stock option is exercised; (ii) in shares of common stock having a fair market value equal to the aggregate exercise price for the shares of common stock being purchased and satisfying any requirements that may be imposed by the Compensation Committee (so long as such shares have been held by the participant for at least six months or such other period established by the Compensation Committee to avoid adverse accounting treatment); or (iii) by such other method as the Compensation Committee may permit in its sole discretion, including, without limitation, (A) in other property having a fair market value on the date of exercise equal to the purchase price, (B) if there is a public market for the shares of our common stock at such time, through the delivery of irrevocable instructions to a broker to sell the shares of common stock being acquired upon the exercise of the stock option and to deliver to the Company the amount of the proceeds of such sale equal to the aggregate exercise price for the shares of common stock being purchased or (C) through a “net exercise” procedure effected by withholding the minimum number of shares of common stock needed to pay the exercise price and any applicable taxes that are statutorily required to be withheld. Any fractional shares of common stock will be settled in cash. Options will become vested and exercisable in such manner and on such date(s) or event(s) as determined by the Compensation Committee, including, without limitation, satisfaction of Performance Conditions, provided that the Compensation Committee may, in its sole discretion, accelerate the vesting of any options at any time for any reason.
Restricted Shares and Restricted Stock Units. The Compensation Committee may grant restricted shares of our common stock or restricted stock units, representing the right to receive, upon vesting and the expiration of any applicable restricted period, one share of common stock for each restricted stock unit, or, in the sole discretion of the Compensation Committee, the cash value thereof (or any combination thereof). As to restricted shares of our common stock, subject to the other provisions of the 2020 Omnibus Incentive Plan, the holder will generally have the rights and privileges of a stockholder as to such restricted shares of common stock, including, without limitation, the right to vote such restricted shares of common stock. Participants generally have no rights or privileges as a stockholder with respect to restricted stock units. Restricted shares of our common stock and restricted stock units will become vested in such manner and on such date(s) or event(s) as determined by the Compensation Committee, including, without limitation, satisfaction of Performance Conditions, provided that the Compensation Committee may, in its sole discretion, accelerate the vesting of any restricted shares of our common stock or restricted stock units at any time for any reason. Unless otherwise provided by the Compensation Committee, whether in an award agreement or otherwise, in the event of a participant’s termination for any reason prior to vesting of any restricted shares or restricted stock units, as applicable (i) all vesting with respect to the participant’s restricted shares or restricted stock units, as applicable, will cease and (ii) unvested restricted shares and unvested restricted stock units will be forfeited for no consideration on the date of termination.
Other Equity-Based Awards and Cash-Based Awards. The Compensation Committee may grant other equity-based or cash-based awards under the 2020 Omnibus Incentive Plan, with terms and conditions, including, without limitation, satisfaction of Performance Conditions, determined by the Compensation Committee that are not inconsistent with the 2020 Omnibus Incentive Plan.
Effect of Certain Events on 2020 Omnibus Incentive Plan and Awards
Other than with respect to cash-based awards, in the event of (i) any dividend (other than regular cash dividends) or other distribution (whether in the form of cash, shares of common stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of shares of common stock or other securities, issuance of warrants or other rights to acquire shares of common stock or other securities, or other similar corporate transaction or event that affects the shares of common stock (including a change in control, as defined in the 2020 Omnibus Incentive Plan), or (ii) unusual or nonrecurring events affecting the Company, including changes in applicable rules, rulings, regulations or other requirements, that the Compensation Committee determines, in its sole discretion, could result in substantial dilution or enlargement of the rights intended to be granted to, or available for, participants (any event in (i) or (ii), an “Adjustment Event”), the Compensation Committee will, in respect of any such Adjustment Event, make such proportionate substitution or adjustment, if any, as it deems equitable, to any or all of: (A) the plan share reserve, or any other limit applicable under the 2020 Omnibus Incentive Plan with respect to the number of awards which may be granted thereunder, (B) the number of shares of common stock or other securities of the Company (or number and kind of other securities or other property) which may be issued in respect of awards or with respect to which awards may be granted under the 2020 Omnibus Incentive Plan or any sub-plan and (C) the terms of any outstanding award, including, without limitation, (x) the number of shares of common stock or other securities of the Company (or number and kind of other securities or other property) subject to outstanding awards or to which outstanding awards relate, (y) the exercise price or base price with respect to any award, or (z) any applicable performance measures; it being understood that, in the case of any “equity restructuring,” the Compensation Committee will make an equitable or proportionate adjustment to outstanding awards to reflect such equity restructuring.
In connection with any change in control, the Compensation Committee may, in its sole discretion, provide for any one or more of the following: (i) a substitution or assumption of, acceleration of the vesting of, the exercisability of, or lapse of restrictions on, any one or more outstanding awards and (ii) cancellation of any one or more outstanding awards and payment to the holders of such awards that are vested as of such cancellation (including any awards that would vest as a result of the occurrence of such event but for such cancellation or for which vesting is accelerated by the Compensation Committee in connection with such event pursuant to clause (i) above) the value of such awards, if any, as determined by the Compensation Committee (which value, if applicable, may be based upon the price per share of common stock received or to be received by other holders of our common stock in such event), including, in the case of stock options and stock appreciation rights, a cash payment equal to the excess, if any, of the fair market value of the shares of common stock subject to the option or stock appreciation right over the aggregate exercise price or base price thereof.
Non transferability of Awards
Each award under the 2020 Omnibus Incentive Plan will not be transferable or assignable by a participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance will be void and unenforceable against the Company or any of our subsidiaries. However, the Compensation Committee may, in its sole discretion, permit awards (other than incentive stock options) to be transferred, including transfers to a participant’s family members, any trust established solely for the benefit of a participant or such participant’s family members, any partnership or limited liability company of which a participant, or such participant and such participant’s family members, are the sole member(s), and a beneficiary to whom donations are eligible to be treated as “charitable contributions” for tax purposes.
Amendment and Termination
The Board may amend, alter, suspend, discontinue, or terminate the 2020 Omnibus Incentive Plan or any portion thereof at any time; but no such amendment, alteration, suspension, discontinuance or termination may be made without stockholder approval if (i) such approval is required under applicable law; (ii) it would materially increase the number of securities which may be issued under the 2020 Omnibus Incentive Plan (except for adjustments in connection with certain corporate events); or (iii) it would materially modify the requirements for participation in the 2020 Omnibus Incentive Plan; and any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any participant or any holder or beneficiary of any award will not to that extent be effective without such individual’s consent.
The Compensation Committee may, to the extent consistent with the terms of the 2020 Omnibus Incentive Plan and any applicable award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any award granted or the associated award agreement, prospectively or retroactively (including after a participant’s termination). However, except as otherwise permitted in the 2020 Omnibus Incentive Plan, any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any participant with respect to such award will not to that extent be effective without such individual’s consent. In addition, without stockholder approval, except as otherwise permitted in the 2020 Omnibus Incentive Plan, (i) no amendment or modification may reduce the exercise price of any option or the base price of any stock appreciation right; (ii) the Compensation Committee may not cancel any outstanding option or stock appreciation right and replace it with a new option or stock appreciation right (with a lower exercise price or base price, as the case may be) or other award or cash payment that is greater than the value of the cancelled option or stock appreciation right; and (iii) the Compensation Committee may not take any other action which is considered a “repricing” for purposes of the stockholder approval rules of any securities exchange or inter-dealer quotation system on which our securities are listed or quoted.
Dividends and Dividend Equivalents
The Compensation Committee in its sole discretion may provide that any award under the 2020 Omnibus Incentive Plan includes dividends or dividend equivalents, on such terms and conditions as may be determined by the Compensation Committee in its sole discretion. Unless otherwise provided in the award agreement, any dividend payable in respect of any share of restricted stock that remains subject to vesting conditions at the time of payment of such dividend will be retained by the Company and remain subject to the same vesting conditions as the share of restricted stock to which the dividend relates. To the extent provided in an award agreement, the holder of outstanding restricted stock units will be entitled to be credited with dividend equivalents either in cash, or in the sole discretion of the Compensation Committee, in shares of common stock having a fair market value equal to the amount of the dividends (and interest may be credited, at the discretion of the Compensation Committee, on the amount of cash dividend equivalents, at a rate and subject to terms determined by the Compensation Committee), which accumulated dividend equivalents (and any interest) will be payable at the same time as the underlying restricted stock units are settled following the lapse of restrictions (and with any accumulated dividend equivalents forfeited if the underlying restricted stock units are forfeited).
Clawback/Repayment
All awards are subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (i) any clawback, forfeiture or other similar policy adopted by the Board or the Compensation Committee and as in effect from time to time and (ii) applicable law. Unless otherwise determined by the Compensation Committee, to the extent that a participant receives any amount in excess of the amount that the participant should otherwise have received under the terms of the award for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), the participant will be required to repay any such excess amount to the Company. If a participant engages in any detrimental activity (as described below), as determined by the Compensation Committee, the Compensation Committee may, in its sole discretion, provide for one or more of the following: (i) cancellation of any or all of a participant’s outstanding awards or (ii) forfeiture by the participant of any gain realized on the vesting or exercise of awards, and repayment of any such gain promptly to the Company. For purposes of the 2020 Omnibus Incentive Plan and awards thereunder, “detrimental activity” means: any unauthorized disclosure or use of confidential or proprietary information of the Company or its subsidiaries; any activity that would be grounds to terminate the participant’s employment or service for cause; the participant’s breach of any restrictive covenant (including, but not limited, to any non-competition or non-solicitation covenants); or fraud or conduct contributing to any financial restatements or irregularities, as determined by the Compensation Committee in its discretion.
U.S. Federal Income Tax Consequences
The tax consequences of awards granted under the 2020 Omnibus Incentive Plan are complex and may depend on the surrounding facts and circumstances. The following provides a brief summary of certain significant federal income tax consequences of the 2020 Omnibus Incentive Plan to a participant who is a citizen or resident of the United States under existing U.S. law as of the date hereof. This summary is not a complete statement of applicable law and is based upon the Code, the regulations promulgated thereunder, as well as administrative and judicial interpretations of the Code as in effect on the date of this description. If federal tax laws, or the interpretations of such laws, change in the future, the information provided in this section may no longer be accurate. This section does not discuss state, local, or foreign tax consequences and does not discuss the loss of deduction provisions of Section 280G of the Code, the excise tax provisions of Section 4999 of the Code, or the consequences of a failure to comply with Section 409A of the Code, each of which may be applicable in the circumstances described below. This section also does not discuss the effect of gift, estate, or inheritance taxes, nor any state, local, employment or foreign taxes which may be applicable.
Non-Qualified Options: A participant generally will not have taxable income on the grant of a non-qualified option. A participant will have taxable income upon the exercise of a non-qualified option equal to the excess of the fair market value of our common stock over the option exercise price multiplied by the number of shares subject to exercise (referred to as the “option spread”), and we will generally be entitled to deduct that amount for federal income tax purposes (subject to the restrictions on deductibility pursuant to Code Section 162(m), described below). This taxable income will be taxed to a participant as ordinary compensation income.
Taxable income a participant recognizes from a participant’s award is subject to federal and applicable state and local income tax withholding. Federal Insurance Contributions Act, or FICA, taxes comprised of Social Security and Medicare taxes must also be withheld on the taxable income recognized at exercise.
A participant may incur a tax liability on the subsequent disposal of shares acquired from a participant’s option if these shares are sold at a gain. A participant will be responsible for paying any tax due and ensuring that any sale by a participant of the shares is reported to the tax authorities as required by applicable law. When a participant sells or otherwise disposes of shares, an amount equal to the difference between the sale or other disposition price of these shares and the cost basis of these shares will be treated as a capital gain or loss. The cost basis is equal to the amount previously taxed to a participant as compensation income plus the option price.
If the shares that a participant sells at a gain have been held for less than one year, a short-term capital gain will be recognized, which gain is subject to tax at ordinary income tax rates. For shares that a participant sells at a gain that have been held one year or longer, a long-term capital gain will be recognized, which is currently subject to tax at reduced rates. If a participant sells the shares at a loss because the cost basis of the shares exceeds the disposition price of the shares, the loss will be a capital loss, the use of which is limited on a participant’s individual federal income tax return.
Incentive Stock Options: A participant will not have any taxable income upon the grant of an incentive stock option. In addition, when a participant exercises an incentive stock option, a participant generally will not recognize any taxable income on the option spread (there may, however, be alternative minimum tax consequences upon exercise as explained below). Instead, a participant will be subject to income taxation only when a participant disposes of the shares a participant acquired upon the exercise of an incentive stock option. If a participant disposes of the shares of common stock that a participant acquired upon exercise of an incentive stock option more than two years after the date of grant and more than one year after exercise, a participant will realize a long-term capital gain (or loss) based on the difference between the sale price of the incentive stock option shares and the exercise price of the incentive stock option, and we will not be entitled to deduct that amount for federal income tax purposes. Otherwise, if a participant disposes of the incentive stock option shares before the expiration of two years from the date of the incentive stock option grant or one year from the date of incentive stock option exercise (also called a disqualified disposition), a participant will realize ordinary compensation income in the year a participant disposed of the incentive stock option shares in an amount equal to the excess (if any) of (A) the lesser of (1) the fair market value of such shares on the date of exercise and (2) the amount realized on the sale over (B) the option exercise price, and the Company will be entitled to deduct that amount for federal income tax purposes. Any further gain (or loss) that a participant realizes upon the disqualified disposition of the common stock will be taxed as short-term or long-term capital gain (or loss), depending on how long a participant held the shares, and such gains will not result in any further tax deduction for the Company.
Although a participant’s exercise of an incentive stock option does not result in the recognition of regular taxable income, the option spread on an incentive stock option exercise is a preference item that is includible in the calculation of a participant’s federal alternative minimum taxable income. Therefore, the exercise of an incentive stock option may cause an increase in a participant’s federal income tax liability if the preference income from an incentive stock option exercise causes a participant’s alternative minimum tax to exceed (or further exceed) a participant’s regular federal income tax in the year of the exercise.
Restricted Stock and Restricted Stock Units: A participant will generally not be subject to tax when a participant receives a restricted stock or restricted stock unit award unless, in the case of restricted stock, a participant makes an election pursuant to Section 83(b) of the Code. Generally, a participant will recognize taxable income on the date an award of restricted stock becomes transferable or is no longer subject to a substantial risk of forfeiture (i.e., the vesting date) or when a restricted stock unit is settled in shares of common stock, as applicable, and we will generally be entitled to a deduction for federal income tax purposes in the same amount (subject to the restrictions on deductibility pursuant to Code Section 162(m), described below). The taxable income from a participant’s award will be equal to the difference between the fair market value of the shares on such date and the amount paid for such shares, if any. This income is taxed in the same manner and at the same rates as other compensation income. If a participant does make an election under Section 83(b) of the Code, a participant will have taxable income at the time of grant equal to the difference between the fair market value of the shares on such date and the amount paid for such shares, if any.
Taxable income that a participant recognizes from a participant’s award on the vesting date or date of settlement, as applicable, is subject to federal income tax withholding, as well as any applicable state and local income tax withholding. FICA taxes, which consist of Social Security and Medicare taxes, must be withheld on the value of any shares that vest for tax purposes.
A participant may incur a tax liability when a participant subsequently disposes of shares acquired from a participant’s award if those shares are sold at a gain. A participant will be responsible for paying any tax due from that sale and ensuring that any sale by a participant of our common stock is reported to the appropriate tax authorities as required by applicable law. When a participant sells or otherwise disposes of any shares of stock, an amount equal to the difference between the sale or other disposition price of such shares and the cost basis of such shares will be treated as a capital gain or loss. The cost basis of the shares is equal to the amount previously taxed as compensation income plus any amounts paid for the shares. The holding period of such shares begins on the date such shares are vested (or, where an election is made under Section 83(b), on the date they were issued). If the shares a participant sells at a gain are held for less than one year, a short-term capital gain will result and a participant will be subject to tax at ordinary income tax rates. For shares a participant sells at a gain that are held one year or longer, a long-term capital gain will result. If the shares a participant sells are sold at a loss because the cost basis of the shares exceeds the disposition price of the shares, the loss will be a capital loss, the use of which is limited on a participant’s individual federal income tax return.
THE DISCUSSION ABOVE IS INTENDED ONLY AS A SUMMARY AND DOES NOT PURPORT TO BE A COMPLETE DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT TO RECIPIENTS OF AWARDS UNDER THE INCENTIVE PLAN. AMONG OTHER ITEMS THIS DISCUSSION DOES NOT ADDRESS ARE TAX CONSEQUENCES UNDER THE LAWS OF ANY STATE, LOCALITY OR FOREIGN JURISDICTION, OR ANY TAX TREATIES OR CONVENTIONS BETWEEN THE UNITED STATES AND FOREIGN JURISDICTIONS. THIS DISCUSSION IS BASED UPON CURRENT LAW AND INTERPRETATIONAL AUTHORITIES WHICH ARE SUBJECT TO CHANGE AT ANY TIME.
New Plan Benefits
Awards (including stock options) under the 2020 Omnibus Incentive Plan may be made at the discretion of the Compensation Committee, and any awards (including stock options) that may be made and any benefits and amounts that may be received or allocated under the 2020 Omnibus Incentive Plan in the future are not determinable at this time. As such, we have omitted the New Plan Benefits table and the number of stock options that may be received under the 2020 Omnibus Incentive Plan in the future.
Recommendation
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSAL NO. FOUR – APPROVAL OF THE AMENDMENT TO THE CLARITEV CORPORATION 2020 OMNIBUS INCENTIVE PLAN.

2026 Proxy Statement	61

Stock Ownership Information
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth information known to us regarding the beneficial ownership of our common stock as of the close of business on March 6, 2026, also referred to as the “Record Date”, by:
•Each person who is the beneficial owners of more than 5% of the outstanding shares of our Class A common stock;
•Each of our named executive officers and directors; and
•All of our executive officers and directors as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Except as described in the footnotes below and subject to applicable community property laws and similar laws, we believe that each person listed above has sole voting and investment power with respect to such shares.
The beneficial ownership of our common stock is based on 16,966,920 shares of common stock issued and outstanding as of March 6, 2026, excluding 742,859 shares held by the Company as treasury shares.

Name and Address of Beneficial Owner(1)	Number of Shares	Percent Owned (%)
Five Percent Holders:
Ares Management(2)	1,863,105	11.0
Arini Capital Management(3)	1,503,892	8.9
GIC Investor(4)	1,240,319	7.3
H&F Investors(5)	3,887,858	22.9
The Public Investment Fund of the Kingdom of Saudi Arabia(6)	1,543,750	9.1
Executive Officers and Directors:
Travis S. Dalton(7)	263,132	1.5
Douglas M. Garis(8)	77,431	*
Jerome W. Hogge, III(9)	36,472	*
Michael C. Kim(10)	108,920	*
Tiffani D. Misencik(11)	19,549	*
Richard A. Clarke(12)	15,357	*
Anthony Colaluca, Jr.(13)	20,857	*
C. Martin Harris(14)	15,305	*
Jason L. Kap (15)	7,356	*
Julie D. Klapstein(16)	15,634	*
Michael S. Klein(17)	210,847	1.2
John M. Prince(18)	12,685	*
Allen R. Thorpe	—	*
Dale A. White(19)	420,503	2.5
All executive officers and directors or nominees as a group (17 persons)	1,269,182	7.4
*    Less than 1%
(1)Unless otherwise noted, the address of each of the entities or individuals listed in this table is c/o Claritev Corporation, 7900 Tysons One Place, Suite 400, McLean, VA 22102.
(2)Ares Management. The following information is based on a Schedule 13G/A filed by Ares Management Corporation (“Ares Management”) and the other reporting persons named therein on February 7, 2025 (the "Ares 13G"). Interests shown consist of (i) 1,578,588 shares of Class A common stock held by ASOF II Holdings I, L.P. (“ASOF Holdings I”) and (ii) 284,517 shares of Class A common stock held by ASOF II A (DE) Holdings I, L.P. (together with ASOF Holdings I, the “Ares Holders”). Ares Partners Holdco LLC (“Ares Partners”) is the sole member of each of Ares Voting LLC and Ares Management GP LLC, which are respectively the holders of the Class B and Class C common stock of Ares Management, which common stock allows them, collectively, to generally have the majority of the votes on any matter submitted to the stockholders of Ares Management if certain conditions are met. Ares Management is the sole member of Ares Holdco LLC, which is the general partner of Ares Management Holdings L.P., which is the sole member of Ares Management LLC, which is the sole member of ASOF Investment Management LLC, which is the manager of each of the Ares Holders. Each of the foregoing entities may be deemed to share beneficial ownership of the Class A common stock reported in the Ares 13G, but each disclaims any such beneficial ownership of securities not held of record by them. Ares Partners is managed by a board of managers, which is composed of Michael J. Arougheti, R. Kipp deVeer, David B. Kaplan, Antony P. Ressler, and Bennett Rosenthal (collectively, the “Ares Board Members”). Mr. Ressler generally has veto authority over the Ares Board Members' decisions. Each of these individuals disclaims beneficial ownership of the securities that may be deemed to be beneficially owned by Ares Partners. Pursuant to the Ares 13G, the address of each entity named in this footnote is 2000 Avenue of the Stars, 12th Floor, Los Angeles, CA 90067.
(3)Arini Capital Management. The following information is based on a Schedule 13G/A filed by Arini Capital Management Limited ("ACM"), Arini Capital Management US LLC ("ACM US"), Arini Credit Master Fund Limited ("ACMF"), Squarepoint Diversified Partners Fund 7 Limited ("DIV7"), Arini Capital Management Holdings (Jersey) Limited ("ACMH"), and Hamza M. Lemssouguer (collectively, "Arini Capital") on February 17, 2026 (the "Arini 13G"). Interests shown consist of 1,503,892 shares of Class A common stock, of which (i) ACM, ACM US, ACMH, and Hamza M. Lemssouguer hold shared voting power over all shares, (ii) ACMF holds shared voting power over 1,428,697 shares, and (iii) DIV7 holds shared voting power over 75,195 shares. ACM is the principal investment manager to a number of private funds and discretionary accounts (collectively, the "Accounts"). ACM may be deemed beneficial owners of the Class A common stock in the Accounts managed by ACM and/or ACM US. ACM is the investment advisor to ACMF, with ACM US acting as sub-advisor. ACM US is a sub-advisor to ACM and the Accounts. ACM is the sub-advisor to DIV7 and holds investment discretion for DIV7, with ACM US being a sub-sub-advisor. ACMH serves as the sole owner of ACM. As such, ACMH may be deemed to control ACM and, therefore, may be deemed to be the beneficial owners of the shares of Class A common stock reported in the Arini 13G. Hamza Lemssouguer is the Founder and CIO of ACM and the sole owner of ACMH, and, for purposes of the Arini 13G, may be deemed a beneficial owner of the shares of Class A common stock reported in the Arini 13G. Pursuant to the Arini 13G, the address of each entity named in this footnote is 2 Park Street, 2nd & 3rd Floors, London, UK W1K 2HX.
(4)GIC Investor. The following information is based on a Schedule 13G/A filed by GIC Private Limited, GIC Special Investments Private Limited, and Viggo Investment Pte. Ltd. (collectively, the “GIC Investor”)on February 11, 2022 (the "GIC 13D"). Interests shown consist of 1,240,319 shares of Class A common stock held by Viggo Investment Pte. Ltd. Viggo Investment Pte. Ltd. shares the power to vote and the power to dispose of these shares of Class A common stock reported in the GIC 13D with GIC Special Investments Private Limited and GIC Private Limited. GIC Special Investments Private Limited is wholly owned by GIC Private Limited and is the private equity investment arm of GIC Private Limited. Pursuant to the GIC 13G, the address for the GIC Investor is 168 Robinson Road, #37-01 Capital Tower, Singapore 068912.
(5)H&F Investors. The following information is based on a Schedule 13D filed by the H&F Holders (defined herein) on October 13, 2020, as amended through November 14, 2025 (the “H&F 13D”). Interests shown consist of: (i) 2,024,899 shares of Class A common stock directly held by Hellman & Friedman Capital Partners VIII, L.P. (“HFCP VIII”), which entity may be deemed to beneficially own the 677,590 shares of Class A common stock directly held by H&F Polaris Partners, L.P. (“Polaris Partners”); (ii) 908,778 shares of Class A common stock directly held by Hellman & Friedman Capital Partners VIII (Parallel), L.P. ("HFCP VIII Parallel"); (iii) 171,740 shares of Class A common stock directly held by HFCP VIII (Parallel-A), L.P. (“HFCP VIII Parallel-A”), which entity may be deemed to beneficially own the 42,801 shares of Class A common stock directly held by Music Investments, L.P. (“Music LP”); (iv) 53,118 shares of Class A common stock directly held by H&F Executives VIII, L.P. (“H&F VIII Executives”); (v) 8,932 shares of Class A common stock directly held by H&F Associates VIII, L.P. (“H&F VIII Associates” and together with HFCP VIII, HFCP VIII Parallel, HFCP VIII Parallel-A, H&F VIII Executives, the “H&F Partnerships” and
together with Polaris Partners and Music LP, the “H&F Holders”); (vi) 677,590 shares of Class A common stock held directly by Polaris Partners, which shares may be deemed beneficially owned by its general partner, H&F Polaris Partners GP, LLC (“Polaris Partners GP”); and (vii) 42,801 shares of Class A common stock directly held by Music LP, which shares may be deemed beneficially owned by its general partner, Music Investments GP, LLC (“Music GP”). H&F Corporate Investors VIII, Ltd. (“H&F VIII”) serves as the general partner of Hellman & Friedman Investors VIII, L.P. (“H&F Investors VIII”). H&F Investors VIII serves as the general partner of each of the H&F Partnerships. Each of HFCP VIII and HFCP VIII Parallel-A serves as the managing member of Polaris Partners GP and Music GP, respectively. Each of Polaris Partners GP and Music GP serves as the general partner of Polaris Partners and Music LP, respectively. H&F Investors VIII and its general partner, H&F VIII, as an indirect or direct general partner or manager of each of the foregoing, have or share voting and dispositive power, and therefore may be deemed to beneficially own, all of the shares of Class A common stock reported in the H&F 13D. Pursuant to the H&F 13D, a three member board of directors of H&F VIII has investment discretion over the shares held by the H&F Holders, and each of the members of the board of directors of H&F VIII disclaims beneficial ownership of such shares. Pursuant to the H&F 13D, the address of each entity named in this footnote is c/o Hellman & Friedman LLC, 415 Mission Street, Suite 5700, San Francisco, California 94105.
(6)The PIF. The following information is based on a Schedule 13G filed by The Public Investment Fund of the Kingdom of Saudi Arabia (the "PIF") on February 12, 2024 (the "PIF 13G"). Interests shown consist of 1,281,250 shares of Class A common stock. Pursuant to the PIF 13G, the business address for the PIF is The Public Investment Fund Tower, King Abdullah Financial District (KAFD), Al Aqiq District, Riyadh, The Kingdom of Saudi Arabia.
(7)Travis S. Dalton. Interests shown consist of (i)148,977 shares of Class A common stock held, of which 21,525 are held in Mr. Dalton’s spouse’s IRA; and (ii) 114,155 shares related to vested but unexercised non-qualified stock options.
(8)Douglas M. Garis. Interests shown consist of 77,431 shares of Class A common stock held, of which 45,810 are held in Mr. Garis's IRA, 19,927 are held in Mr. Garis's spouse's IRA, 345 shares are held in Mr. Garis's son's IRA, and 336 are held in Mr. Garis's daughter's IRA.
(9)Jerome W. Hogge, III. Interests shown consist of 36,472 shares of Class A common stock held.
(10)Michael C. Kim. Interests shown consist of: (i) 103,088 shares of Class A common stock held; and (ii) 5,832 shares related to vested but unexercised non-qualified stock options.
(11)Tiffani D. Misencik. Interests shown consist of 19,549 shares of Class A common stock held.
(12)Richard A. Clarke. Interests shown consist of: (i) 8,001 shares of Class A common stock held; and (ii) 7,356 shares related to restricted stock units that will be acquired within 60 days upon the vesting of the underlying equity award.
(13)Anthony Colaluca, Jr. Interests shown consist of: (i)13,501 shares of Class A common stock, of which 5,500 shares are held by the Anthony Colaluca Jr. and Tanya M. Colaluca Joint Revocable Trust dated August 27, 2010, for which Mr. Colaluca is co-trustee with his spouse; and (ii) 7,356 shares related to restricted stock units that will be acquired within 60 days upon the vesting of the underlying equity award.
(14)C. Martin Harris. Interests shown consist of: (i) 7,949 shares of Class A common stock held; and (ii) 7,356 shares related to restricted stock units that will be acquired within 60 days upon the vesting of the underlying equity award.
(15)Jason L. Kap. Interests shown consist of 7,356 shares related to restricted stock units that will be acquired within 60 days upon the vesting of the underlying equity award.
(16)Julie D. Klapstein. Interests shown consist of: (i) 8,278 shares of Class A common stock held; and (ii)7,356 shares related to restricted stock units that will be acquired within 60 days upon the vesting of the underlying equity award.
(17)Michael Klein. Interests shown consist of (i) 8,001 shares of Class A common stock owned directly by Mr. Klein, which settled upon the vesting of restricted stock units awarded to Mr. Klein for service on our Board, (ii) 3,750 shares of Class A common stock owned directly by M. Klein Associates, Inc., (iii) 191,740 shares of Class A common stock directly owned by an entity of which Mr. Klein is the managing member and (iv) 7,356 shares related to restricted stock units that will be acquired within 60 days upon the vesting of the underlying equity award. Shares of Class A common stock owned by M. Klein Associates, Inc. may be deemed to be indirectly owned by Mr. Klein, who is the controlling stockholder of M. Klein Associates, Inc. As a result of this relationship, Mr. Klein may be deemed to have or share beneficial ownership of the securities held directly by M. Klein
Associates, Inc. Michael S. Klein is the controlling stockholder of M. Klein Associates, Inc. The business address for Mr. Klein is c/o Churchill Sponsor III LLC, 640 Fifth Avenue, 12th Floor, New York, New York 10019. The above does not include 65,567 shares of Class A common stock owned by M. Klein & Company, an entity in which Mr. Klein has a minority interest, as reported on that certain Schedule 13G/A filed on February 14, 2024 by Mr. Klein.
(18)John M. Prince. Interests shown consist of: (i) 5,329 shares of Class A common stock held; and (ii) 7,356 shares related to restricted stock units that will be acquired within 60 days upon the vesting of the underlying equity award.
(19)Dale A. White. Interests shown consist of: (i) 305,907 shares of Class A common stock held; and (ii) 114,596 shares related to vested but unexercised non-qualified stock options.

Equity Compensation Plan Information
The following table sets out the number of shares of Common Stock to be issued upon exercise of outstanding options, warrants, and rights, the weighted-average exercise price of outstanding options, and the number of shares of Common Stock available for future issuance under equity compensation plans as of December 31, 2025.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights(1)	Weighted-average exercise price of outstanding options, warrants, and rights(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by securities holders	255,576	$276.35	2,178,504
Equity compensation plans not approved by securities holders	57,078	$44.40	—
Total	312,654	$210.22	2,178,504
(1) Includes exercisable stock options and outstanding performance stock units; excludes outstanding restricted stock units.
(2) Outstanding performance stock units are included in column (a) but excluded from the weighted-average exercise price in column (b).
Insider Trading and Hedging and Pledging Policies
It is the Company's policy to comply with applicable insider trading laws, rules, and regulations, and any NYSE listing standards when engaging in transactions in our securities. Pursuant to the terms of the Company’s Insider Trading Policy, our directors, officers and employees are prohibited from trading in options, warrants, puts and calls or similar instruments on the Company’s securities or short-selling. No Claritev personnel may engage in any transactions (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of the Company’s equity securities.
Claritev directors, officers and employees are prohibited from purchasing the Company’s securities on margin, borrowing against any account in which the Company’s securities are held, or pledging the Company’s securities as collateral for a loan, without first obtaining pre-clearance from the Company’s General Counsel. The General Counsel is under no obligation to approve any request for pre-clearance and may determine not to permit the arrangement for any reason. Approvals will be based on the particular facts and circumstances of the request, including, but not limited to, the percentage amount that the securities being pledged represent of the total number of our securities held by the person making the request and the financial capacity of the person making the request.
As part of the administration of our Insider Trading Policy, we have policies and procedures in place that the Company believes are reasonably designed to govern the purchase, sale, and/or other dispositions of our securities by our directors, officers, and employees, and which the Company believes are reasonably designed to promote compliance with insider trading laws, rules, and regulations and NYSE listing standards.

2026 Proxy Statement	62

Stock Ownership Information
Stock Ownership Guidelines
In 2021, the Board of Directors adopted stock ownership guidelines for senior officers and non-executive directors, including our named executive officers. These guidelines reflect the Board of Director’s belief that it is in the best interest of the Company and its stockholders to build a culture of stock ownership within the Company and to align the financial interests of the Company’s senior officers and non-executive directors with those of the Company’s stockholders. Participants are expected to own shares of our common stock in accordance with the following schedule within five years of becoming subject to the guidelines:

Executive Level	Required Ownership
Non-Executive Director	Shares having a value equal to at least 5x the base annual cash retainer
CEO	Shares having a value equal to at least 6x the executive’s base salary
C-Suite/EVP Level Officers	Shares having a value equal to at least 3x the executive’s base salary
SVP Level Officers	Shares having a value equal to at least 2x the executive’s base salary
Ownership for purposes of this program will include shares of our common stock held as follows:
•Shares owned directly by participant;
•Shares owned directly by a participant’s spouse or children under age 25 who are living with the participant on the applicable measurement date;
•Time-vesting restricted stock or restricted stock units held as part of a participant’s long-term compensation or as fees paid to non-executive directors, whether or not vested;
•Performance-based restricted stock units following certification that all performance requirements have been achieved, whether or not vested;
•Net shares issuable upon exercise of vested, “in-the-money” stock option awards held as part of a participant’s long-term compensation; and
•Net economic beneficial interests in shares held indirectly, e.g. in trust, by participant, participant’s spouse or children under age 25 who are living with the participant on the applicable measurement date.
If the stock ownership of a non-executive director or senior executive is not in line with his or her ownership guideline within five years of becoming subject to such guideline, he or she will be expected to retain at least 50% of all net shares owned by or underlying any award of long-term compensation paid to the senior officer or payment of fees to a non-executive director until he or she achieves ownership at or above the guideline amount.
Delinquent Section 16(a) Reports
To our knowledge, based solely on a review of the copies of the reports required pursuant to Section 16(a) of the Exchange Act that have been furnished to us and written representations that no other reports were required, during fiscal year 2025, all Section 16(a) filing requirements applicable to our directors, executive officers, and greater than 10% beneficial owners have been met, except for the following Form 4 which was inadvertently delayed: a Form 4 for Mr. Brock Albinson related to a grant of restricted stock units made on December 31, 2025.

63	Claritev

Voting and Other Information
Who is asking for my vote?
Our Board is soliciting proxies for use at the Annual Meeting of Stockholders, and any adjournments or postponements of the meeting. Costs of the solicitation are being borne by the Company.
What is the quorum requirement for holding the Annual Meeting?
The holders of a majority of the total shares of our Class A common stock issued and outstanding on March 6, 2026, entitled to vote at the Annual Meeting, must be present in person or represented by proxy for the meeting to be held. Virtual attendance at our Annual Meeting constitutes presence in person for purposes of a quorum at the meeting. The shares held by each stockholder who properly submits a proxy, shares represented by broker non-votes that are present in person or represented by proxy and entitled to vote at the Annual Meeting and votes to “ABSTAIN” will be counted for purposes of determining the presence of a quorum at the meeting. As of the close of business on March 6, 2026, we had 16,966,920 shares of Class A common stock outstanding and entitled to vote at the Annual Meeting.
What am I voting on and what is the vote required to pass?

Voting Item	Board Recommendation	Voting Standard
Election of the four Class III nominees named in this proxy statement to our Board	FOR each director nominee	Plurality
Ratification of our independent registered public accounting firm for fiscal year 2026	FOR	Majority of Shares Present and Entitled to Vote
Advisory vote to approve the compensation of our named executive officers	FOR	Majority of Shares Present and Entitled to Vote
Approval of the Amendment to the Claritev Corporation 2020 Omnibus Incentive Plan	FOR	Majority of Shares Present and Entitled to Vote
Election of the Four Class III Nominees to our Board. Our bylaws require a plurality of the votes cast in respect of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. This means that the four director nominees who receive the most affirmative votes in respect of the shares present in person or represented by proxy at the meeting and entitled to vote will be elected. Stockholders may not cumulate their votes with respect to the election of directors. You may vote either “FOR” or “WITHHOLD” your vote from any one or more of the nominees. Votes that are withheld and broker non-votes will have no effect on the election of directors because only votes “FOR” a nominee will be counted.
All Other Proposals. Under our bylaws, the approval of each of the other proposals that do not relate to director elections requires the affirmative vote (i.e., a “FOR” vote) of a majority of the voting power of the shares of stock present in person or represented by proxy and entitled to vote on the subject matter. In addition, on the proposal to approve the amendment to the Claritev Corporation 2020 Omnibus Incentive Plan, the rules of the NYSE require the approval of a majority of the votes cast. A vote to “ABSTAIN” will have the same effect as a vote “AGAINST” these items under our bylaws, but will have no effect under the rules of the NYSE, and a broker non-vote will have no effect in determining whether these items are approved. Our Proposal 2 (to ratify the appointment of our independent registered public accounting firm) is the only proposal on which your broker is entitled to vote your shares if no instructions are received from you.
Are broker non-votes counted at the meeting?
Brokers and banks have discretionary authority to vote shares in the absence of instructions on matters the NYSE considers “routine,” such as the ratification of our independent registered public accounting firm. They do not have discretionary authority to vote shares in the absence of instructions on “non-routine” matters, such as the election of directors, say-on-pay or approval of an employee stock purchase plan. Therefore, if you do not provide instructions to the record holder of your shares with respect to proposals other than Proposal 2, the ratification of our independent registered public accounting firm, a broker non-vote as to your shares may result with respect to

2026 Proxy Statement	64

Voting and Other Information
the other proposals. In that event, your shares will count towards a quorum but are not counted as vote cast and will have no effect on the outcome of a proposal.
What happens if I abstain on a proposal?
If you choose to abstain on a proposal, your shares will count towards a quorum and, where applicable, will have the same effect as a vote “AGAINST” Proposals 2, 3 and 4. With respect to Proposal 1, directors will be elected by a plurality of the votes cast in respect of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. You may vote “FOR” or “WITHHOLD” with respect to each nominee. Votes that are withheld will be excluded entirely from the vote with respect to the nominee from whom they are withheld. Votes that are withheld and broker non-votes (as described above) will not have any effect on the outcome of the election of the directors because directors are elected by plurality voting, but votes that are withheld and broker non-votes will be counted for the purpose of determining whether a quorum is present at the Annual Meeting.
Who can vote at the Annual Meeting?
You may vote if you were the holder of record of shares of our Class A common stock at the close of business on March 6, 2026, also referred to as the “Record Date.” Only holders of record at the Record Date will be entitled to notice of, and to vote at, the Annual Meeting. You are entitled to one vote on each matter presented at the Annual Meeting for each share of our Class A common stock for which you were the holder of record on the Record Date. If you held shares of our Class A common stock in “street name” (usually through a bank, broker, or other nominee) on the Record Date, the record holder of your shares will generally vote those shares in accordance with your instructions.
How do I vote?
The process for voting your shares of our common stock depends on how your shares are held. Generally, you may hold shares in your name as a “record holder” (that is, in your own name) or in “street name” (that is, through a nominee, such as a broker or bank).
Record Holders. If you are a record holder, you may vote your shares using one of the following methods:

Over the Internet. Go to www.proxyvote.com. You can use the Internet 24 hours a day, seven days a week, to submit your voting instructions and for electronic delivery of information up until 11:59 PM Eastern time on April 28, 2026. Have your proxy card or Notice of Internet Availability of Proxy Materials in hand when you access the web site and follow the instructions to obtain your records and create an electronic voting instruction form.

By telephone. Call (800) 690-6903. You can use any touch-tone telephone to transmit your voting instructions up until 11:59 PM Eastern time on April 28, 2026. Have your proxy card or Notice of Internet Availability of Proxy Materials in hand when you call and follow the instructions.

By mail. If you received a printed copy of the proxy materials, you may submit your vote by completing, signing and mailing your proxy card and returning it in the prepaid envelope to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717. Sign your name exactly as it appears on the proxy card. Proxy cards submitted by mail must be received no later than April 28, 2026 to be voted at the Annual Meeting.

In person at the Annual Meeting. Record holders are invited to attend the Annual Meeting and vote virtually at the Annual Meeting. You may vote and submit questions while attending the live audio webcast. You will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials or your proxy card (if you received a printed copy of the proxy materials) in order to be able to enter the meeting.

If you vote via the Internet or by telephone, your electronic vote authorizes the named proxies in the same manner as if you signed, dated and returned a proxy card. If you vote via the Internet or by telephone, do not return a proxy card.
Held in Street Name. If you hold shares of our Class A common stock in the name of a broker, bank or other nominee, you should follow the instructions in the Notice of Internet Availability of Proxy Materials or voting instructions provided by the broker, bank or other nominee to instruct your broker, bank or other nominee on how

65	Claritev

Voting and Other Information
to vote your shares. Your broker, bank or other nominee is permitted to vote your shares with respect the “routine” proposal to ratify the appointment of our independent registered public accounting firm without your instruction as to how to vote but will not be permitted to vote your shares with respect to any of the other proposals at the Annual Meeting without your instructions as to how to vote.
Can I vote in person at the Annual Meeting?
To vote at the Annual Meeting, log in at www.virtualshareholdermeeting.com/CTEV2026. You will need your unique 16-digit control number shown on the Notice of Internet Availability of Proxy Materials, proxy card or voting instructions you received in the mail. If you are the beneficial owner of shares held through a broker, or other nominee, please follow the instructions provided by your broker, trustee or nominee.
Why is the meeting being held virtually this year?
The annual meeting is being held on a virtual-only basis to enable participation by a broader number of stockholders. We believe that hosting a virtual meeting under the current environment will facilitate stockholder attendance by enabling stockholders to safely participate in the Annual Meeting. We have designed the virtual meeting to provide stockholders substantially the same opportunities to participate as they would have at an in-person meeting.
How do I participate in the Annual Meeting?
The live audio webcast of the annual meeting will begin promptly at 9:00 a.m., Eastern Time, on Wednesday, April 30, 2025. Online access to the audio webcast will open approximately 15 minutes prior to the start of the meeting to allow time for you to log in and test the computer audio system. To attend the virtual annual meeting, log in at www.virtualshareholdermeeting.com/CTEV2026. You will need your 16-digit control number shown on the Notice of Internet Availability of Proxy Materials, proxy card or voting instructions you received in the mail. If you do not have a control number, please contact your bank, broker or other nominee as soon as possible so you can be provided with a control number and gain access to the meeting.
The format of the virtual meeting has been designed to ensure that our stockholders who attend our Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting and to enhance stockholder access, participation and communication through online tools. You will be able to submit questions during the meeting by typing in your question into the “ask a question” box on the meeting page. We will read and respond to appropriate questions during the meeting. Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. Questions regarding personal matters, including those related to employment or service issues, are not pertinent to meeting matters and therefore will not be answered.
We will provide a toll-free technical support “help line” that can be accessed by any stockholder who is having challenges logging into or participating in the virtual annual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support line number that will be posted on the Virtual Shareholder Meeting login page.
What if I do not specify a choice for a matter when returning a proxy?
If you did not indicate otherwise (excluding broker non-votes), the persons named as proxies on the proxy card will vote your shares of our Class A common stock in accordance with the Board recommendations indicated above.
Can I revoke my proxy or change my vote?
Yes, you may revoke your proxy or change your vote if you are a record holder by:
•delivering a written notice of revocation to us at or prior to the Annual Meeting;
•signing a proxy bearing a later date than the proxy being revoked and delivering it to us before the Annual Meeting; or
•voting in person at the Annual Meeting.
If your shares of our Class A common stock are held in street name through a broker, bank, or other nominee, you should contact the record holder of your shares regarding how to revoke your proxy or change your vote.

2026 Proxy Statement	66

Voting and Other Information
Why did I receive a Notice of Internet Availability of Proxy Materials?
We have elected to take advantage of SEC rules that allow us to provide stockholders access to our proxy materials over the Internet. We believe furnishing proxy materials through the Internet will allow us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting. As a result, instead of a paper copy of our proxy materials, a Notice of Availability of Proxy Materials will be delivered to all of our stockholders, except for those who have previously requested to receive a paper copy of the proxy materials. This notice explains how you can access our proxy materials over the Internet and also describes how to request a printed copy of these materials. The Notice of Internet Availability of Proxy Materials only identifies the items to be voted on at the Annual Meeting. You cannot vote by marking the Notice of Internet Availability of Proxy Materials and returning it. The Notice of Internet Availability of Proxy Materials provides instructions on how to cast your vote.
How can I access the proxy materials over the Internet?
You can access this proxy statement and our 2025 Annual Report on Form 10-K at https://investors.claritev.com. If you wish to help reduce the costs incurred by us in mailing proxy materials, you can consent to receiving all proxy materials for future annual meetings of stockholders electronically by e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. The information contained on or available through this website is not a part of, or incorporated by reference into, this proxy statement.
How may I obtain a paper or e-mail copy of the proxy materials?
If you received a Notice of Internet Availability of Proxy Materials, you will find instructions about how to obtain a paper or e-mail copy of the proxy materials and our 2025 Annual Report on Form 10-K in your notice. We will mail paper copies of these documents to all stockholders to whom we do not send a Notice Regarding Internet Availability of Proxy Materials.
What should I do if I receive more than one Notice of Internet Availability of Proxy Materials or more than one paper copy of the proxy materials?
Certain stockholders may receive more than one Notice of Internet Availability of Proxy Materials or more than one paper copy of the proxy materials, including multiple proxy cards. For example, if you hold shares of our Class A common stock in more than one brokerage account, you may receive a separate notice or a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares of our Class A common stock are registered in more than one name, you may receive a separate notice or a separate set of paper proxy materials and proxy card for each name in which you hold shares. To vote all of your shares of our Class A common stock, you must complete, sign, date, and return each proxy card you receive or vote the shares to which each proxy card relates. If you hold shares of our Class A common stock in one or more street names, you must complete, sign, date, and return to each bank, broker or other nominee through whom you hold shares each instruction card received from that bank, broker or other nominee.
Where can I find the voting results for the Annual Meeting?
We will report the voting results in a Current Report on Form 8-K filed with the SEC within four business days following our 2026 Annual Meeting. You can access this report at https://investors.claritev.com under “Financials - SEC Filings.”

67	Claritev

Miscellaneous Matters
Submitting Proposals for 2027 Annual Meeting
The table below summarizes the requirements for stockholders to submit proposals, including director nominations, for next year’s annual meeting. Stockholders are encouraged to consult SEC Rule 14a-8 under the Exchange Act, SEC Rule 14a-19 under the Exchange Act or our bylaws, as applicable, to see all applicable requirements. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any director nomination or stockholder proposal that does not comply with our bylaws and other applicable requirements. Our bylaws are included as an exhibit to our Annual Report on Form 10-K as filed with the SEC on February 26 , 2026.

	Proposals for Inclusion in the 2027 Proxy Statement	Other Proposals/Nominees to be Presented at 2027 Annual Meeting
Type of Proposal	SEC rules permit stockholders to submit proposals for inclusion in our proxy statement by satisfying the requirements specified in SEC Rule 14a-8
Stockholders may present proposals or director nominations directly at the annual meeting (and not for inclusion in our proxy statement) by notifying the Company in advance and satisfying the requirements specified in our bylaws. Stockholders who intend to solicit proxies in support of director nominees other than those nominated by the Board must also comply with the requirements of SEC Rule 14a-19 under the Exchange Act.

When Proposal Must Be Received by the Company
No later than close of business on November 20, 2026, which is 120 calendar days before the anniversary of the date on which our proxy statement was released to shareholders in connection with the previous year’s annual general meeting, or, if the date of our 2027 annual meeting is more than 30 days before or after April 29, 2027, then the deadline is a reasonable time before we begin to print and send our proxy materials

No earlier than the close of business on December 30, 2026 and no later than close of business on January 29, 2027, unless our 2027 annual meeting of stockholders is to be held more than 30 days before, or more than 70 days after, April 29, 2027, in which case the notice must be delivered not earlier than the close of business on the 120th day prior to the 2027 annual meeting and not later than the close of business on the later of the 90th day prior to the 2027 annual meeting or the 10th day after public announcement of the date of the 2027 annual meeting is first made.

What to Include	The information required by SEC Rule 14a-8 under the Exchange Act
The information required by our bylaws and, in the case of stockholders who intend to solicit proxies in support of director nominees other than those nominated by the Board, the information required by SEC Rule 14a-19 under the Exchange Act.

Where to Send	Claritev Corporation, 7900 Tysons One Place, Suite 400, McLean, Virginia 22102, Attention: Secretary
Other Matters
Our management knows of no other matters which may properly come before the meeting. However, if any matters other than those referred to above should properly come before the meeting, it is the intention of the persons named in the proxy to vote such proxy in accordance with their best judgment.

2026 Proxy Statement	68

Miscellaneous Matters
The cost of solicitation of proxies will be paid by us. In addition to solicitation by use of the mails, certain of our directors, officers or employees may solicit the return of proxies personally or by telephone or other means.
In some cases, only one copy of our proxy statement and our 2025 Annual Report on Form 10-K will be delivered to multiple stockholders who share the same address. If you received a household mailing this year and would like to receive additional copies of our proxy statement and/or 2025 Annual Report on Form 10-K, please submit your request in writing to: Claritev Corporation, 7900 Tysons One Place, Suite 400, McLean, Virginia 22102, Attention: Secretary, or by calling (800) 253-4417, and we will deliver a separate copy to you promptly upon your request. Any stockholder who wants to receive separate copies of the proxy statement in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should notify the Company.
Upon request, we will provide without charge a copy of our Annual Report on Form 10-K for fiscal year 2025 to each person from whom a proxy is solicited. To request an additional copy of the Annual Report on Form 10-K, please send a request to us at 7900 Tysons One Place, Suite 400, McLean, Virginia 22102, Attention: Secretary.

69	Claritev

Use of Non-GAAP Financial Measures
In addition to the financial measures prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), this proxy statement contains certain non-GAAP financial measures, including EBITDA, Adjusted EBITDA, and Free Cash Flow. A non-GAAP financial measure is generally defined as a numerical measure of a company’s financial or operating performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP.
EBITDA, Adjusted EBITDA, and Free Cash Flow are supplemental measures of Claritev’s performance that are not required by or presented in accordance with GAAP. These measures are not measurements of our financial or operating performance under GAAP, have limitations as analytical tools and should not be considered in isolation or as an alternative to net income (loss), cash flows or any other measures of performance prepared in accordance with GAAP.
EBITDA represents net income (loss) before interest expense, interest income, income tax provision (benefit), depreciation, amortization of intangible assets, and non-income taxes. Adjusted EBITDA is EBITDA as further adjusted by certain items as described in the table below.
In addition, in evaluating EBITDA and Adjusted EBITDA you should be aware that in the future, we may incur expenses similar to the adjustments in the presentation of EBITDA and Adjusted EBITDA. The presentation of EBITDA and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. The calculations of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Based on our industry and debt financing experience, we believe that EBITDA and Adjusted EBITDA are customarily used by investors, analysts and other interested parties to provide useful information regarding a company’s ability to service and/or incur indebtedness.
We also believe that Adjusted EBITDA is useful to investors and analysts in assessing our operating performance during the periods these charges were incurred on a consistent basis with the periods during which these charges were not incurred. Both EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider either in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of the limitations are:
•EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;
•EBITDA and Adjusted EBITDA do not reflect interest expense, or the cash requirements necessary to service interest or principal payments on our debt;
•EBITDA and Adjusted EBITDA do not reflect our tax expense or the cash requirements to pay our taxes; and
•Although depreciation and amortization are non-cash charges, the tangible assets being depreciated will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements.
Claritev’s presentation of Adjusted EBITDA should not be construed as an inference that our future results and financial position will be unaffected by unusual items.
Free Cash Flow is defined as net cash provided by operating activities less capital expenditures, all as disclosed in the Statements of Cash Flows. Free Cash Flow is a measure of our operational performance used by management to evaluate our business after purchases of property and equipment. Unlevered free cash flow is Free Cash Flow plus cash paid for interest and represents a measure of our operating performance without regard to our capital structure. When used as a compensation-related metric, other adjustments may be made to unlevered free cash flow as determined in the discretion of the Compensation Committee. Free Cash Flow should be considered in addition to, rather than as a substitute for, consolidated net income as a measure of our performance and net cash provided by operating activities as a measure of our liquidity. Additionally, Claritev’s definition of Free Cash Flow is limited, in that it does not represent residual cash flows available for discretionary expenditures, due to the fact that the measures do not deduct the payments required for contractual obligations or payments made for business acquisitions.

2026 Proxy Statement	70

Use of Non-GAAP Financial Measures
Calculation of EBITDA and Adjusted EBITDA
(in thousands)

	Year Ended December 31,
	2025	2024
Net loss	$(284,282)	$(1,645,831)
Adjustments:
Interest expense	392,022	326,371
Interest income	(1,561)	(3,130)
Benefit for income tax	(88,796)	(124,881)
Depreciation	101,669	88,190
Amortization of intangible assets	343,757	343,883
Non-income taxes	2,065	2,338
EBITDA	$464,874	$(1,013,060)
Adjustments:
Other expenses, net(1)	28,364	5,402
Loss on sale of assets, including right-of-use assets	16,293	8,595
Loss on sale of equity investments	2,667	—
Transformation costs(2)	44,954	—
Integration expenses	597	2,683
Transaction costs related to refinancing transaction	8,045	63,930
Loss (gain) on extinguishment of debt	670	(5,913)
Change in fair value of Private Placement Warrants and Unvested Founder Shares	—	(477)
Loss on impairment of goodwill and intangible assets	—	1,488,863
Stock-based compensation, including cRSUs	36,093	26,645
Adjusted EBITDA	$602,557	$576,668
(1)"Other expenses, net" represents miscellaneous non-recurring expenses, impairment of other assets, non-integration related severance costs, legal expenses associated with the antitrust matters and start-up costs related to international expansion.
(2)"Transformation costs" represent costs directly associated with our multi-year transformation program called Vision 2030 which includes internal personnel costs for employees that have been either hired or redeployed and are fully dedicated to transformation activities, as well as other non-recurring and duplicative costs. At such time that internal personnel are redeployed to non-transformation activities, they will no longer be included as an adjustment herein. Internal personnel expense included in the Transformation costs for the year ended December 31, 2025 amounted to $16.9 million.

71	Claritev

Use of Non-GAAP Financial Measures

Calculation of Free Cash Flow
(in thousands)

	Year Ended December 31,
	2025	2024
Net cash provided by operating activities	$117,324	$107,616
Purchases of property and equipment	(129,601)	(118,123)
Free cash flow	(12,277)	(10,507)
Interest paid	282,755	315,245
Unlevered free cash flow	$270,478	$304,738

Adjusted EBITDA	$602,557	$576,668
Adjusted cash conversion ratio	45%	53%

Net cash used in investing activities	$(121,018)	$(118,123)
Net cash provided by (used in) financing activities	$2,363	$(41,315)

2026 Proxy Statement	72

ANNEX A

AMENDMENT TO CLARITEV CORPORATION
2020 OMNIBUS INCENTIVE PLAN
This Amendment to Claritev Corporation 2020 Omnibus Incentive Plan (this “Amendment”), is effective as of the date the stockholders of Claritev Corporation (the “Company”) approve the Amendment.

RECITALS

WHEREAS, the Company maintains the 2020 Omnibus Incentive Plan (the “Plan”);

WHEREAS, capitalized terms not herein defined shall have the applicable meanings set forth in the Plan;

WHEREAS, Section 12(a) of the Plan permits certain amendments to the Plan, subject to stockholder approval; and

NOW, THEREFORE, the Plan is amended as follows:

1. Section 6(a) of the Plan shall be amended and replaced in its entirety with the follows:

“Share Reserve. Subject to Section 11 of the Plan, 7,771,250 shares of Common Stock (the “Plan Share Reserve”) shall be available for Awards under the Plan. Each Award granted under the Plan will reduce the Plan Share Reserve by the number of shares of Common Stock underlying the Award.”

2.All provisions of the Plan that are not expressly modified hereby shall remain in full force and effect. All references in the Plan to “the Plan” shall mean the Plan as amended by this Amendment.

* * *

2025 Proxy Statement	A-1

This page intentionally left blank

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on April 28, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CTEV2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on April 28, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V85205-P45099 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CLARITEV CORPORATION

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of the four Class III nominees named in the proxy statement to our Board of Directors.	☐	☐	☐

Nominees:

01) Anthony Colaluca, Jr.
02) Michael S. Klein
03) Allen R. Thorpe
04) Dale A. White

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

V85206-P45099

CLARITEV CORPORATION
Annual Meeting of Stockholders
APRIL 29, 2026 9:00 AM EDT
This proxy is solicited by the Board of Directors

The undersigned stockholder of Claritev Corporation (the "Company") hereby appoints Travis Dalton and Kent Bartholomew, or either of them, attorneys and proxies of the undersigned, with full power of substitution to vote, as designated on the reverse side, the number of votes which the undersigned would be entitled to cast if personally present at the Annual Meeting of Stockholders of the Company to be held virtually via a live webcast at www.virtualshareholdermeeting.com/CTEV2026 at 9:00 AM, Eastern Daylight Time, on Wednesday, April 29, 2026, and at any adjournment or adjournments thereof.

This card, when properly executed and delivered, will be voted as directed. IF NOT OTHERWISE SPECIFIED AND UNLESS OTHERWISE PROHIBITED, THE SHARES WILL BE VOTED "FOR" EACH OF THE NOMINEES LISTED HEREIN AND "FOR" PROPOSALS 2, 3 AND 4. The shares will be voted at the discretion of the proxies for any other matters that may properly come before the Annual Meeting or any adjournment thereof. As noted in the accompanying proxy statement, receipt of which is hereby acknowledged, if one or more of the listed nominees should become unable to serve or for good cause will not serve, the proxy holders will vote the proxies for the remaining nominees and for any substitute nominees to be selected by the Nominating and Corporate Governance Committee and approved by the Board of Directors.

Continued and to be signed on reverse side